Exhibit 99.3

INDEX TO FINANCIAL STATEMENTS

Page
CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

Consolidated Financial Statements

Reports of Independent Registered Public Accounting Firm	I-1
Consolidated Balance Sheets—December 31, 2006 and 2005	I-4
Consolidated Statements of Operations—years ended December 31, 2006, 2005 and 2004	I-6
Consolidated Statements of Stockholders’ Deficiency and Comprehensive Income (Loss)—years ended December 31, 2006, 2005 and 2004	I-7
Consolidated Statements of Cash Flows—years ended December 31, 2006, 2005 and 2004	I-8
Notes to Consolidated Financial Statements	I-10

Schedule II—Valuation and Qualifying Accounts	II-76

CSC HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Financial Statements

Reports of Independent Registered Public Accounting Firm	II-1
Consolidated Balance Sheets—December 31, 2006 and 2005	II-4
Consolidated Statements of Operations—years ended December 31, 2006, 2005 and 2004	II-6
Consolidated Statements of Stockholder’s Deficiency and Comprehensive Income (Loss)—years ended December 31, 2006, 2005 and 2004	II-7
Consolidated Statements of Cash Flows—years ended December 31, 2006, 2005 and 2004	II-8
Notes to Consolidated Financial Statements	II-10

Schedule II—Valuation and Qualifying Accounts	II-76

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Cablevision Systems Corporation:

We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control Over Financial Reporting, that Cablevision Systems Corporation and subsidiaries maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Cablevision Systems Corporation’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.  Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that Cablevision Systems Corporation and subsidiaries maintained effective internal control over financial reporting as of December 31, 2006, is fairly stated, in all material respects, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  Also, in our opinion, Cablevision Systems Corporation and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ deficiency and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2006, and our report dated February 27, 2007 expressed an unqualified opinion on those consolidated financial statements.  As discussed in our report dated February 27, 2007, the Company changed its method of quantifying errors in 2006 in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, adopted the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment as of January 1, 2006 and adopted the provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, as of December 31, 2006.

/s/ KPMG LLP
Melville, New York
February 27, 2007

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Cablevision Systems Corporation:

We have audited the accompanying consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ deficiency and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2006. In connection with our audits of the consolidated financial statements, we also have audited the related financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cablevision Systems Corporation and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.  Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Notes 1 and 2 to the accompanying consolidated financial statements, the Company changed its method of quantifying errors in 2006 in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, adopted the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, as of January 1, 2006 and adopted the provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, as of December 31, 2006.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Cablevision Systems Corporation and subsidiaries’ internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 27, 2007 expressed an unqualified opinion on management’s assessment of, and the effective operation of, internal control over financial reporting.

/s/ KPMG LLP
Melville, New York
February 27, 2007, except for Note 23,
which is as of August 10, 2007

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2006 and 2005

(Dollars in thousands)

(See Note 23)

	2006	2005
ASSETS

Current Assets:

Cash and cash equivalents	$524,401	$369,375
Restricted cash	11,390	8,454
Accounts receivable, trade (less allowance for doubtful accounts of $17,257 and $18,689)	516,533	435,427
Notes and other receivables	46,785	73,836
Investment securities	10,715	10,408
Prepaid expenses and other current assets	99,503	92,654
Feature film inventory, net	124,778	108,607
Deferred tax asset	184,032	10,788
Investment securities pledged as collateral	18,981	723,476
Derivative contracts	81,140	268,539
Assets held for sale	49,189	60,060
Total current assets	1,667,447	2,161,624

Property, plant and equipment, net of accumulated depreciation of $6,254,510 and $5,490,468	3,713,030	3,866,228
Investments in affiliates	49,950	39,463
Notes and other receivables	29,659	42,987
Investment securities pledged as collateral	1,080,229	199,430
Derivative contracts	—	109,207
Other assets	80,273	83,801
Deferred tax asset	—	25,662
Feature film inventory, net	375,700	378,502
Deferred carriage fees, net	173,059	188,135
Franchises	731,848	731,848
Affiliation, broadcast and other agreements, net of accumulated amortization of $390,324 and $330,891	397,682	455,708
Other intangible assets, net of accumulated amortization of $77,255 and $67,685	325,291	388,582
Excess costs over fair value of net assets acquired	1,024,168	986,113
Deferred financing and other costs, net of accumulated amortization of $68,705 and $85,450	117,409	105,731
Assets held for sale	79,112	88,091
	$9,844,857	$9,851,112

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (continued)

December 31, 2006 and 2005

(Dollars in thousands, except share and per share amounts)

(See Note 23)

	2006	2005
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:
Accounts payable	$389,400	$370,250
Accrued liabilities:
Interest	224,135	177,109
Employee related costs	387,383	288,064
Other accrued expenses	410,879	486,924
Defined benefit plan and other postretirement plan obligations	1,091	—
Deferred revenue	162,463	162,342
Feature film and other contract obligations	121,890	112,191
Liabilities under derivative contracts	6,568	101,580
Bank debt	93,750	8,560
Collateralized indebtedness	102,268	857,774
Capital lease obligations	7,069	8,586
Notes payable	17,826	8,438
Senior notes and debentures	499,952	—
Liabilities held for sale	6,024	7,662
Total current liabilities	2,430,698	2,589,480

Defined benefit plan and other postretirement plan obligations	82,517	—
Feature film and other contract obligations	312,344	351,673
Deferred revenue	14,337	16,219
Liabilities under derivative contracts	204,887	17,571
Other liabilities	251,437	361,018
Deferred tax liability	73,724	—
Bank debt	4,898,750	1,842,940
Collateralized indebtedness	819,306	312,352
Senior notes and debentures	5,494,004	5,992,760
Senior subordinated notes and debentures	497,011	746,621
Notes payable	1,017	7,467
Capital lease obligations	54,389	51,201
Minority interests	49,670	55,190
Liabilities held for sale	19	—
Total liabilities	15,184,110	12,344,492

Commitments and contingencies

Stockholders’ Deficiency:
Preferred Stock, $.01 par value, 50,000,000 shares authorized, none issued	—	—
CNYG Class A common stock, $.01 par value, 800,000,000 shares authorized, 250,927,804 and 247,430,685 shares issued and 228,643,568 and 225,268,714 shares outstanding	2,509	2,474
CNYG Class B common stock, $.01 par value, 320,000,000 shares authorized, 63,736,814 and 64,160,264 shares issued and outstanding	637	642
RMG Class A common stock, $.01 par value, 600,000,000 shares authorized, none issued	—	—
RMG Class B common stock, $.01 par value, 160,000,000 shares authorized, none issued	—	—
Paid-in capital	57,083	1,307,786
Accumulated deficit	(5,027,473)	(3,440,967)
	(4,967,244)	(2,130,065)
Treasury stock, at cost (22,284,236 and 22,161,971 shares)	(360,059)	(359,753)
Accumulated other comprehensive loss	(11,950)	(3,562)
Total stockholders’ deficiency	(5,339,253)	(2,493,380)
	$9,844,857	$9,851,112

See accompanying notes to consolidated financial statements

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2006, 2005 and 2004

(Dollars in thousands, except per share amounts)

(See Note 23)

	2006	2005	2004

Revenues, net	$5,828,493	$5,082,045	$4,537,044

Operating expenses:
Technical and operating (excluding depreciation, amortization and impairments shown below)	2,651,890	2,249,367	2,142,928
Selling, general and administrative	1,471,366	1,283,938	1,175,769
Other operating income	—	—	(95,758)
Restructuring credits	(3,484)	(537)	(835)
Depreciation and amortization (including impairments)	1,119,829	1,074,711	1,129,515
	5,239,601	4,607,479	4,351,619
Operating income	588,892	474,566	185,425

Other income (expense):
Interest expense	(928,202)	(764,539)	(721,008)
Interest income	36,528	15,874	8,180
Equity in net income (loss) of affiliates	6,698	3,219	(12,997)
Gain on sale of programming and affiliate interests, net	—	64,968	2,232
Gain (loss) on investments, net	290,052	(138,312)	134,598
Write-off of deferred financing costs	(14,083)	—	(18,961)
Gain (loss) on derivative contracts, net	(253,712)	119,180	(165,305)
Loss on extinguishment of debt	(13,125)	—	(78,571)
Minority interests	1,614	5,221	(38,546)
Miscellaneous, net	2,845	650	71
	(871,385)	(693,739)	(890,307)
Loss from continuing operations before income taxes	(282,493)	(219,173)	(704,882)
Income tax benefit	140,462	82,219	208,605
Loss from continuing operations	(142,031)	(136,954)	(496,277)
Income (loss) from discontinued operations, net of taxes (including net gain primarily from the Regional Programming Partners restructuring of $269,428 in 2005)	16,428	226,274	(175,232)
Income (loss) before extraordinary item	(125,603)	89,320	(671,509)
Extraordinary loss on investment, net of taxes	—	—	(7,436)
Income (loss) before cumulative effect of a change in accounting principle	(125,603)	89,320	(678,945)
Cumulative effect of a change in accounting principle, net of taxes	(862)	—	—
Net income (loss)	$(126,465)	$89,320	$(678,945)

INCOME (LOSS) PER SHARE:

Basic and diluted net income (loss) per share:

Loss from continuing operations	$(0.50)	$(0.49)	$(1.73)

Income (loss) from discontinued operations	$0.06	$0.80	$(0.61)

Extraordinary loss	$—	$—	$(0.03)

Cumulative effect of a change in accounting principle	$—	$—	$—

Net income (loss)	$(0.45)	$0.32	$(2.36)

Basic and diluted weighted average common shares (in thousands)	283,627	281,936	287,085

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY AND COMPREHENSIVE INCOME (LOSS)

Years ended December 31, 2006, 2005 and 2004

(Dollars in thousands)

(See Note 23)

	CNYG	CNYG	RMG	RMG				Accumulated
	Class A	Class B	Class A	Class B				Other
	Common	Common	Common	Common	Paid-in	Accumulated	Treasury	Comprehensive
	Stock	Stock	Stock	Stock	Capital	Deficit	Stock	Income (Loss)	Total

Balance at December 31, 2003	$2,414	$672	$—	$—	$1,206,068	$(2,851,342)	$(359,750)	$(952)	$(2,002,890)

Net loss	—	—	—	—	—	(678,945)	—	—	(678,945)
Minimum pension liability adjustment, net of taxes	—	—	—	—	—	—	—	(2,792)	(2,792)
Foreign currency translation, net of taxes	—	—	—	—	—	—	—	(191)	(191)
Comprehensive loss									(681,928)
Employee and non-employee director stock transactions	10	—	—	—	37,607	—	—	—	37,617
Conversion of CNYG Class B common stock to CNYG Class A common stock	14	(14)	—	—	—	—	—	—	—
Tax expense related to stock options	—	—	—	—	(63)	—	—	—	(63)

Balance at December 31, 2004	2,438	658	—	—	1,243,612	(3,530,287)	(359,750)	(3,935)	(2,647,264)

Net income	—	—	—	—	—	89,320	—	—	89,320
Minimum pension liability adjustment, net of taxes	—	—	—	—	—	—	—	182	182
Foreign currency translation, net of taxes	—	—	—	—	—	—	—	191	191
Comprehensive income									89,693
Employee and non-employee director stock transactions	20	—	—	—	46,184	—	—	—	46,204
Conversion of CNYG Class B common stock to CNYG Class A common stock	16	(16)	—	—	—	—	—	—	—
Treasury stock acquired from forfeiture of restricted shares	—	—	—	—	—	—	(3)	—	(3)
Contribution from CNYG Class B shareholder	—	—	—	—	6,337	—	—	—	6,337
Gain on issuance of members’ interest by subsidiary, net	—	—	—	—	10,397	—	—	—	10,397
Tax benefit related to stock options	—	—	—	—	1,256	—	—	—	1,256

Balance at December 31, 2005	2,474	642	—	—	1,307,786	(3,440,967)	(359,753)	(3,562)	(2,493,380)

Cumulative effect of adjustments resulting from the adoption of SAB No. 108, net of tax (Note 2)	—	—	—	—	—	121,668	—	—	121,668
Adjusted balance at January 1, 2006	2,474	642	—	—	1,307,786	(3,319,299)	(359,753)	(3,562)	(2,371,712)

Net loss	—	—	—	—	—	(126,465)	—	—	(126,465)
Minimum pension liability adjustment, net of taxes	—	—	—	—	—	—	—	(1,484)	(1,484)
Comprehensive loss									(127,949)
Adjustment related to initial application of FASB Statement No. 158, net of tax (Note 15)	—	—	—	—	—	—	—	(6,904)	(6,904)
Employee and non-employee director stock transactions	30	—	—	—	75,524	—	—	—	75,554
Treasury stock acquired from forfeiture of restricted shares	—	—	—	—	—	—	(306)	—	(306)
Conversion of CNYG Class B common stock to CNYG Class A common stock	5	(5)	—	—	—	—	—	—	—
Special cash dividend paid to CNYG Class A and CNYG Class B shareholders	—	—	—	—	(1,326,227)	(1,581,709)	—	—	(2,907,936)

Balance at December 31, 2006	$2,509	$637	$—	$—	$57,083	$(5,027,473)	$(360,059)	$(11,950)	$(5,339,253)

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2006, 2005 and 2004

(Dollars in thousands)

(See Note 23)

	2006	2005	2004
Cash flows from operating activities:

Loss from continuing operations	$(142,031)	$(136,954)	$(496,277)

Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization (including impairments)	1,119,829	1,074,711	1,129,515
Non-cash other operating income	—	—	(41,788)
Equity in net (income) loss of affiliates	(6,698)	(3,219)	12,997
Minority interests	(1,614)	(5,221)	38,546
Gain on sale of programming and affiliate interests, net	—	(64,968)	(2,232)
Loss (gain) on investments, net	(284,542)	138,312	(134,598)
Write-off of deferred financing costs	14,083	—	18,961
Unrealized loss (gain) on derivative contracts, net	218,740	(156,082)	149,911
Loss on extinguishment of debt	13,125	—	3,987
Equity classified stock based compensation expense	63,675	28,870	30,200
Deferred income tax	(150,008)	(91,712)	(215,367)
Amortization and write-off of feature film inventory	123,827	113,926	192,682
Amortization of deferred financing costs, discounts on indebtedness and other deferred costs	77,846	83,591	112,167
Provision for doubtful accounts	41,386	34,507	32,208
Change in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	(107,635)	(76,984)	(66,865)
Notes and other receivables	48,280	11,496	(20,552)
Note receivable from affiliate	—	—	12,877
Inventory, prepaid expenses and other assets	195	(10,680)	6,797
Advances/payables to affiliates	(1,263)	1,223	(2,906)
Feature film inventory	(137,196)	(142,703)	(258,371)
Other deferred costs	(13,349)	(99,203)	(15,204)
Accounts payable	40,661	29,533	11,979
Accrued liabilities	60,671	87,538	18,190
Feature film and other contract obligations	(29,630)	(731)	132,832
Deferred revenue	(4,141)	25,499	1,669
Deferred carriage payable	(17,336)	45,371	4,782
Minority interests	—	243	(947)

Net cash provided by operating activities	926,875	886,363	655,193

Cash flows from investing activities:
Capital expenditures	(885,833)	(768,652)	(697,273)
Payments for acquisitions, net of cash acquired	—	(4,231)	(84,738)
Proceeds from sale of equipment, net of costs of disposal	17,704	5,407	(194)
Decrease (increase) in investments in affiliates, net	(1,000)	(420)	32,664
Proceeds from sale of investment	—	—	2,029
Decrease (increase) in investment securities and other investments	907	(9,520)	61
Decrease (increase) in restricted cash	(2,936)	27,342	(35,797)
Additions to other intangible assets	(1,551)	(12,886)	(8,826)

Net cash used in investing activities	$(872,709)	$(762,960)	$(792,074)

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

Years ended December 31, 2006, 2005 and 2004

(Dollars in thousands)

(See Note 23)

	2006	2005	2004
Cash flows from financing activities:
Proceeds from bank debt	$5,463,000	$554,614	$3,342,095
Repayment of bank debt	(2,322,000)	(1,192,614)	(3,209,247)
Redemption of senior subordinated notes and debentures	(263,125)	—	(350,000)
Issuance of senior notes	—	—	2,793,922
Proceeds from collateralized indebtedness	595,035	210,973	125,100
Repayment of collateralized indebtedness	(548,867)	(222,623)	(121,239)
Dividend distribution to common stockholders	(2,840,780)	—	—
Proceeds from derivative contracts	6,496	6,462	—
Settlement of derivative contracts	(50,864)	—	—
Redemption of preferred stock	—	—	(1,694,622)
Issuance of common stock	15,334	13,942	7,270
Principal payments on capital lease obligations and other debt	(8,739)	(11,956)	(16,245)
Deemed net capital contribution from shareholder	—	6,337	—
Additions to deferred financing and other costs	(47,540)	(70)	(70,086)
Distributions to minority partners	(14,709)	(9,659)	(1,748)

Net cash provided by (used in) financing activities	(16,759)	(644,594)	805,200

Effect of exchange rate changes on cash and cash equivalents	—	191	(191)
Net increase (decrease) in cash and cash equivalents from continuing operations	37,407	(521,000)	668,128
Cash flows of discontinued operations:
Net cash provided by (used in) operating activities	109,956	(27,854)	(43,217)
Net cash provided by (used in) investing activities	4,003	79,534	(85,057)
Net change in cash classified in assets held for sale	3,660	85,350	4,408
Net effect of discontinued operations on cash and cash equivalents	117,619	137,030	(123,866)

Cash and cash equivalents at beginning of year	369,375	753,345	209,083

Cash and cash equivalents at end of year	$524,401	$369,375	$753,345

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(See Note 23)

NOTE 1.                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company and Related Matters

Cablevision Systems Corporation and its majority-owned subsidiaries (“Cablevision” or the “Company”) own and operate cable television systems and through its subsidiary, Rainbow Media Holdings LLC, have ownership interests in companies that produce and distribute national and regional entertainment and sports programming services, including Madison Square Garden, L.P.  The Company also owns companies that provide advertising sales services for the cable television industry, provide telephone service, operate motion picture theaters, and through April 30, 2005, provided direct broadcast satellite service.  The Company classifies its business interests into three segments:  Telecommunications Services, consisting principally of its video, high-speed data, Voice over Internet Protocol and its commercial data and voice services operations; Rainbow, consisting principally of interests in national and regional cable television programming networks, including AMC, IFC, WE tv (formerly WE: Women’s Entertainment), fuse and the VOOM HD Networks; and Madison Square Garden, which owns and operates professional sports teams, regional cable television networks and an entertainment business.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries and certain variable interest entities.  All significant intercompany transactions and balances are eliminated in consolidation.

Revenue Recognition

The Company recognizes video, high-speed data, Voice over Internet Protocol, and telephony revenues as the services are provided to subscribers.  Installation revenue for our video, consumer high-speed data and Voice over Internet Protocol services is recognized as installations are completed, as direct selling costs have exceeded this revenue in all periods reported.  The Company classifies amounts billed to its customers for franchise and regulatory fees as a component of revenue.

The Company’s programming businesses recognize affiliate fees from cable system, direct broadcast satellite operators and telecommunications companies as the programming is provided.  Advertising revenues are recognized when commercials are aired.  In some advertising sales arrangements, the Company’s programming businesses guarantee specified viewer ratings for their programming.  For these types of transactions, a portion of such revenue is deferred if the guaranteed viewer ratings are not met and is subsequently recognized either when the Company provides the required additional advertising time, the guarantee obligation contractually expires or performance becomes remote.

Revenues derived from other sources are recognized when services are provided or events occur.

Multiple-Element Transactions

If there is objective and reliable evidence of fair value for all elements of accounting in a multiple-element arrangement, the arrangement consideration is allocated to the separate elements of accounting based on relative fair values.  There may be cases in which there is objective and reliable evidence of the fair value of undelivered items in an arrangement but no such evidence for the delivered items.  In those cases, the Company utilizes the residual method to allocate the arrangement consideration.  Under the residual method, the amount of consideration allocated to the delivered items equals the total arrangement consideration less the aggregate fair value of the undelivered items.  In determining fair value, the Company refers to historical transactions or comparable cash transactions.

The Company may enter into affiliation agreements which are documented in one or more contracts; however negotiated contemporaneously.  Amounts paid/received by the Company may differ from the amounts that would have been paid/received if such arrangements were negotiated separately.  Judgments made in determining fair value impact the amount and period in which revenues are recognized over the term of the individual affiliation agreements.

Technical and Operating Expenses

Costs of revenue related to sales of services are classified as “technical and operating” expenses in the accompanying statements of operations.

Programming Costs

The Company’s cable television business included in the Telecommunications Services segment has received, or may receive, incentives from programming distributors for carriage of the distributors’ programming.  The Company recognizes these incentives as a reduction of programming costs in technical and operating expense, generally over the term of the programming agreement.

Programming Rights

Rights acquired to broadcast various professional sports teams’ events and programming for exhibition on the Company’s networks, are expensed over the contract or license period.  Estimated future revenues are reviewed regularly and write-downs to net realizable value are made as required.  Estimates of total gross revenues can change due to a variety of factors, including the level of advertising rates and subscriber fees.  Accordingly, revenue estimates are reviewed periodically and amortization is adjusted as necessary.

Rights to feature film inventory acquired under license agreements along with the related obligations are recorded at the contract value when a license agreement is executed or the license period has begun, unless there is uncertainty with respect to either costs, acceptability or availability, then when the uncertainty is resolved.  Costs are amortized to technical and operating expense on a straight-line basis over the respective license periods.  The Company periodically reviews the programming usefulness of feature film inventory based on a series of factors, including ratings, type and quality of program material, standards and practices, and fitness of exhibition based on the programming of the individual programming service.  If it is determined that substantially all of the films in a film license agreement have no future programming usefulness and will no longer be exploited, a write-off for the portion of the unamortized cost of the film license agreement that was attributed to those films is recognized.

See Note 5 for a discussion of the Company’s review of the programming usefulness of our feature film inventory and impairment charges.

Advertising Expenses

Advertising costs are charged to expense when incurred.  Advertising costs amounted to $221,158, $202,618 and $193,556 for the years ended December 31, 2006, 2005 and 2004, respectively.

Restricted Cash

Restricted cash at December 31, 2006 and 2005 of $11,390 and $8,454, respectively, includes cash required to be set aside under operating agreements between Madison Square Garden and the Hartford Civic Center, Rentschler Field, and the National Hockey League, and for collateralized letters of credit entered into by Madison Square Garden.

Accounts Receivable

The Company periodically assesses the adequacy of valuation allowances for uncollectible accounts receivable by evaluating the collectibility of outstanding receivables and general factors such as length of time individual receivables are past due, historical collection experience, and the economic and competitive environment.

Investments

Investment securities and investment securities pledged as collateral are classified as trading securities and are stated at fair value with realized and unrealized holding gains and losses included in net income (loss).

The Company’s interests in less than majority-owned entities in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee are accounted for under the equity method.  Equity method investments are recorded at original cost and adjusted to recognize the Company’s proportionate share of the investees’ net income or losses, additional contributions made and distributions received and amortization of basis differences.  The Company recognizes a loss if it is determined that an other than temporary decline in the value of the investment exists.

Long-Lived and Indefinite-Lived Assets

Property, plant and equipment, including construction materials, are carried at cost, and include all direct costs and certain indirect costs associated with the construction of cable television transmission and distribution systems, and the costs of new product and subscriber installations.  Equipment under capital leases is recorded at the present value of the total minimum lease payments.  Depreciation on equipment is calculated on the straight-line basis over the estimated useful lives of the assets or, with respect to equipment under capital leases and leasehold improvements, amortized over the shorter of the lease term or the assets’ useful lives and reported in depreciation and amortization (including impairments) in the consolidated statements of operations.

Intangible assets established in connection with acquisitions consist of affiliation agreements and affiliation relationships, broadcast rights and other agreements (primarily cable television system programming agreements), season ticket holder relationships, suite holder contracts and relationships, advertising relationships, other intangibles and excess costs over fair value of net assets acquired.  These intangible assets are amortized on a straight-line basis over their respective estimated useful lives.  Excess costs over fair value of net assets acquired (“goodwill”) and the value of franchises, trademarks and certain other intangibles acquired in purchase business combinations which have indefinite useful lives are not amortized.

The Company reviews its long-lived assets (property, plant and equipment, and intangible assets subject to amortization that arose from business combinations accounted for under the purchase method) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable.  If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

The Company evaluates the recoverability of its goodwill and indefinite-lived intangible assets annually or more frequently whenever events or circumstances indicate that the asset may be impaired.  Goodwill impairment is determined using a two-step process.  The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any.  The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill.  If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.  The implied fair value of goodwill is determined in the same manner as the amount of goodwill which would be recognized in a business combination.

The impairment test for other intangible assets not subject to amortization consists of a comparison of the fair value of the intangible asset with its carrying value.  If the carrying value of the intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Feature Film Obligations

Amounts payable subsequent to December 31, 2006 related to the license of feature film inventory are as follows:

Years Ending December 31,
2007	$121,890
2008	84,152
2009	67,288
2010	48,988
2011	29,685
Thereafter	82,231

Deferred Carriage Fees

Deferred carriage fees represent amounts principally paid or payable to cable system and/or satellite operators to guarantee carriage of certain programming services and are amortized as a reduction to revenue over the period of the related guarantee (1 to 15 years).

Deferred Financing Costs

Costs incurred to obtain debt are deferred and amortized to interest expense using the straight-line method over the life of the related debt.

Income Taxes

Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes, which requires the asset and liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets, subject to an ongoing assessment of realizability.  The Company provides deferred taxes for the outside basis difference of its investment in partnerships.

Common Stock

Each holder of Cablevision NY Group Class A common stock has one vote per share while holders of Cablevision NY Group Class B common stock have ten votes per share.  Cablevision NY Group Class B stockholders have the right to elect 75% of the members of the Company’s Board of Directors while the Cablevision NY Group Class A stockholders are entitled to elect the remaining 25% of the Company’s board.  In addition, Class B stockholders entered into an agreement which has the effect of causing the voting power of these Class B stockholders to be cast as a block.  The Company has never paid dividends on its common stock, except for a special cash dividend of $10.00 per share paid on April 24, 2006 to all Class A and Class B holders of record at the close of business on April 18, 2006.

Cablevision and CSC Holdings, a wholly-owned subsidiary of Cablevision, may pay dividends on their capital stock only from surplus as determined under Delaware law.  If dividends are paid on the Cablevision NY Group common stock, holders of the Cablevision NY Group Class A common stock and Cablevision NY Group Class B common stock are entitled to receive dividends, and other distributions in cash, stock or property, equally on a per share basis, except that stock dividends with respect to Cablevision NY Group Class A common stock may be paid only with shares of Cablevision NY Group Class A common stock and stock dividends with respect to Cablevision NY Group Class B common stock may be paid only with shares of Cablevision NY Group Class B common stock.  Cablevision’s and CSC Holdings’ senior notes and debentures and Rainbow National Services LLC’s senior and senior subordinated notes restrict the amount of dividends and distributions in respect of any equity interests that can be made.

	Shares Outstanding
	CNYG Class A Common Stock	CNYG Class B Common Stock

Balance at December 31, 2004	221,986,022	65,817,742
Conversion of CNYG Class B common stock to CNYG Class A common stock	1,657,478	(1,657,478)
Employee and non-employee director stock transactions	1,625,214	—

Balance at December 31, 2005	225,268,714	64,160,264
Conversion of CNYG Class B common stock to CNYG Class A common stock	423,450	(423,450)
Employee and non-employee director stock transactions	2,951,404	—
Balance at December 31, 2006	228,643,568	63,736,814

Special Dividend Payment

On April 7, 2006, the Board of Directors of the Company declared a special cash dividend of $10.00 per share on each outstanding share of its Cablevision NY Group Class A common stock and Cablevision NY Group Class B common stock.  The dividend was paid on April 24, 2006 to holders of record at the close of business on April 18, 2006.  The dividend was paid from the proceeds of a distribution of approximately $3,000,000 held in cash and cash equivalents from CSC Holdings to Cablevision.  The

CSC Holdings distribution was funded from the proceeds of its term B loan facility which closed on March 29, 2006 (see Note 9).  The dividend payment on all outstanding shares of Cablevision common stock and certain common stock equivalents amounted to $2,834,649.  In addition, up to $126,838 representing $10.00 for each outstanding restricted share and each stock appreciation right and stock option vested as of December 31, 2004, would be payable when, and if, the restrictions lapse on each restricted share and when, and if, such stock appreciation rights and stock options are exercised.  The Company recorded a decrease in additional paid in capital of $1,326,227 and an increase in accumulated deficit of $1,581,709 in connection with the payment of the special dividend on April 24, 2006.

Income (Loss) Per Common Share

Basic and diluted net loss per common share are computed by dividing net loss by the weighted average number of common shares outstanding during the period.  Potential dilutive common shares are not included in the diluted computation as their effect would be antidilutive.

Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding during the period.  Diluted net income per share is computed by dividing net income by the weighted average number of common shares and common stock equivalents outstanding during the period.

Because the Company generated a loss from continuing operations for the years ended December 31, 2006, 2005 and 2004, the outstanding common stock equivalents during each respective period had no dilutive effect.

In the second quarter of 2004, the Company implemented Emerging Issues Task Force (“EITF”) Issue No. 03-6, Participating Securities and the Two-Class Method under FASB Statement No. 128.  EITF 03-6 requires convertible participating securities to be included in the computation of earnings per share using the “two-class” method.  The Company’s Series A Exchangeable Participating Preferred Stock was considered a convertible participating security.  When applicable, basic and diluted earnings per share would be restated to reflect the impact of utilizing the two-class method required by EITF 03-6.  The implementation of EITF 03-6 had no impact on earnings per share for the year ended December 31, 2004, and subsequent to August 2004, the Company has not had any convertible participating securities outstanding.

Comprehensive Income (Loss)

Comprehensive income (loss), which is reported on the accompanying consolidated statements of shareholders’ deficiency consists of net income (loss) and other gains and losses affecting shareholders’ deficiency or attributed net assets that, under U.S. generally accepted accounting principles (“GAAP”), are excluded from net income (loss).  These components of accumulated other comprehensive income (loss) consist primarily of minimum pension liability adjustments, net of taxes and in 2005 and 2004 foreign currency translation gains (losses), net of taxes.

In 2006, 2005 and 2004, the accumulated benefit obligation of the Company’s defined benefit plans exceeded the fair value of plan assets. As a result, the Company recorded a non-cash charge (benefit) to accumulated comprehensive loss, net of taxes, of $1,484, $(182) and $2,792, respectively, as required by SFAS No. 87 Employers’ Accounting for Pensions (“Statement No. 87”).  Additionally, as of December 31, 2006, the Company adopted the recognition and disclosure provisions of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (“Statement No. 158”) as described in Note 15.  As a result of adopting Statement No. 158 in 2006, the Company recognized an additional $6,904, net of taxes, which was also charged to accumulated other comprehensive loss, net of taxes.

Share-Based Compensation

On January 1, 2006, the Company adopted SFAS No. 123R, Share-Based Payment (“Statement No. 123R”), that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments.  Statement No. 123R eliminates the ability to account for share-based compensation transactions, as the Company formerly did, using the intrinsic value method as prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires that such transactions be accounted for using a fair-value-based method and recognize such fair value of share-based payments as expenses in the consolidated statement of operations.

The Company adopted Statement No. 123R using the modified prospective method as of January 1, 2006. The Company’s consolidated financial statements as of and for the year ended December 31, 2006 reflect the impact of adopting Statement No. 123R.  In accordance with the modified prospective method, the consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of Statement No. 123R (See note 16).

Share-based compensation expense recognized during the period is based on the fair value of the portion of share-based payment awards that is ultimately expected to vest.  Share-based compensation expense recognized in the consolidated statement of operations during the year ended December 31, 2006 included compensation expense for share-based payment awards granted prior to, but not yet vested, as of December 31, 2005 based on the grant date fair value estimated in accordance with the pro forma provisions of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“Statement No. 123”).  As share-based compensation expense recognized in the statements of operations for the year ended December 31, 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures.  Statement No. 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In the pro forma information required under Statement No. 123 for the periods prior to January 1, 2006, the Company accounted for forfeitures as they occurred.

Reclassifications

As a result of the sale of the Company’s 60% interest in Fox Sports Net Bay Area in June 2007 (see Note 23), the net operating results of Fox Sports Net Bay Area, have been classified as discontinued operations in the consolidated statements of operations and cash flows for all periods presented.  The net assets and liabilities of Fox Sports Net Bay Area as of December 31, 2006 and 2005 have been classified as assets and liabilities held for sale in the consolidated balance sheets.  In addition, the operating results of Fox Sports Net Chicago have been classified as discontinued operations in the consolidated statements of operations and cash flows for all periods presented.

Certain reclassifications have been made to the 2005 financial statements to conform to the 2006 presentation.

Cash Flows

For purposes of the consolidated statements of cash flows, the Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

During 2006, 2005 and 2004, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Years Ended December 31,
	2006	2005	2004
Non-Cash Investing and Financing Activities:
Continuing Operations
Acquisition of the 40% minority interest in certain Regional Programming Partners entities in exchange for the Company’s interests in Fox Sports Net Ohio, Fox Sports Net Florida, National Sports Partners and National Advertising Partners	$—	$604,080	$—
Notes payable, including interest, contributed by News Corporation to Regional Programming Partners for no consideration	—	152,907	—
Capital lease obligations	11,751	180	2,952
Asset retirement obligations	136	10,870	—
Dividends payable on equity classified share-based awards	67,156	—	—
Leasehold improvements paid by landlord	1,960	—	—
Investment in affiliate	1,294	—	—
Redemption of collateralized indebtedness with restricted cash and related prepaid forward contracts	—	116,544	—
Redemption of collateralized indebtedness with related prepaid forward contracts and stock	290,943	247,647	—
Redemption of collateralized indebtedness with related prepaid forward contracts	31,385	43,604	—
Redemption of collateralized indebtedness associated with AT&T Wireless shares with restricted cash, net of related forward contract	—	—	105,000
Receipt of restricted cash for AT&T Wireless shares	—	—	213,647
Rights payments offset with repayment of a note receivable	—	40,000	—

Discontinued Operations
Make whole payment obligation, including interest, to Loral	50,898	—	—

Supplemental Data:
Cash interest paid - continuing operations	$831,026	$698,215	$636,277
Cash interest paid - discontinued operations	8	59	314
Income taxes paid (refunded), net - continuing operations	11,184	(4,005)	6,952
Income taxes paid (refunded), net - discontinued operations	—	18	(539)

Derivative Financial Instruments

The Company accounts for derivative financial instruments in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (“Statement No. 133”).  Statement No. 133 requires that an entity recognize all derivatives, as defined, as either assets or liabilities measured at fair value.  The Company uses derivative instruments to manage its exposure to market risks from changes in certain equity prices and interest rates and does not hold or issue derivative instruments for speculative or trading purposes.  These derivative instruments are not designated as hedges, and changes in the fair values of these derivatives are recognized in earnings as gains (losses) on derivative contracts.

Concentrations of Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade receivables.  Cash is invested in money market funds, bank time deposits or in obligations of the U.S. Treasury.  The Company’s cash investments are placed with money market funds or financial institutions that have received the highest rating awarded by Standard & Poor’s and Moody’s Investors Services.  The Company did not have a single customer that represented 10% or more of its consolidated net revenues for the years ended December 31, 2006, 2005 and 2004, respectively, or 10% or more of its consolidated net trade receivables at December 31, 2006 and 2005, respectively.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recently Adopted Accounting Standards

Defined Benefit Pension and Other Postretirement Plans

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement No. 158 which requires companies to recognize in their statement of financial position an asset for a postretirement benefit plan’s overfunded status or a liability for a plan’s underfunded status and to measure a plan’s assets and its obligations that determine its funded status as of the end of the company’s fiscal year.  Additionally, Statement No. 158 requires companies to recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur and to report those changes in comprehensive income (loss).  The provisions of Statement No. 158 have two separate effective dates.  The provision of Statement No. 158 that requires a company (with a calendar year-end) to recognize the funded status of its pension plan, and the disclosure requirements, was effective as of December 31, 2006, and the provision of Statement No. 158 that requires a company (with a calendar year-end) to measure plan assets and benefit obligations as of the date of its fiscal year-end balance sheet is effective as of December 31, 2008.  See Note 15 for a discussion of the impact of the Company’s adoption of Statement No. 158.

Accounting Changes and Error Corrections

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3 (“Statement No. 154”).  Statement

No. 154 applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle.  It requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable.  APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.  Statement No. 154 requires that a change in method of calculating depreciation, amortization, or depletion for long-lived nonfinancial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle.  APB Opinion No. 20 previously required that such a change be reported as a change in accounting principle.  Statement No. 154 was effective for accounting changes and corrections of errors made by the Company beginning January 1, 2006.

Limited Partnerships

In June 2005, the EITF reached a consensus on Issue No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (“EITF No. 04-5”).  EITF No. 04-5 provides guidance in assessing when a general partner should consolidate its investment in a limited partnership or similar entity.  The provisions of EITF No. 04-5 were required to be applied beginning June 30, 2005 by general partners of all newly formed limited partnerships and for existing limited partnerships for which the partnership agreements are modified subsequent to June 30, 2005 and the provisions of EITF No. 04-5 were effective for general partners in all other limited partnerships beginning January 1, 2006.  EITF No. 04-5 did not have any impact on the Company’s financial position or results of operations upon adoption.

NOTE 2.                STAFF ACCOUNTING BULLETIN NO. 108

On September 13, 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB No. 108”), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.  SAB No. 108 is effective for the Company’s year ended December 31, 2006.  The primary concepts set forth in SAB No. 108 are as follows:

•                  Registrants should quantify errors using both the “rollover” approach and “iron curtain” approach (collectively referred to as the “dual approach”) and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material.  The rollover approach focuses primarily on the impact of a misstatement on the income statement, including the reversing effect of prior year misstatements.  Because the focus is on the income statement, the rollover approach can lead to the accumulation of misstatements in the balance sheet that may become material.  The iron curtain approach focuses primarily on the effect of correcting for the accumulated misstatement as of the balance sheet date, essentially correcting the balance sheet with less emphasis on the reversing effects of prior year errors on the income statement.

•                  If correcting an error in the current year materially affects the current year but the item was not material in any prior year, “the prior year financial statements should be corrected, even though such revision previously was and continues to be immaterial to the prior year financial statements.”  However, in this circumstance, correcting prior year financial statements for immaterial errors does not require amending previously filed financial statements - the correction can be made the next time the prior year financial statements are filed.

•                  For purposes of evaluating materiality under the “iron curtain” approach, all uncorrected errors on the balance sheet are presumed to be reversed into the statement of operations in the current period even though some or all of the uncorrected difference may relate to periods prior to the latest statement of operations presented and, therefore, would only impact opening accumulated earnings (deficit).  If the amount of the uncorrected difference(s) is determined to be material to the current period statement of operations, then such amount would be deemed material and would have to be corrected for in the manner set forth above.

SAB No. 108 provides for the following transition guidance in the initial period of adoption:

•                  Restatement of prior years is not required if the registrant properly applied its previous approach, either “rollover” or “iron curtain” approach, so long as all relevant qualitative factors were considered.

•                  The SEC Staff will not object if a registrant records a one-time cumulative effect adjustment to correct errors existing in prior years that previously had been considered immaterial - quantitatively and qualitatively - based on the appropriate use of the registrant’s previous approach.

•                  If prior years are not restated, the cumulative effect adjustment is recorded in opening accumulated earnings (deficit) as of the beginning of the fiscal year of adoption (e.g. January 1, 2006 for a calendar year company).

Historically, the Company has evaluated uncorrected differences utilizing the “rollover” approach.  The Company believes its prior period assessments of uncorrected differences utilizing the “rollover” approach and the conclusions reached regarding its quantitative and qualitative assessments of materiality of such uncorrected differences, individually and in the aggregate, were appropriate.  In accordance with the guidance set forth in SAB No. 108, the Company has corrected certain identified historical uncorrected balance sheet differences, which arose prior to January 1, 2006, as a cumulative effect adjustment to opening accumulated deficit as of January 1, 2006 in accordance with the “dual approach” set forth in SAB No. 108 as discussed above.  The requirement to adopt the guidance set forth in SAB No. 108, including the estimated impact, was initially disclosed in the Company’s Form 10-Q for the quarter ended June 30, 2006.

The following table summarizes the impact of applying the guidance set forth in SAB No. 108 on the Company’s 2006 opening accumulated deficit balance:

	Additional Income (Expense)
	Period in which the Uncorrected Differences Originated
	Cumulative Uncorrected Differences as of December 31,	Years Ended December 31,		Adjustment Recorded as of January 1, 2006 to Accumulated
	2003	2004	2005	Deficit
Excess accrual balances and other items, net of taxes (a)	$103,865	$531	$(1,952)	$102,444
Tax adjustment relating to disability insurance (b)	1,858	(1,497)	9,734	10,095
Rent expense, net of taxes (c)	(6,756)	(914)	(766)	(8,436)
Revenue related to promotional rates, net of taxes (d)	311	5,325	4,845	10,481
Video on demand revenue, net of related expenses and taxes (e)	791	45	54	890
Programmer audit accruals, net of taxes (f)	216	1,348	373	1,937
Disability and life insurance accruals, net of taxes (g)	1,564	389	254	2,207
Goodwill amortization, net of taxes (h)	2,076	—	(26)	2,050
Impact on accumulated deficit	$103,925	$5,227	$12,516	$121,668

(a)                      In periods prior to 2000, the Company had determined that certain accounts payable and accrued liability account balances (including accruals for programming costs, non-income based taxes, worker’s compensation, franchise fees, health and dental, and pensions, among others) which had accumulated over a number of years to an aggregate $108,646, net of taxes, as of December 31, 2003, were not supportable as liabilities that the Company would be required to satisfy.  These amounts were substantially “frozen” as of December 31, 1999.  Historically, the Company had concluded that such prior year uncorrected differences were quantitatively and qualitatively immaterial to the Company’s prior year financial statements using the rollover method.  This adjustment also includes $2,190, net of taxes, as of December 31, 2003, representing an excess reserve for unreturned analog converters that was not adjusted in prior periods to reflect actual losses and $(3,677), net of taxes, as of December 31, 2003, relating to unreconciled cash receipts.  Additionally, this adjustment includes goodwill aggregating $3,292, net of taxes, as of December 31, 2003, and $1,994, net of taxes, for the year ended December 31, 2005, relating primarily to businesses that were sold where such goodwill was not included in their cost basis at the time of their sale for purposes of computing the associated gain on sale.

(b)                     In calculating the Company’s tax provision for periods through December 31, 2005, the Company incorrectly treated tax-exempt disability insurance proceeds as taxable and non-deductible disability insurance premiums as tax deductible with regard to disability insurance arrangements associated with players of certain of the Company’s professional sports teams.

(c)                      The Company historically recorded rent expense related to certain of its operating leases based on the contractual terms of the respective lease agreements instead of on a straight-line basis over the lease term as required by U.S. generally accepted accounting principles.  This adjustment represents the impact of correcting the recognition of rent expense to the straight-line basis.

(d)                     The Company determined that it did not recognize in the appropriate period a portion of revenue earned related to certain cable television customers with promotional rates. This revenue was recognized when the promotional rates expired, generally occurring one year after the promotion commenced.  This adjustment represents the revenue that should have been recognized in the respective periods when the services were provided, net of related tax effects.

(e)                      Prior to 2006, the Company recorded certain revenue from video on demand services as the services were billed to the customer instead of when the services were provided.  Such revenue was historically recorded in the subsequent month’s billing cycle.  This adjustment reflects the recognition of revenue, net of related expenses and taxes, which should have been recorded in the respective periods when the services were provided.

(f)                        The Company’s contracts with programming content providers typically allow for periodic audits of the programming payments made by the Company to these providers.  The Company records an accrual for a loss contingency related to the associated potential underpayment of programming fees if such amounts are deemed probable and estimable.  Based on the Company’s review of this accrual balance, it determined that the accrual was overstated in previous years based upon the occurrence of historical events.  This adjustment reflects the reduction of the accrual balance, net of taxes, in the appropriate periods.

(g)                     The Company determined that its accrual for disability and life insurance premiums for one of the Company’s segments was based on an estimate that was not adjusted on a quarterly basis to reflect actual premiums paid.  This adjustment reflects the reduction of the accrual, net of taxes, for the respective periods.

(h)                     In 2002, the Company inappropriately amortized goodwill of $2,076, net of taxes.  This adjustment reflects the reversal of the amortization recognized in 2002.  U.S. generally accepted accounting principles required the Company to cease amortization of goodwill effective January 1, 2002.

The following table summarizes the impact of applying the guidance in SAB No. 108 related to the adjustments described above on the Company’s 2006 opening accumulated deficit by segment:

	Additional Income (Expense)
	Cumulative Uncorrected Differences as of January 1, 2006
	Telecommunications	Rainbow	Madison Square Garden	Other	Total
Excess accrual balances and other items	$70,045	$22,837	$4,792	$29,737	$127,411
Rent expense	(10,040)	(1,380)	—	(2,920)	(14,340)
Revenue related to promotional rates	17,768	—	—	—	17,768
Video on demand revenue, net of related expenses	1,509	—	—	—	1,509
Programmer audit accruals	3,284	—	—	—	3,284
Disability and life insurance accruals	—	3,819	—	—	3,819
Goodwill amortization	—	—	3,474	—	3,474
	$82,566	$25,276	$8,266	$26,817	142,925

Income tax expense *					(31,352)
Tax adjustment relating to disability insurance					10,095
Impact on accumulated deficit					$121,668

*                             The income tax expense impact presented above is less than the amount that would be derived by applying the statutory rate to the aggregate pre-tax adjustment due to an income tax benefit of $28,553 resulting from a decrease in the required amount of the valuation allowance at the beginning of 2002 due to the decrease in deferred tax assets recognized in connection with the adjustments related to the excess accrual balances.  The valuation allowance was eliminated later in 2002 in connection with the application of purchase accounting associated with an acquisition.

The following table summarizes the impact of applying the cumulative effect adjustments discussed above to the Company’s consolidated balance sheet, including the impact on accumulated deficit, as of December 31, 2005, as recognized effective January 1, 2006:

Cumulative Effect Adjustment Recorded in Accumulated Deficit as of January 1, 2006
Increase (Decrease)
Accounts receivable, trade	$14,570
Deferred tax asset	(10,788)
Total current assets	3,782
Property, plant and equipment	3,714
Investment in affiliates	341
Deferred tax asset	(25,662)
Intangible assets (1)	45,641
Total assets	27,816
Accounts payable	(20,262)
Accrued employee related costs	(15,232)
Other accrued expenses	(102,805)
Deferred tax liability	29,649
Liabilities held for sale	(699)
Total current liabilities	(109,349)
Deferred tax liabilities	1,470
Other long-term liabilities	13,732
Minority interests	295
Total liabilities	(93,852)
Accumulated deficit (aggregate cumulative effect adjustment, net of taxes)	$(121,668)

(1)                      Includes the impact on previously recorded goodwill related to certain prior period purchase accounting transactions which result from the adjustment to deferred tax assets related to the reversal of the excess accrual balances discussed in footnote (a) above and the item discussed in footnote (h) above.

NOTE 3.                TRANSACTIONS

2005 Transactions

Regional Programming Partners Restructuring

In April 2005, the Company and News Corporation restructured their ownership of Regional Programming Partners.  Prior to the April 2005 transaction, Regional Programming Partners was owned 60% by the Company and 40% by News Corporation.  As a result of the restructuring, the Company owned 100% of Madison Square Garden, 100% of Fox Sports Net Chicago (which was shut down in June 2006) and 50% of Fox Sports Net New England (which was sold in June 2007) and therefore, no portion of the results of operations of these businesses is allocated to minority interests after the acquisition.  In connection with the restructuring, these businesses extended the terms of their long-term affiliation agreements with National Sports Partners and their advertising representation agreements with National Advertising Partners.

In connection with its December 2003 purchase of the interests that it did not own in Fox Sports Net Chicago and Fox Sports Net Bay Area, subsidiaries of Regional Programming Partners issued promissory notes in the aggregate amount of $150,000 to News Corporation.  As part of the restructuring, those promissory notes and accrued interest of $2,907 were contributed by News Corporation to Regional Programming Partners for no additional consideration and were cancelled without any payment being made on them.

National Sports Partners and National Advertising Partners were owned 50% by the Company and 50% by News Corporation.  As a result of the restructuring, the Company no longer owns any interest in National Sports Partners, National Advertising Partners, Fox Sports Net Ohio or Fox Sports Net Florida.

The Company and News Corporation continued to own 60% and 40%, respectively, of Fox Sports Net Bay Area through a separate partnership.  The Company continued to manage that network.  In connection with the restructuring, Fox Sports Net Bay Area extended the terms of its long-term affiliation agreement with National Sports Partners and its advertising representation agreement with National Advertising Partners.

The Company has accounted for this exchange in accordance with APB Opinion No. 29, Accounting for Nonmonetary Transactions and, accordingly, the Company recorded the transaction with News Corporation at fair value at the date of the restructuring.  The Company recorded a gain in discontinued operations of $266,810, net of taxes, in connection with the transfer of the Company’s interests in Fox Sports Net Ohio and Fox Sports Net Florida.  The Company recorded a gain in continuing operations of $66,558 in connection with the transfer of National Sports Partners and National Advertising Partners.  In addition, the excess of the net book value of the assets acquired over the purchase price of $94,320 was allocated to specific assets and liabilities based on fair values as follows:

	Useful Life
Land and development rights	Indefinite	$37,573
Property and equipment, net	2 to 27.5 years	12,396
Amortizable intangible assets:
Affiliation agreements	4 years	17,951
Affiliation relationships	24 years	85,824
Advertiser relationships	7 years	6,004
Season ticket holder relationships	12 to 15 years	73,124
Suite holder contracts and relationships	3 to 11 years	21,167
Indefinite-lived intangible assets:
Trademarks		53,880
Sports franchises		96,215
Excess costs over fair value of net assets acquired		(460,853)
Other assets and liabilities, net		9,399
Unfavorable contracts		(47,000)
Net step-down to historical carrying values		$(94,320)

The Regional Programming Partners restructuring transaction was substantially tax deferred.

The unaudited pro forma revenue, loss from continuing operations, net income (loss), loss per share from continuing operations and net income (loss) per share of the Company, as if the Company’s acquisition of the interests in entities exchanged with News Corporation had occurred on January 1, 2005 and 2004, are as follows:

	Years Ended December 31,
	2005	2004
Revenues	$5,082,045	$4,537,044

Loss from continuing operations	$(146,809)	$(520,808)

Net income (loss)	$79,465	$(703,476)

Basic and diluted loss per share from continuing operations	$(0.52)	$(1.81)

Basic and diluted net income (loss) per share	$0.28	$(2.45)

Agreements with EchoStar

In April 2005, subsidiaries of Cablevision and CSC Holdings entered into agreements with EchoStar Communications Corporation (“EchoStar”) relating to the launch and operation of the business of Rainbow HD Holdings LLC, the Company’s VOOM HD Networks high-definition television programming service.  This transaction closed in November 2005.  Under those arrangements, EchoStar was initially distributing a portion of the VOOM HD Networks programming service and, beginning in 2006, began carrying 15 of the channels included in the programming service.  In connection with the arrangements, EchoStar was issued a 20% interest in Rainbow HD Holdings, the Company’s subsidiary owning the VOOM HD Networks, and that 20% interest will not be diluted until $500,000 in cash has been invested in Rainbow HD Holdings’ equity by the Company.

Under the terms of the affiliation arrangements with EchoStar covering the VOOM HD Networks for a 15 year term, if Rainbow HD Holdings fails to spend $100,000 per year, up to a maximum of $500,000 in the aggregate, on its service offerings, EchoStar may terminate the affiliation agreement.  The Company has the right to terminate the affiliation agreement if the VOOM HD Networks are discontinued in the future.  The agreements resulted in a non-monetary exchange whereby the Company provided EchoStar a 20% interest in Rainbow HD Holdings in exchange for deferred carriage fees.  Accordingly, the Company recorded deferred carriage fees for the fair value of the 20% interest in Rainbow HD Holdings LLC surrendered of $18,101, which resulted in a gain on the issuance of member’s interest by a subsidiary of $10,397 (net of transaction costs of $295 and taxes of $7,409).  Since Rainbow HD Holdings LLC is a start-up company, the gain was recorded as an increase to paid-in capital.

2004 Transactions

DTV Norwich

In January 2004, Rainbow DBS Company, LLC, (“Rainbow DBS”) an indirect wholly-owned subsidiary of the Company, invested $100 for a 49% interest in DTV Norwich, an entity that acquired licenses at auction from the Federal Communications Commission (“FCC”) to provide multichannel video distribution and data service (“MVDDS”) in 46 metropolitan areas in the United States.  In connection with the equity investment, the Company loaned DTV Norwich an additional $84,600 for the acquisition of these licenses (the “DTV Norwich Transaction”).  Under the terms of the promissory note with DTV Norwich, the loan was forgiven when the FCC granted the MVDDS licenses to DTV Norwich on July 27, 2004 and September 23, 2004.

Rainbow DBS also agreed to a put/call option with the other investor in DTV Norwich.  Rainbow DBS had a call option to purchase an additional 41% membership interest in DTV Norwich at an exercise price of $4,230.  Rainbow DBS exercised its call option on October 29, 2004.  Rainbow DBS received FCC approval to acquire the 41% membership interest which gave Rainbow DBS control of this entity.  The other investor has the right, for ten years, to put its remaining 10% interest to Rainbow DBS at fair value to be determined by a process involving independent valuation experts.

Pursuant to FASB Interpretation No. 46R (“FIN No. 46R”), Consolidation of Variable Interest Entities, this entity was consolidated with the Company as of the date of the transaction, January 2004, since it did not have sufficient equity to demonstrate that it could finance its activities without additional subordinated financial support.  The acquired licenses were recorded as other intangible assets and were deemed to have indefinite lives.  Since this variable interest entity is not considered a business pursuant to FIN No. 46R, the excess of the fair value of the consideration paid and the newly consolidated non-controlling interest over the fair value of the newly consolidated identifiable assets, of $7,436 net of taxes of $5,384, was recorded as an extraordinary loss.  In connection with the Company’s decision in December 2004 to seek strategic alternatives for the Rainbow DBS business, the Company reduced the carrying value of the acquired licenses to their estimated fair value of $6,113 based on available MVDDS auction value information.

NOTE 4.                RESTRUCTURING CHARGES

In December 2001, the Company recorded restructuring charges of $56,442 (including $13,720 for discontinued operations) which included expenses of $21,018 (including $9,403 for discontinued operations) associated with the elimination of approximately 600 positions, primarily in corporate, administrative and infrastructure functions across various business units of the Company, and estimated expenses of $35,424 (including $4,317 for discontinued operations) associated with facility realignment and other related costs.

In 2002, the Company announced a new operating plan and restructuring which included the closing of 26 retail electronics store locations, the consolidation of customer service call centers, and the elimination of certain staff positions.  Additionally, the Company reached an agreement with its supplier of set top boxes which reduced the Company’s purchase commitments for set top boxes from $378,500 in 2002, $378,500 in 2003, and $567,750 in 2004 to a total remaining commitment of $87,500 in 2002 and nothing thereafter and required the Company to make certain other cash payments aggregating $50,000 plus interest on a portion of such amount with respect to, among other things, a license for certain software (valued at $17,500 based on an independent appraisal).  In connection with this plan, the Company recorded restructuring charges of $85,965 (including $11,553 for discontinued operations) which included $22,072 (including $3,642 for discontinued operations) associated with the elimination of approximately 3,000 positions, $31,393 (including $7,911 for discontinued operations) associated with facility realignment and other related costs and $32,500 associated with the reduction in required digital set top box commitments.

In 2003, the Company eliminated staff positions and incurred severance costs aggregating $6,111.

During 2006, 2005 and 2004, the Company recorded restructuring charges aggregating $392, $1,024 and $4,756, respectively, associated with the elimination of certain positions in various business units of the Company and facility realignment costs.

At December 31, 2006, the restructuring liability of $4,201 was classified as a current liability in the consolidated balance sheet.

The following table summarizes the restructuring liability, net of related sublease amounts, at December 31, 2006:

	2001 Plan	2001 Plan	2002 Plan	2002 Plan	2003 Plan	2004 Plan	2005 Plan	2006 Plan
	Employee Severance	Facility Realignment and Other Costs (b)	Employee Severance	Facility Realignment and Other Costs (a) (b)	Employee Severance	Employee Severance	Employee Severance	Facility Realignment

Balance at December 31, 2003	$3	$19,212	$207	$39,623	$2,258	$—	$—	$—

Additional charges (credits)	—	(5,589)	(68)	(172)	238	4,756	—	—
Payments	(3)	(7,242)	(139)	(9,218)	(2,418)	(3,818)	—	—
							—	—
Balance at December 31, 2004	—	6,381	—	30,233	78	938	—	—
Additional charges (credits)	—	(1,480)	—	(578)	234	263	1,024	—
Payments	—	(3,114)	—	(28,857)	(312)	(1,201)	(1,001)	—

Balance at December 31, 2005	—	1,787	—	798	—	—	23	—
Additional charges (credits)	—	(4,521)	—	525	—	—	(23)	392
Payments and accrual of sublease receivable, net	—	2,734	—	(1,323)	—	—	—	(290)
Accrued restructuring balance at December 31, 2006	$—	$—	$—	$—	$—	$—	$—	$102

(a)                      In August 2005, the Company made a $25,000 payment to satisfy its required commitment with a supplier associated with the 2002 restructuring plan.

(b)                     For the year ended December 31, 2006, the Company recorded restructuring credits of $3,996 relating primarily to changes to the Company’s previous estimates recorded in connection with the 2001 and 2002 facility realignment.  Based on the restructuring credits recorded and payments made by the Company, the restructuring liability relating to these plans, net of sublease amounts, as of December 31, 2006 was zero.

In addition to the facility realignment charges of $392 in 2006 which are expected to be completed by June 2009, the Company recorded restructuring charges of $143 associated with the elimination of approximately ten positions at a programming business within the Rainbow segment (which was fully paid as of December 31, 2006).

The cumulative amount of restructuring charges incurred by the Company for continuing operations for each of the restructuring plans are as follows:

	2001 Plan	2002 Plan	2003 Plan	2004 Plan	2005 Plan	2006 Plan	Total
Employee severance	$15,108	$19,586	$6,583	$5,019	$1,001	$143	$47,440
Facility realignment and other costs	23,234	54,545	—	—	—	392	78,171
Cumulative restructuring charges recognized as of December 31, 2006	$38,342	$74,131	$6,583	$5,019	$1,001	$535	$125,611

NOTE 5.                IMPAIRMENT CHARGES

In connection with the Company’s Board of Directors’ decision in December 2004 to suspend pursuing the spin-off of its Rainbow Media Enterprises subsidiary and instead to pursue strategic alternatives for its Rainbow DBS business, the Company performed a review of its assets for recoverability.  The Company recorded an impairment charge of $90,540 included in depreciation and amortization expense relating to long-lived assets and other indefinite-lived intangible assets and a charge of $75,805 included in technical and operating expenses representing the write down of certain film and programming contracts of the VOOM HD Networks within the Rainbow segment.  In addition, the Company recorded an impairment charge of $155,415 reflecting the excess of the carrying value over the estimated fair value of long-term assets and goodwill and other indefinite-lived intangible assets and a charge of $33,052 representing the write-off of equipment inventory and deposits which have been recorded in discontinued operations.  The impairment charges related to film and programming contracts, equipment inventory and deposits are based on net realizable value and the impairment charges related to goodwill, intangible and long-lived assets are based on estimates of fair value of those assets.

The Company recorded impairment charges of $2,394, included in depreciation and amortization, relating to certain other long-lived assets deemed impaired within its theater operations and Rainbow segment in 2004.

In 2005, the Company recorded impairment charges of $7,697, included in depreciation and amortization, primarily for certain long-lived assets and intangibles within its Rainbow segment and theater operations.

During 2006, the Company recorded impairment charges of $2,104, included in depreciation and amortization, primarily for certain long-lived assets and intangibles within its theater operations and PVI Virtual Media business.

As part of its periodic review of expected programming usefulness, the Company recorded an impairment loss of $1,640, $663 and $297 in 2006, 2005 and 2004, respectively.  Such amounts represent the write-off of the carrying value of certain film and programming contracts of the Company’s Rainbow segment and are included in technical and operating expense.

In June 2006, the operations of the Fox Sports Net Chicago programming business were shut down.  In connection with the shut down, the Company recorded a goodwill impairment charge of $5,121 which was classified in discontinued operations.

NOTE 6.                DISCONTINUED OPERATIONS AND ASSETS AND LIABILITIES HELD FOR SALE

The net operating results of Fox Sports Net Ohio and Fox Sports Net Florida (in connection with the Regional Programming Partners restructuring in April 2005), Fox Sports Net Chicago, the Rainbow DBS satellite distribution business (in connection with the Board of Directors’ authorization to shut down the business), and Fox Sports Net Bay Area, net of taxes, have been classified in the consolidated statements of operations as discontinued operations for all periods presented (see Note 23).  Operating results of discontinued operations for the years ended December 31, 2006, 2005 and 2004 are summarized below:

	Year Ended December 31, 2006
	Fox Sports Net Bay Area	Fox Sports Net Chicago (a)	Rainbow DBS Distribution Business (b)	Other	Total

Revenues, net	$98,969	$79,204	$—	$—	$178,173
Income (loss) before income taxes	$15,227	$72,985	$(56,741)	$(62)	$31,409
Income tax benefit (expense)	(6,245)	(32,030)	23,269	25	(14,981)
Net income (loss)	$8,982	$40,955	$(33,472)	$(37)	$16,428

(a)                      Revenues, net includes $77,996 representing the collection in June 2006 of affiliate revenue from a cable affiliate, including $71,396 relating to periods prior to 2006, that had not been previously recognized due to a contractual dispute.  The underlying contract was terminated in June 2006 and no further payments will be received under this contract.

(b)                     Income (loss) before income taxes includes the recognition of the Make Whole Payment obligation due to Loral Space and Communications Holding Corporation (see discussion below).

	Year Ended December 31, 2005
	Fox Sports Net Bay Area	Fox Sports Net Chicago	Fox Sports Net Ohio and Fox Sports Net Florida	Rainbow DBS Satellite Distribution Business	Other	Total
Revenues, net	$90,433	$3,433	$40,018	$8,776	$—	$142,660

Income (loss) before income taxes	$15,949	$2,743	$466,460	$(102,983)	$4,405	$386,574
Income tax benefit (expense)	(6,528)	(1,123)	(192,998)	42,151	(1,802)	(160,300)
Net income (loss) including gain on restructuring of Regional Programming Partners of $266,810, and other gain of $2,618, net of taxes	$9,421	$1,620	$273,462	$(60,832)	$2,603	$226,274

For the year ended December 31, 2005, the Company recorded a gain, net of taxes, of $2,521, primarily representing the transfer of the Company’s ownership interest in a subsidiary of PVI to PVI’s minority partner for the minority partner’s remaining ownership interest in PVI.  In addition, the Company recorded a gain, net of taxes, of $97 for the year ended December 31, 2005 that related primarily to a reduction of health and welfare expenses in connection with the transfer of the retail electronics business.

	Year Ended December 31, 2004
	Fox Sports Net Bay Area	Fox Sports Net Chicago	Fox Sports Net Ohio and Fox Sports Net Florida	Rainbow DBS Satellite Distribution Business	Other	Total
Revenues, net	$95,493	$117,500	$168,085	$14,742	$—	$395,820
Income (loss) before income taxes	$17,452	$23,136	$39,054	$(375,345)	$(6,954)	$(302,657)
Income tax benefit (expense)	(7,208)	(9,555)	(16,130)	155,018	5,300	127,425
Net income (loss)	$10,244	$13,581	$22,924	$(220,327)	$(1,654)	$(175,232)

For the year ended December 31, 2004, the Company recorded losses, net of taxes, of $1,092, representing the finalization of film asset adjustments that relate to the sale of the Bravo programming business in 2002.  In addition, the Company recorded losses, net of taxes, of $562 for the year ended December 31, 2004 that related primarily to estimated legal and payroll tax settlements in connection with the transfer of the retail electronics business.

Rainbow DBS

In April 2005, the operations of the Rainbow DBS satellite distribution business were shut down.  In connection with the shut down, certain assets of the business, including the Rainbow 1 direct broadcast satellite and certain other related assets were sold to a subsidiary of EchoStar for $200,000 in cash.  This transaction closed in November 2005.  In addition, Rainbow DBS had FCC licenses to construct, launch and operate five fixed service Ka-band satellites and had entered into a contract in November 2004 for the construction by Lockheed Martin of these five Ka-band satellites at a cost of $740,000.  Rainbow DBS had the right to terminate the contract at any time, subject to certain maximum termination liabilities.  Rainbow DBS exercised this right on November 21, 2005, and the amount paid to Lockheed Martin in excess of the termination liability was repaid to the Company in March 2006.

In September 2005, Loral filed an action against Cablevision and Rainbow DBS for breach of contract based on a letter agreement dated March 23, 2001 (“the Letter Agreement”) between Loral and Rainbow DBS.  Loral alleges that the sale of the Rainbow-1 satellite and related assets to EchoStar constituted a sale of “substantially all of the assets of Rainbow DBS” triggering a “Make Whole Payment” under the Letter Agreement of $33,000 plus interest.  A trial in this matter took place in January 2007 in New York Supreme Court for New York County.  On January 24, 2007, the jury returned a verdict finding that the EchoStar sale had triggered a Make Whole Payment under the Letter Agreement, requiring a payment to Loral of $50,898, including interest, which has been accrued for as of December 31, 2006 and reflected as an expense in discontinued operations.  Cablevision and Rainbow DBS have filed a motion for judgment as a matter of law, or in the alternative for a new trial, which is pending.

Certain assets of the Rainbow DBS satellite distribution business, previously included in the Rainbow DBS segment, amounting to $7,557, had been classified as assets held for sale in the consolidated balance sheet of the Company at December 31, 2005.  These assets related to the direct broadcast satellite television business of Rainbow DBS and consisted of equipment and other assets.  In the first quarter of 2006, the Company recorded an impairment loss of $7,179 which has been classified in discontinued operations.  In the second quarter of 2006, the assets were sold.

Fox Sports Net Chicago

In June 2006, the operations of the Fox Sports Net Chicago programming business were shut down.  In connection with the shut down, the Company recorded a goodwill impairment charge of $5,121 which was classified in discontinued operations.

Fox Sports Net Bay Area

In June 2007, the Company completed the sale of its interest in Fox Sports Net Bay Area, to Comcast Corporation (“Comcast”).  See Note 23.

As a result of the sale of the Company’s interest in Fox Sports Net Bay Area, the assets and liabilities attributable to Fox Sports Net Bay Area have been classified in the consolidated balance sheets as of December 31, 2006 and 2005 as assets and liabilities held for sale and consist of the following:

	December 31,
	2006	2005
Cash and cash equivalents	$24,461	$28,121
Accounts receivable, prepaid and other current assets	24,728	24,382
Property and equipment, net and other long-term assets	15,950	17,083
Intangible assets, net	63,162	71,008
Total assets held for sale	$128,301	$140,594
Accounts payable and accrued expenses	$5,059	$6,864
Other current liabilities	965	798
Other long-term liabilities	19	—
Total liabilities held for sale	$6,043	$7,662

NOTE 7.                PROPERTY, PLANT AND EQUIPMENT

Costs incurred in the construction of the Company’s cable television system, including line extensions to, and upgrade of, the Company’s hybrid fiber-coaxial infrastructure and headend facilities are capitalized.  These costs consist of materials, subcontractor labor, direct consulting fees, and internal labor and related costs associated with the construction activities.  The internal costs that are capitalized consist of salaries and benefits of Company employees and the portion of facility costs, including rent, taxes, insurance and utilities, that supports the construction activities.  These costs are depreciated over the estimated life of the plant (12-25 years), and headend facilities (4-15 years).  Costs of operating the plant and the technical facilities, including repairs and maintenance and call completion fees, are expensed as incurred.

Costs incurred to connect businesses or residences that have not been previously connected to the infrastructure or digital platform are also capitalized.  These costs include materials, subcontractor labor, internal labor to connect, provision and provide on-site and remote technical assistance and other related costs associated with the connection activities.  In addition, on-site and remote technical assistance during the provisioning process for new digital product offerings are capitalized.  The departmental activities supporting the connection process are tracked through specific metrics, and the portion of departmental costs that is capitalized is determined through a time weighted activity allocation of costs incurred based on time studies used to estimate the average time spent on each activity.  New connections are amortized over 5 years or 12 years for residence wiring and feeder cable to the home, respectively.  The portion of departmental costs related to reconnection, programming service up- and down- grade, repair and maintenance, and disconnection activities are expensed as incurred.

Property, plant and equipment (including equipment under capital leases) consist of the following assets, which are depreciated or amortized on a straight-line basis over the estimated useful lives shown below:

	December 31,		Estimated
	2006	2005	Useful Lives
Customer equipment	$1,565,089	$1,359,758	3 to 5 years
Headends and related equipment	610,563	578,880	4 to 15 years
Central office equipment	456,670	397,450	5 to 10 years
Infrastructure	4,599,159	4,391,527	3 to 25 years
Program, service and data processing equipment	1,252,570	1,198,690	2 to 13 years
Microwave equipment	35,667	32,661	5 to 8 years
Construction in progress (including materials and supplies)	68,136	63,157	—
Furniture and fixtures	171,062	162,603	3 to 10 years
Transportation equipment	228,414	217,604	3 to 15 years
Buildings and building improvements	368,921	358,140	2 to 40 years
Leasehold improvements	531,300	516,241	Term of lease
Land	79,989	79,985	—
	9,967,540	9,356,696
Less accumulated depreciation and amortization	6,254,510	5,490,468
	$3,713,030	$3,866,228

Depreciation expense on property, plant and equipment (including capital leases) for the years ended December 31, 2006, 2005 and 2004 amounted to $1,034,127, $980,608 and $966,653 (including impairments of $1,205, $2,734 and $14,437 in 2006, 2005 and 2004), respectively.

At December 31, 2006 and 2005, the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows:

	December 31,
	2006	2005
Equipment	$122,400	$113,766
Less accumulated amortization	75,817	67,443
	$46,583	$46,323

NOTE 8.                INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at December 31, 2006 and 2005:

	December 31,		Estimated
	2006	2005	Useful Lives
Gross carrying amount of amortizable intangible assets
Affiliation relationships and affiliation agreements	$742,416	$741,009	4 to 24 years
Broadcast rights and other agreements	45,590	45,590	10 to 11 years
Season ticket holder relationships	75,005	75,005	10 to 15 years
Suite holder contracts and relationships	21,167	21,167	3 to 11 years
Advertiser relationships	103,524	103,524	7 to 10 years
Other intangibles	40,819	87,400	1 to 20 years
	1,028,521	1,073,695
Accumulated amortization
Affiliation relationships and affiliation agreements	353,518	296,400
Broadcast rights and other agreements	36,806	34,491
Season ticket holder relationships	10,027	4,576
Suite holder contracts and relationships	5,815	2,491
Advertiser relationships	42,274	30,808
Other intangibles	19,139	29,810
	467,579	398,576
Indefinite-lived intangible assets
Franchises	731,848	731,848
Sports franchises	96,215	96,215
FCC licenses and other intangibles	11,936	19,076
Trademarks	53,880	53,880
Excess costs over the fair value of net assets acquired	1,024,168	986,113
	1,918,047	1,887,132
Total intangible assets, net	$2,478,989	$2,562,251

Aggregate amortization expense
Years ended December 31, 2006 and 2005 (excluding impairment charges of $899 and $4,963, respectively)	$84,803	$89,140
Estimated amortization expense
Year ending December 31, 2007	$83,218
Year ending December 31, 2008	80,777
Year ending December 31, 2009	74,364
Year ending December 31, 2010	71,302
Year ending December 31, 2011	70,545

The changes in the carrying amount of excess costs over the fair value of net assets acquired for the years ended December 31, 2006 and 2005 are as follows:

	Telecommunications	MSG	Rainbow	Other	Total Company
Balance as of December 31,2004	$206,971	$1,152,131	$66,352	$13,558	$1,439,012
Adjustments recorded in connection with the Regional Programming Partners restructuring	—	(460,853)	11,083	—	(449,770)
Reclassification as a result of the Regional Programming Partners restructuring	—	32,755	(32,755)	—	—
Impairment loss	—	—	(4,963)	—	(4,963)
Other	—	—	935	899	1,834
Balance as of December 31, 2005	206,971	724,033	40,652	14,457	986,113
Cumulative effect of adjustments resulting from the adoption of SAB No. 108 (Note 2)	—	14,228	29,847	—	44,075
Adjusted balance at January 1, 2006	206,971	738,261	70,499	14,457	1,030,188
Impairment loss - continuing operations	—	—	—	(899)	(899)
Impairment loss - discontinued operations (Note 6)	—	—	(5,121)	—	(5,121)
Balance as of December 31, 2006	$206,971	$738,261	$65,378	$13,558	$1,024,168

See Note 3 for a discussion of changes to acquired intangible assets primarily as a result of the Regional Programming Partners restructuring in 2005.

NOTE 9.                DEBT

Bank Debt

The Company’s outstanding bank debt at December 31, 2006 and 2005 is as follows:

	December 31,
	2006	2005
Restricted Group:
Restricted Group credit facility (terminated in 2006)	$—	$1,256,000
Term A-1 credit facility	1,000,000	—
Term B credit facility	3,482,500	—
	4,482,500	1,256,000

Rainbow National Services:
Credit facility (terminated in 2006)	—	595,500
Term A credit facility	500,000	—
Revolving credit facility	10,000	—
	$4,992,500	$1,851,500

Restricted Group

On February 24, 2006, the Restricted Group (comprised primarily of the CSC Holdings’ cable television subsidiaries and its commercial data and voice services subsidiary) entered into a $2,400,000 credit facility with a group of banks consisting of three components:  a $1,000,000 revolver that was undrawn at December 31, 2006, a $1,000,000 term A-1 loan facility and a $400,000 term A-2 loan facility that has since been refinanced and repaid in full, as described below.  Approximately $1,300,000 of the $1,400,000 proceeds received from the term loans under the new credit facility was used to repay the outstanding borrowings and accrued interest under the prior Restricted Group credit facility that was scheduled to mature in June 2006, and fees and expenses.  On March 29, 2006, the Restricted Group entered into a new $3,500,000 term B loan facility, of which approximately $400,000 of the proceeds was used to prepay the outstanding borrowings of the term A-2 loan facility, including accrued interest, and fees and expenses.  The balance of the outstanding term B loan facility borrowings was invested in short-term AAA rated funds until approval of the special dividend by the Company’s Board of Directors.  On April 24, 2006 the approved special dividend was paid (see Note 1).

The three components of the new Restricted Group credit facility, the $1,000,000 revolver, the $1,000,000 term A-1 loan facility and the $3,500,000 term B loan facility, are direct obligations of CSC Holdings, guaranteed by most Restricted Group subsidiaries and secured by the pledge of the stock of most Restricted Group subsidiaries.  As of December 31, 2006, $51,994 of the $1,000,000 revolving credit facility was restricted for certain letters of credit issued on behalf of CSC Holdings.  The revolving credit facility and the term A-1 loan facility mature in six years in February 2012 and the term B loan facility matures in seven years in March 2013.  The revolver has no required interim repayments, the $1,000,000 term A-1 loan facility requires quarterly repayments aggregating 0% in year one, 5% in each of years two and three, 25% in each of years four and five, and 40% in the final year and the $3,500,000 term B loan facility is subject to quarterly repayments totaling 1% ($8,750 per quarter) in each of years one through six and 94% ($822,500 per quarter) in the final year.  The interest rate on the term A-1 loan facility varies, depending on the Restricted Group’s cash flow ratio (as defined), from .75% to 1.75% over the Eurodollar Rate for Eurodollar-based borrowings and from zero to .75% over the Base Rate for Base Rate Borrowings (as defined).  The interest rate on the borrowings under the term B loan facility is the Eurodollar Rate (as defined) plus 1.75% or prime rate plus .75%, at the Company’s election.  The weighted average interest rates as of December 31, 2006 on borrowings under the term A-1 loan facility and term B loan facility was 6.62% and 7.12%, respectively.

The principal financial covenants, which are not identical for the revolving credit facility and the term A-1 loan facility, on the one hand, and the term B loan facility, on the other, include (i) under the revolving credit facility and the term A-1 loan facility, maximum total leverage of 7.50 to 1 with subsequent stepdowns over the life of the revolving credit facility and the term A-1 loan facility until reaching 4.50 to 1 for periods beginning on and after January 1, 2010, (ii) under the revolving credit facility and the term A-1 loan facility, maximum senior secured leverage of 4.00 times cash flow through December 31, 2006 with annual stepdowns thereafter over the life of the revolving credit facility and the term A-1 loan facility until reaching 3.00 to 1 for periods beginning on and after January 1, 2010, (iii) under the revolving credit facility and the term A-1 loan facility, minimum ratios for cash flow to interest expense of 1.75 to 1 initially, increasing to 2.00 to 1 on and after July 1, 2007, and (iv) under the revolving credit facility and the term A-1 loan facility, a minimum ratio of cash flow less cash taxes to total debt expense (defined to include interest expense, certain payments of principal and dividends paid by CSC Holdings to Cablevision to permit Cablevision to pay interest and certain principal payments on its debt) of 1.50 to 1.  These covenants and restrictions on the permitted use of borrowed funds in the revolving credit facility may limit the Company’s ability to utilize all of the undrawn revolver funds.  Additional covenants include limitations on liens and the issuance of additional debt.

Under the term B loan facility, the Company is limited in its ability to incur additional indebtedness based on a maximum ratio of total indebtedness to cash flow (as defined in the term B loan facility) of 7.50 to 1 with subsequent stepdowns over the life of the term B loan facility until reaching 5.00 to 1 for periods beginning on and after January 1, 2010 and a maximum senior secured leverage ratio of 4.50 times cash flow (as defined in the term B loan facility).

Under the revolving credit facility and the term A-1 loan facility, there are generally no restrictions on investments that the Restricted Group may make, provided it is not in default.  The Restricted Group can make distributions or other restricted payments so long as CSC Holdings is not in default, but there is a limitation (initially $200,000, subject to increase to reflect capital contributions or issuance of equity interests) on restricted payments during any period when the cash flow leverage ratio is greater than 6.0 to 1.  The $200,000 limitation does not apply to restricted payments by CSC Holdings to Cablevision to be used by Cablevision to make scheduled payments of principal or interest on its indebtedness.  Under the term B loan facility, there also are generally no restrictions on investments that the Restricted Group may make provided it is not in default; however, CSC Holdings must also remain in compliance with the maximum ratio of total indebtedness to cash flow and the maximum senior secured leverage ratio.  The Restricted Group’s ability to make restricted payments is also limited by provisions in the term B loan facility and the indentures covering the Company’s notes and debentures.

In connection with the repayment of the term A-2 loan facility and the prior Restricted Group credit facility, the Company wrote off $4,587 of unamortized deferred financing costs and in connection with the new Restricted Group credit facility, related costs of $42,004 were recorded as deferred financing costs.

Rainbow National Services

On July 5, 2006, Rainbow National Services LLC (“RNS”), an indirect wholly-owned subsidiary of the Company, entered into a replacement bank facility (the “New RNS Credit Facility”) providing for an $800,000 senior secured facility which consists of a $500,000 term A loan facility and a $300,000 revolving credit facility which was used primarily to refinance its then existing credit facility.  The term A loan facility matures June 30, 2013 and the revolving credit facility matures June 30, 2012.  The New RNS Credit Facility allows RNS to utilize up to $50,000 of the revolving credit facility for letters of credit and up to $5,000 for a swing loan.  Further, the New RNS Credit Facility provides for an incremental facility of up to $925,000, provided that it be for a minimum amount of $100,000.  If an incremental facility is established, RNS and the lenders will enter into a supplement to the New RNS Credit Facility with terms and conditions that are no more restrictive than those of the New RNS Credit Facility.  There are no commitments from the lenders to fund an incremental facility.

On July 5, 2006, RNS borrowed the entire $500,000 term A loan facility and $10,000 under the revolving credit facility.  RNS used the $510,000 borrowed under the New RNS Credit Facility and $88,048 of additional available cash to repay all of its outstanding borrowings, accrued interest and fees due under its August 2004 $950,000 senior secured credit facility of which $592,500 was outstanding under a term loan at July 5, 2006 (scheduled to mature March 31, 2012) and to pay certain fees and expenses incurred in connection with the New RNS Credit Facility.  RNS may use future borrowings under the credit agreement to make investments, distributions, and other payments permitted under the New RNS Credit Facility and for general corporate purposes.  The borrowings under the New RNS Credit Facility may be repaid without penalty at any time.  At December 31, 2006, $500,000 was outstanding under the term A loan and $10,000 was outstanding under the revolving credit facility.  RNS had $290,000 in undrawn revolver commitments at December 31, 2006.

Borrowings under the New RNS Credit Facility are direct obligations of RNS which are guaranteed jointly and severally by substantially all of its subsidiaries and by Rainbow Programming Holdings LLC, the direct parent of RNS, and are secured by the pledge of the stock of RNS and substantially all of its subsidiaries and all of the other assets of RNS and substantially all of its subsidiaries (subject to certain limited exceptions).  Borrowings under the New RNS Credit Facility bear interest based on either the Base Rate (the greater of the Federal Funds Rate plus 0.5% and the prime rate (as defined in the New RNS Credit Facility)), or the Eurodollar Rate (as defined in the New RNS Credit Facility).  The interest rate under the New RNS Credit Facility varies, depending on RNS’ cash flow ratio (as defined in the New RNS Credit Facility) from 1.0% to 1.5% over the Eurodollar Rate for Eurodollar-based borrowings and from zero to 0.5% over the Base Rate for Base Rate borrowings.  On December 31, 2006, the interest rate on the term A loan facility and the revolving credit facility was 6.62% and 6.60%, respectively.  The term A loan is to be repaid in quarterly installments of 1.25% of the original outstanding balance ($6,250) from March 31, 2008 until December 31, 2010, 2.5% of the original outstanding balance ($12,500) from March 31, 2011 until December 31, 2012, and 32.5% of the original outstanding balance ($162,500) on March 31, 2013 and June 30, 2013, the term A loan maturity date.  Any amounts outstanding under the revolving credit facility are due at maturity on June 30, 2012.

The financial covenants consist of (i) a minimum ratio of operating cash flow to total interest expense for each quarter (all as defined in the New RNS Credit Facility) of 1.75 to 1, (ii) a maximum cash flow ratio of total indebtedness to annualized operating cash flow (as defined in the New RNS Credit Facility) of 6.75 to 1 through June 30, 2008, decreasing thereafter to 6.25 to 1, and (iii) a maximum senior secured leverage ratio of senior secured debt to annualized operating cash flow (as defined in the New RNS Credit Facility) of 5.50 to 1.  Additional covenants include restrictions on indebtedness, guarantees, liens, investments, dividends and distributions and transactions with affiliates.

RNS is obligated to pay fees of 0.375% per annum on any undrawn revolver commitment.

In connection with the New RNS Credit Facility, RNS incurred deferred financing costs of $5,536, which are being amortized to interest expense over the term of the New RNS Credit Facility.  The Company recorded $6,084 as a write-off of deferred financing costs associated with the repayment of the August 2004 credit facility in 2006.

Rainbow Media Holdings

In December 2003, Rainbow Media Holdings, a wholly-owned subsidiary of CSC Holdings entered into an $823,000 credit facility consisting of a $200,000 revolving credit facility and a $623,000 term loan, maturing on March 31, 2008 and March 31, 2009, respectively.  At December 31, 2003, the weighted average rate of interest was 3.57%.

Loans under the Rainbow Media Holdings credit facility bore interest at the Eurodollar rate plus a margin based upon Rainbow Media Holdings’ leverage ratio.

In August 2004, RNS distributed approximately $704,900 to Rainbow Media Holdings which it used to repay all outstanding amounts under its credit facility and collateralized outstanding letters of credit.  Such proceeds were obtained through the issuance of bank debt and the issuance of senior and senior subordinated notes by RNS.  The Company wrote off $12,694 of unamortized deferred financing costs in connection with the termination of the credit facility in 2004.

Madison Square Garden

Madison Square Garden, L.P. (“MSG”), a wholly-owned indirect subsidiary of Rainbow Media Holdings, had a $500,000 revolving credit facility with a group of banks which was to mature on December 31, 2004.  MSG had pledged substantially all of its assets as collateral under the credit facility.  Loans under the MSG credit facility bore interest at either prime rate or a Eurodollar rate plus a margin based upon MSG’s consolidated leverage ratio.  At December 31, 2003, loans outstanding amounted to $110,000, and bore interest at a weighted average rate of 1.93%.  In March 2004, borrowings under the credit facility were repaid in full and the credit facility was terminated with proceeds from a $146,000 equity contribution from its direct parent, Regional Programming Partners.  The Company wrote off $1,187 of unamortized deferred financing costs in connection with the termination of the MSG credit facility in 2004.

Senior Notes and Debentures

The following table summarizes the Company’s senior notes and debentures:

					Carrying Amount at
	Date	Maturity		Face	December 31,
Issuer	Issued	Date	Rate	Amount	2006	2005
CSC Holdings (a)	December 1997	December 2007	7.875%	$500,000	$499,952	$499,896
Cablevision (a)	April 2004	April 2009	Floating	500,000	500,000	$500,000
Cablevision (b)	April 2004	April 2012	8.00%	1,000,000	1,000,000	1,000,000
CSC Holdings (b) (d)	April 2004	April 2012	6.75%	500,000	500,000	500,000
CSC Holdings (a)	July 1999	July 2009	8.125%	500,000	499,423	499,191
CSC Holdings (a)	July 1998	July 2008	7.25%	500,000	500,000	500,000
CSC Holdings (a)	July 1998	July 2018	7.625%	500,000	499,714	499,689
CSC Holdings (a)	February 1998	February 2018	7.875%	300,000	298,088	297,918
CSC Holdings (a)	August 1997	August 2009	8.125%	400,000	399,668	399,544
CSC Holdings (a)	March 2001	April 2011	7.625%	1,000,000	998,635	998,315
RNS (c)	August 2004	September 2012	8.75%	300,000	298,476	298,207
				$6,000,000	$5,993,956	$5,992,760

(a)                      These notes are not redeemable by the Company prior to maturity.

(b)                     The Company may redeem some or all of the notes at any time at a make-whole redemption price calculated by reference to market interest rates for comparable maturity treasury notes plus a spread.

(c)                      The senior notes are redeemable, in whole or in part, at a redemption price equal to 104.375% of face value at any time on or after September 1, 2008, 102.188% of face value on or after September 1, 2009, and 100% of face value on or after September 1, 2010.  In addition, the Company may redeem up to 35% of the senior notes before September 1, 2007 at a redemption price of 108.75% of the principal amounts, with the net cash proceeds from specified equity offerings (as defined under the terms of the indentures) provided that at least 65% of the aggregate principal amount of the notes remains outstanding immediately subsequent to the redemption.

(d)                     These notes have not been exchanged as required by the purchase agreement under which the notes were sold and consequently, the interest rate has increased from 6.75% to 7.25% until the exchange is accomplished.  Upon exchange, the interest rate would revert to 6.75%.

The indentures under which the senior notes and debentures were issued contain various covenants, which are generally less restrictive than those contained in the credit agreement of the issuer.

Senior Subordinated Notes and Debentures

The following table summarizes the Company’s senior subordinated notes and debentures:

		Carrying Amount at
	Principal	December 31,		Redemption (b)
	Amount	2006	2005	Date	Price
RNS				September 1, 2009	105.188%
10-3/8% Senior Subordinated				September 1, 2010	103.458%
Notes due 2014,				September 1, 2011	101.729%
issued August 2004 (a)	$500,000	$497,011	$496,621	September 1, 2012	100%

CSC Holdings
10-1/2% Senior Subordinated Debentures due 2016, issued May 1996 (d)	250,000	—	250,000

CSC Holdings
9-7/8% Senior Subordinated Debentures due 2013, issued February 1993 (c)	200,000	—	—

CSC Holdings
9-7/8% Senior Subordinated Debentures due 2023, issued April 1993 (c)	150,000	—	—

	$1,100,000	$497,011	$746,621

(a)             These notes were discounted $3,915 upon original issuance.  The Company may redeem up to 35% of the senior subordinated notes before September 1, 2007 at a redemption price of 110.375% of the principal amounts, with the net cash proceeds from specified equity offerings (as defined under the terms of the indenture) provided that at least 65% of the aggregate principal amount of the notes remains outstanding immediately subsequent to the redemption.

(b)            The notes/debentures are redeemable, at the Company’s option, in whole or in part, on the redemption dates listed at the respective percentage of the principal amount and one year after the last date above at 100% of the aggregate principal amount, in each case together with accrued interest to the redemption date.

(c)             In May 2004, the Company redeemed these senior subordinated debentures.  In connection with these redemptions, the Company recognized a loss of $14,325 representing primarily the redemption premiums paid.

(d)            In June 2006, the Company redeemed these senior subordinated debentures at a redemption price of 105.25%.  In connection with the redemption, the Company recognized a loss on extinguishment of debt of $13,125, representing the redemption premiums paid and wrote off the remaining deferred financing costs of $3,412.

The indentures under which the senior subordinated notes and debentures were issued contain various covenants, which are generally less restrictive than those contained in the credit agreement of the issuer.

Debt Covenant Compliance

CSC Holdings Credit Agreement:

On August 29, 2006, CSC Holdings advised the agent bank and the lenders under the new Restricted Group credit facility that due to the expected restatement of its financial statements resulting from the stock option review discussed in Note 18, it was unable to comply with its covenant to deliver financial information, due on that date, with respect to the periods ended June 30, 2005 and 2006.  Under the new Restricted Group credit facility, the covenant noncompliance would become an event of default if the noncompliance remained unremedied for 30 days after notice from the agent bank or any lender (other than a lender under the term B facility), or for 60 days after notice from the agent bank or term B lenders holding at least 25% of the term B facility.

On August 29, 2006, the lenders under the new Restricted Group credit facility, other than the term B lenders, agreed to waive until September 22, 2006 any default resulting from the covenant noncompliance under the new Restricted Group credit facility due to the expected restatement so notice of default could not be given by such a lender until September 25, 2006 at the earliest and the Restricted Group would have 30 days from the date of any such notice to cure the default.  CSC Holdings delivered all required information under the new Restricted Group credit facility on September 21, 2006 and the information delivery covenant noncompliance was cured by that delivery.

The Restricted Group did not obtain a waiver of the default resulting from the covenant noncompliance from the lenders holding term B loans under the new Restricted Group credit facility and, on September 7, 2006, the bank serving as administrative agent under the new Restricted Group credit facility gave a notice of default to CSC Holdings with respect to such term B covenant noncompliance.  As a result, the Restricted Group had 60 days (until November 6, 2006) to cure its noncompliance with the financial information covenant.  CSC Holdings delivered all required information under the new Restricted Group credit facility on September 21, 2006 and the information delivery covenant noncompliance was cured by that delivery.

Cablevision and CSC Holdings Indentures:

As a result of not filing their Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 by September 8, 2006, Cablevision and CSC Holdings were not in compliance with the information delivery and filing requirements under the indentures relating to their notes and debentures.  Such noncompliance would become an event of default as to any series of notes or debentures if Cablevision or CSC Holdings, as the case may be, received notice of such default from the trustee or the holders of at least 25% of the securities of that series and failed to cure the covenant noncompliance within 60 days after receipt of the notice.  On September 12, 2006, Cablevision received a letter from an investment manager stating that it was acting for funds beneficially owning more than 25% of the outstanding securities of a series under one of Cablevision’s indentures.  The letter stated that it served as a notice of default under the applicable indenture and demanded that the covenant noncompliance be remedied.  Assuming the letter constituted a valid notice of default from holders of at least 25% of the securities of the relevant series, Cablevision had 60 days (until November 11, 2006) to cure its noncompliance with the information delivery and filing covenant.  Cablevision and CSC Holdings delivered all required information under the indentures on September 21, 2006, at which time the Company was in compliance with all of the covenants of its debt instruments.

Summary of Five Year Debt Maturities

Total amounts payable by the Company and its subsidiaries under its various debt obligations outstanding as of December 31, 2006, including collateralized indebtedness (see Note 10) and capital leases (including interest), during the five years subsequent to December 31, 2006, are as follows:

Years Ending December 31,

2007	$724,834
2008	871,525
2009	2,381,991
2010	314,536
2011	1,489,536

NOTE 10.              COLLATERALIZED INDEBTEDNESS AND DERIVATIVES

To manage interest rate risk, the Company has from time to time entered into interest rate swap contracts to adjust the proportion of total debt that is subject to variable and fixed interest rates.  Such contracts fix the borrowing rates on floating rate debt to provide an economic hedge against the risk of rising rates and/or convert fixed rate borrowings to variable rates to provide an economic hedge against the risk of higher borrowing costs in a declining interest rate environment.  At December 31, 2006 and 2005, the Company was a party to interest rate swap agreements to pay floating rates of interest with a total notional value of $450,000 and a fair value of $6,568, and $10,541, a net liability position, respectively.  These agreements have not been designated as hedges for accounting purposes.

In addition, the Company has entered into prepaid interest rate swap agreements in connection with its monetization of certain of its stock holdings, discussed below.  These contracts require the Company to pay a floating rate of interest in exchange for fixed rate interest payments, the net present value of which was paid to the Company at the contract’s inception.  As of December 31, 2006 and 2005, the total notional value of such contracts was $105,061 and $613,960, respectively and the fair values of such contracts were $10,340 and $26,881, a net liability position, respectively.  These agreements have not been designated as hedges for accounting purposes.

In April 2006, CSC Holdings entered into several interest rate swap contracts in the notional amount of $3,700,000 to effectively fix borrowing rates on floating rate debt.  As a result of these transactions, the interest rate paid on approximately 80% of the Company’s debt is fixed.  The table below summarizes certain terms of these interest rate swap contracts as of December 31, 2006:

Maturity Date	Notional Amount	Weighted Average Fixed Rate Paid by the Company	Weighted Average Effective Floating Rate Received by the Company as of December 31, 2006

April 2008	$500,000	5.24%	5.37%

April 2009	$600,000	5.25%	5.38%

June 2010	$2,600,000	5.34%	5.36%

As of December 31, 2006, the interest rate swap contracts noted above had a fair value and carrying value of $31,398, a net liability position, as reflected under derivative contracts in our consolidated balance sheet.

The changes in the fair value of the Company’s swap agreements and the net realized gains (losses) as a result of net cash interest income (expense) for the years ended December 31, 2006, 2005 and 2004 aggregating $(39,360), $(16,497) and $(656), respectively, are reflected in gain (loss) on derivative contracts in the accompanying consolidated statements of operations.

The Company has also entered into various transactions to provide an economic hedge against equity price risk on certain of its stock holdings.  The Company had monetized all of its stock holdings in Charter Communications, Inc., Adelphia Communications Corporation, AT&T, AT&T Wireless, Comcast Corporation, General Electric Company and Leapfrog Enterprises, Inc. through the execution of prepaid forward contracts, collateralized by an equivalent amount of the respective underlying stock.  The contracts set a floor and cap on the Company’s participation in the changes in the underlying stock prices and at maturity are expected to offset declines in the fair values of the underlying stock below the hedge price per share, while allowing the Company to retain upside appreciation from the hedge price per share to the cap price.  At maturity, the contracts provide for the option to deliver cash or shares of AT&T,

Comcast, Charter Communications, Adelphia Communications, General Electric or Leapfrog stock (as the case may be) with a value determined by reference to the applicable stock price at maturity.

The Company received cash proceeds upon execution of the prepaid forward contracts discussed above which has been reflected as collateralized indebtedness in the accompanying consolidated balance sheets.  In addition, the Company separately accounts for the equity derivative component of the prepaid forward contracts.  These equity derivatives have not been designated as hedges for accounting purposes.  Therefore, the fair values of the equity derivatives of $(82,009) and $296,017, at December 31, 2006 and 2005, respectively, have been reflected in the accompanying consolidated balance sheets as an asset (liability) and the net increases (decreases) in the fair value of the equity derivative component of the prepaid forward contracts of $(214,352), $135,677 and $(132,940), as of December 31, 2006, 2005 and 2004, respectively, are included in gain (loss) on derivative contracts in the accompanying consolidated statements of operations.

For the years ended December 31, 2006, 2005 and 2004, the Company recorded a gain (loss) on investments of $284,096, $(135,082) and $135,649 respectively, representing the net increases or decreases in the fair values of all investment securities pledged as collateral for the period.

2006 Settlements of Collateralized Indebtedness

The following table summarizes the settlement of the Company’s collateralized indebtedness for the year ended December 31, 2006.  The Company’s collateralized indebtedness obligations relating to shares of Charter Communications, Inc. and AT&T Inc. common stock were settled by delivering the underlying securities and proceeds from the related equity derivative contracts.  The Company’s collateralized indebtedness obligations relating to Comcast Corporation and General Electric Company shares were settled by delivering the cash equal to the collateralized loan value, net of the value of the related equity derivative contracts.  The cash was obtained from the proceeds of new monetization contracts covering an equivalent number of Comcast and General Electric shares, proceeds from a prepaid interest rate swap executed in conjunction with the equity derivative contract related to the Comcast shares and, in certain instances, cash from CSC Holdings.  The terms of the new contracts allow the Company to retain upside participation in both Comcast and General Electric shares up to each respective contract’s upside appreciation limit with downside exposure limited below the respective hedge price.

	Charter	AT&T	Comcast	General Electric	Total

Number of shares	5,586,687	3,449,785	7,159,206	12,742,033

Collateralized indebtedness settled	$(125,907)	$(165,036)	$(266,224)	$(314,028)	$(871,195)
Prepaid forward contracts	119,177	63,974	31,385	(50,864)	163,672
Fair value of underlying securities delivered	6,730	101,062	—	—	107,792
Net cash payment	$—	$—	$(234,839)	$(364,892)	$(599,731)

Proceeds from new monetization contracts	$—	$—	$212,774	$382,261	$595,035
Proceeds from prepaid interest rate swap contract	—	—	6,496	—	6,496
	—	—	219,270	382,261	601,531
Net cash receipt (payment)	$—	$—	$(15,569)	$17,369	$1,800

2005 Settlements of Collateralized Indebtedness

The following table summarizes the settlement of the Company’s collateralized indebtedness for the year ended December 31, 2005.  The Company’s collateralized indebtedness obligations relating to AT&T Wireless, Charter, Adelphia and AT&T shares were settled by delivering the underlying securities and proceeds from the related equity derivative contracts.  The Company’s collateralized indebtedness obligations relating to Comcast shares were settled by delivering the cash equal to the market value of the Comcast shares and proceeds from the related equity derivative contracts.  The cash was obtained from the proceeds of new monetization contracts covering an equivalent number of Comcast shares, and, in certain cases, proceeds from a prepaid interest rate swap executed in conjunction with the equity derivative contract.  The terms of the new contracts are similar in all material respects to the contracts that had matured and allow the Company to retain upside participation in the Comcast shares up to the contract’s upside appreciation limit with downside exposure limited below the hedge price.

	Adelphia	AT&T Wireless	Charter	AT&T	Comcast	Total

Number of shares	1,010,000	7,243,166	1,862,229	4,183,455	7,159,206

Collateralized indebtedness	$(39,935)	$(116,544)	$(42,676)	$(165,036)	$(266,227)	$(630,418)
Prepaid forward contracts	39,834	8,897	39,678	79,502	43,604	211,515
Underlying securities	101	—	2,998	85,534	—	88,633
Restricted cash	—	108,647	—	—	—	108,647
Net cash receipt (payment)	$—	$1,000	$—	$—	$(222,623)	$(221,623)

Proceeds from new monetization contracts	$—	$—	$—	$—	$209,973	$209,973
Proceeds from prepaid interest rate swap contract	—	—	—	—	6,462	6,462
	—	—	—	—	216,435	216,435
Net cash receipt (payment)	$—	$1,000	$—	$—	$(6,188)	$(5,188)

At December 31, 2006, the Company had principal collateralized indebtedness obligations of $102,268 that mature during the next twelve months.  The Company intends to settle such obligations by either delivering shares of the applicable stock and proceeds of the equity derivative contracts or delivering cash from the proceeds of new monetization transactions.  In the event of an early termination of any of these contracts, the Company would be obligated to repay the fair value of the collateralized indebtedness less the sum of the fair values of the underlying stock and equity collar, calculated at the termination date.  As of December 31, 2006, this settlement amount totaled $2,221.

In October 2004, the Company received $213,647 in cash in exchange for all 14.2 million shares it owned of AT&T Wireless common stock, representing the $15 share price paid in consideration of the merger between AT&T Wireless and Cingular Wireless LLC.  The shares and resultant cash exchanged for such shares had previously been pledged in support of the repayment of the collateralized debt.  As a result of that exchange, the Company’s prepaid forward contracts relating to its shares of AT&T Wireless were terminated.  The termination provisions under the prepaid forward contracts required the Company to repay the fair value of the collateralized indebtedness less the sum of the fair value of the underlying stock and equity collars.  The Company recognized a loss on the extinguishment of debt of $6,076 representing the difference between the fair value and the carrying value of the collateralized indebtedness. At December 31, 2004, the Company had settled certain collateralized indebtedness with a fair value of $124,100 by releasing to the counterparty cash proceeds from the related prepaid forward contract totaling $20,100 and the cash from the merger transaction of $105,000 both of which had been pledged in settlement of the debt.  The Company received the net difference of $1,000 in cash upon settlement in February 2005.

In February 2003, Quadrangle Capital Partners LP (“Quadrangle”), a private investment firm, invested $75,000 in CSC Holdings, in the form of 10% Series A Exchangeable Participating Preferred Stock convertible into Cablevision NY Group Class A common stock.  In connection with the issuance of the Series A Preferred Stock to Quadrangle Capital Partners LP, the Company entered into an agreement with Quadrangle  which granted Quadrangle the right to require the Company to purchase the preferred stock (“put option”) for cash or through the issuance of registered equity securities of the Company, at the Company’s option.  The exchange right and the put option were accounted for as a derivative.  The change in the fair value of the exchange right and put option of $31,709 for the year ended December 31, 2004 has been reflected as a loss on derivative contracts in the accompanying consolidated statements of operations.  In October 2003, Quadrangle exercised its put option to require CSC Holdings to purchase all of its Series A Exchangeable Participating Preferred Stock.  The parties entered into an agreement that the put price was $150,328.  The put price was paid in cash by CSC Holdings in August 2004.

NOTE 11.              PREFERRED STOCK OF CSC HOLDINGS, INC.

In February 1996, CSC Holdings issued 6,500,000 depositary shares, representing 65,000 shares of 11-1/8% Series L Redeemable Exchangeable Preferred Stock (the “Series L Preferred Stock”), which were subsequently exchanged for Series M Redeemable Exchangeable Preferred Stock (the “Series M Preferred Stock”) in August 1996 with terms identical to the Series L Preferred Stock.  The depositary shares were exchangeable, in whole but not in part, at the option of CSC Holdings, for CSC Holdings’ 11-1/8% Senior Subordinated Debentures due 2008.  CSC Holdings was required to redeem the Series M Preferred Stock on April 1, 2008 at a redemption price equal to the liquidation preference of $10,000 per share plus accumulated and unpaid dividends.  The Series M Preferred Stock was redeemable at various redemption prices beginning at 105.563% at any time on or after April 1, 2003, at the option of CSC Holdings, with accumulated and unpaid dividends thereon to the date of redemption.  Before April 1, 2001, dividends could, at the option of CSC Holdings, be paid in cash or by issuing fully paid and nonassessable shares of Series M Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends.  On and after April 1, 2001, dividends were payable in cash.  CSC Holdings paid cash dividends on the Series M Preferred Stock of $42,882 in 2004.

In September 1995, CSC Holdings issued 2,500,000 shares of its $.01 par value 11-3/4% Series H Redeemable Exchangeable Preferred Stock (the “Series H Preferred Stock”) with an aggregate liquidation preference of $100 per share.  CSC Holdings was required to redeem the Series H Preferred Stock on October 1, 2007 at a redemption price per share equal to the liquidation preference of $100 per share, plus accrued and unpaid dividends thereon.  The Series H Preferred Stock was redeemable at various redemption prices beginning at 105.875% at any time on or after October 1, 2002, at the option of CSC Holdings, with accumulated and unpaid dividends thereon to the date of redemption.  Before October 1, 2000, dividends could, at the option of CSC Holdings, be paid in cash or by issuing fully paid and nonassessable shares of Series H Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends.  On and after October 1, 2000, dividends were payable in cash.  The terms of the Series H Preferred Stock permitted CSC Holdings, at its option, to exchange the Series H Preferred Stock for CSC Holdings’ 11-3/4% Senior Subordinated Debentures due 2007 in an aggregate principal amount equal to the aggregate liquidation preference of the shares of Series H Preferred Stock.  CSC Holdings paid cash dividends on the Series H Preferred Stock of $17,712 in 2004.

In May 2004, CSC Holdings redeemed all of its Series H Preferred Stock and its Series M Preferred Stock.  In connection with the redemptions, the Company recognized a loss of $58,170 representing the redemption premiums paid.  In addition, the Company wrote off $5,080 of unamortized deferred financing costs in connection with these redemptions.

NOTE 12.              INCOME TAXES

The Company files a consolidated federal income tax return with its 80% or more owned subsidiaries.

Income tax expense (benefit) attributable to continuing operations consists of the following components:

	Years Ended December 31,
	2006	2005	2004
Current expense:
Federal	$—	$—	$93
State	9,546	9,493	6,669
	9,546	9,493	6,762
Deferred benefit:
Federal	(84,347)	(63,355)	(90,518)
State	(65,661)	(28,357)	(124,849)
	(150,008)	(91,712)	(215,367)

Income tax benefit	$(140,462)	$(82,219)	$(208,605)

The income tax benefit attributable to continuing operations for 2005 and 2004 excludes deferred federal and state tax benefits of $1,256 and $3,388, respectively, resulting from the exercise of stock options, which were credited directly to paid-in capital.   No income tax benefit has been recognized as an increase to paid in capital with regard to excess tax benefits occurring during the year ended December 31, 2006.

The income tax expense attributable to discontinued operations was classified as deferred income tax expense for all periods presented (see Note 6).

The income tax expense (benefit) attributable to continuing operations differs from the amount derived by applying the statutory federal rate to pretax income principally due to the effect of the following items:

	Years Ended December 31,
	2006	2005	2004

Federal tax benefit at statutory federal rate	$(98,873)	$(76,711)	$(246,709)
State income taxes, net of federal benefit	(25,230)	(13,156)	(26,792)
Changes in the valuation allowance	(10,404)	6,459	14,036
State rate change, net of federal benefit	1,706	(6,701)	(21,615)
Nondeductible expense relating to Series A Preferred Stock	—	—	11,098
Nondeductible preferred stock dividends	—	—	21,208
Nondeductible redemption premium on Series H and Series M Preferred Stock	—	—	20,360
Reduction of a tax contingency liability	(16,356)	—	—
Favorable settlement of an issue with a taxing authority	(5,013)	—	—
Nondeductible officers’ compensation	4,443	6,226	8,303
Other nondeductible expenses	6,768	10,637	4,776
Other	2,497	(8,973)	6,730
Income tax benefit	$(140,462)	$(82,219)	$(208,605)

At December 31, 2006, the Company had consolidated federal tax net operating loss carry forwards (“NOLs”) of $2,830,369 expiring on various dates through 2026.  The Company has recorded a deferred tax asset for such NOLs.

The Company’s NOLs expire as follows:

2008	$19,933
2009	137,011
2010	142,821
2011	151,008
2012	72,442
2018	101,547
2019	497,669
2020	110,970
2021	362,821
2022	231,138
2023	347,362
2024	591,350
2026	64,297
$2,830,369

During 2006, the tax deduction resulting from the exercise and issuance of certain share-based awards exceeded the aggregate compensation expense for such awards by $18,387.  This ‘windfall’ deduction results in an excess tax benefit that must be analyzed to determine whether it has been realized.  As described in Note 16, the Company uses the ‘with-and-without’ approach to determine whether an excess tax benefit has been realized.  Given the Company’s NOL position, no income tax benefit has been recognized for such excess tax benefit.  Accordingly, the NOLs above exclude $18,387 of windfall tax deductions occurring in 2006.

The tax effects of temporary differences which give rise to significant portions of deferred tax assets or liabilities and the corresponding valuation allowance at December 31, 2006 and 2005 are as follows:

	December 31,
	2006	2005
Deferred Tax Asset (Liability)
Current
Benefits of tax loss carry forwards	$67,418	$137,034
Compensation and benefit plans	62,201	7,598
Allowance for doubtful accounts	4,416	3,878
Reserve for restructuring	1,723	3,833
Investments	14,694	—
Other assets	—	1,671
Other liabilities	37,368	71,680
Deferred tax asset	187,820	225,694
Valuation allowance	(3,788)	(6,518)
Net deferred tax asset, current	184,032	219,176

Investments	—	(208,388)
Deferred tax liability, current	—	(208,388)

Net deferred tax asset, current	184,032	10,788

Noncurrent
Benefits of tax loss carry forwards	1,103,588	1,124,720
Compensation and benefit plans	87,992	78,058
Other	32,895	8,472
Deferred tax asset	1,224,475	1,211,250
Valuation allowance	(24,700)	(35,012)
Net deferred tax asset, noncurrent	1,199,775	1,176,238

Fixed assets and intangibles	(461,372)	(517,201)
Investments	(221,902)	(73,718)
Partnership investments	(573,744)	(556,872)
Other assets	(16,481)	(2,785)
Deferred tax liability, noncurrent	(1,273,499)	(1,150,576)

Net deferred tax asset (liability), noncurrent	(73,724)	25,662

Total net deferred tax asset	$110,308	$36,450

In general, deferred tax assets and liabilities are classified as either current or noncurrent based on the balance sheet classification of the underlying asset or liability.  Current deferred tax assets and liabilities are netted and presented as either a current deferred tax asset or a current deferred tax liability.  As of December 31, 2005, the current net deferred tax asset of $10,788 included a deferred tax liability of $208,388 relating to investments, which was primarily comprised of a deferred tax liability of $253,555 relating to investment securities pledged as collateral and derivative contracts offset by a deferred tax asset of $44,733 relating to an unrealized loss on an investment in Adelphia stock, which was realized in December 2006.  Due primarily to the classifications of current and noncurrent investment securities pledged as collateral and derivative contracts, a deferred tax asset of $14,694 corresponding to these items has been included in current deferred tax assets as of December 31, 2006.

Deferred tax assets have resulted primarily from the Company’s future deductible temporary differences and NOLs.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized.  The Company’s ability to realize its deferred tax assets depends upon the generation of sufficient future taxable income and tax planning strategies to allow for the utilization of its NOLs and deductible temporary differences.  If such estimates and related assumptions change in the future, the Company may be required to record additional valuation allowances against its deferred tax assets, resulting in additional income tax expense in the Company’s consolidated statement of operations.  Management evaluates the realizability of the deferred tax assets and the need for additional valuation allowances quarterly.  At this time, based on current facts and circumstances, management believes that it is more likely than not that the Company will realize benefit for its gross deferred tax assets, except those deferred tax assets against which a valuation allowance has been recorded which relate to certain state net operating loss carry forwards.  In 2006, the Company recorded a decrease in the valuation allowance of $10,404 relating to certain state net operating loss carry forwards.  In 2005 and 2004, the Company recorded increases in the valuation allowance of $6,459 and $14,036, respectively, relating to certain state net operating loss carry forwards.  During 2006 and 2005, certain state net operating loss carry forwards expired prior to utilization.  The deferred tax asset corresponding to the expired net operating loss carry forwards had been previously fully offset by a valuation allowance.  The deferred tax asset and valuation allowance were both reduced by $2,638 and $6,953 in 2006 and 2005, respectively.

At times, the Company takes certain positions on its tax returns that may be challenged by various taxing authorities.  These tax positions arise in connection with certain transactions or operations.  Although the Company believes it has support for its tax positions, it has recorded a liability for its best estimate of the probable loss on such positions.  Management does not believe that the resolution of these matters will have a material adverse impact on the financial position of the Company.

The Company is currently being audited by the state of Ohio for the tax year ended December 31, 2000.  The primary audit issue is the amount of gain that should be subject to tax in Ohio pursuant to the 2000 sale of certain cable television systems.  Ohio has asserted that more of the gain should be taxed in Ohio.

Ohio has issued a proposed assessment of additional tax due of approximately $55,000 plus interest of approximately $12,000.  As of December 31, 2006, the Company has recorded a liability with respect to such matter of approximately $11,000, including interest, which represents management’s current estimate of the additional amount that may be owed.

NOTE 13.              OPERATING LEASES

The Company leases certain office, production, transmission, theater and event facilities under terms of leases expiring at various dates through 2027.  The leases generally provide for fixed annual rentals plus certain real estate taxes and other costs.  Rent expense for the years ended December 31, 2006, 2005 and 2004 amounted to $81,642, $78,984 and $75,626, respectively.

In addition, the Company rents space on utility poles for its operations.  The Company’s pole rental agreements are for varying terms, and management anticipates renewals as they expire.  Pole rental expense for the years ended December 31, 2006, 2005 and 2004 amounted to $13,777, $12,325 and $13,607, respectively.

Madison Square Garden operates Radio City Music Hall under a long-term lease.  Under the terms of the lease agreement, Madison Square Garden is required to meet certain net worth, cash flow, and building utilization requirements.  In the event Madison Square Garden were to fail to meet the lease requirements and was unable to remedy such defaults, the landlord could have the option of terminating the lease.

The minimum future annual payments for all operating leases for continuing operations (with initial or remaining terms in excess of one year) during the next five years, including pole rentals from January 1, 2007 through December 31, 2011, and thereafter, at rates now in force are as follows:

2007	$90,598
2008	95,828
2009	92,084
2010	87,298
2011	82,061
Thereafter	507,645

NOTE 14.              AFFILIATE AND RELATED PARTY TRANSACTIONS

Equity Method Investments

The following table reflects the Company’s ownership percentages and balances of equity method investments as of December 31, 2006 and 2005:

	Ownership Percentages		Investment Balances
	December 31,
	2006	2005	2006	2005

Fox Sports Net New England(a)	50.0%	50.0%	$47,656	$39,463
Other	22.2%	N/A	2,294	—

Net investment in affiliates			$49,950	$39,463

The Company’s share of the net income (loss) of these affiliates for the years ended December 31, 2006, 2005 and 2004 is as follows:

	Years Ended December 31,
	2006	2005	2004

Fox Sports Net New England(a)	$6,698	$6,645	$6,194
National Sports Partners(b)	—	(3,379)	(19,731)
National Advertising Partners(b)	—	(47)	1,992
PVI Virtual Media Services LLC(c)	—	—	(1,668)
New York Metro, LLC	—	—	216
	$6,698	$3,219	$(12,997)

(a)             See Note 23 for a discussion regarding the sale of the Company’s ownership interest in Fox Sports Net New England in June 2007.

(b)            See Note 3 for a discussion of the Regional Programming Partners restructuring in 2005 which eliminated our ownership interest in these entities.

(c)             PVI Virtual Media Services LLC was consolidated in the second quarter of 2004, pursuant to FIN No. 46R and the ownership interest not owned by the Company was purchased in 2005.

The following table includes certain unaudited financial information for Fox Sports Net New England:

	December 31,
	2006	2005
	(unaudited)

Total assets	$85,861	$67,391
Total liabilities*	13,502	12,049

*                    Includes amounts due to the Company from affiliates referred to below.

Amounts due to these affiliates at December 31, 2006 and 2005 aggregated $477 and $1,428, respectively.

The Company provides certain transmission and production services to certain of these affiliates.  For the years ended December 31, 2006, 2005 and 2004, $1,358, $1,608 and $1,502, respectively, of revenues were earned from services provided to these entities.  Costs incurred by the Company for programming, entertainment and advertising services provided by these affiliates and included in operating expenses for the years ended December 31, 2006, 2005 and 2004 amounted to $342, $3,509 and $16,186, respectively.

Other Affiliates and Related Parties

During 2006, 2005 and 2004, the Company provided services to or incurred costs on behalf of other affiliates.  These costs are reimbursed to the Company.  Aggregate amounts due from and due to these affiliates at December 31, 2006 and 2005 are summarized below:

	December 31,
	2006	2005

Advances to affiliates	$153	$70
Accounts payable to affiliates	94	39

In February 2005, the Company signed a letter of intent under which VOOM HD, LLC, a private company formed by two of the Company’s Class B shareholders, Charles F. Dolan and Thomas C. Dolan, had planned to acquire from the Company the business, assets and liabilities of the Company’s Rainbow DBS satellite business not included in the agreement with EchoStar (see Note 3).  The letter of intent between the Company and VOOM HD, LLC expired on February 28, 2005 without a definitive agreement being reached.

Following the expiration of the letter of intent, the Company began shutting down the Rainbow DBS satellite distribution operations.  In March 2005, the Company entered into an agreement with Charles F. Dolan and Thomas C. Dolan (“March 2005 Agreement”) pursuant to which the parties agreed to work cooperatively to finalize the separation of Rainbow DBS from the Company.  The Company agreed that no new shutdown activities would be undertaken at Rainbow DBS during the term of the agreement.  In accordance with the March 2005 Agreement, Charles F. Dolan deposited $15,000 with the Company to fund any expenditures above those contemplated in the shutdown budget, net of March 2005 revenue earned.  This agreement terminated on March 31, 2005 and, in accordance with its terms, the distribution business of Rainbow DBS was shutdown effective April 30, 2005 and the Board of Directors confirmed such shutdown decision at a meeting on April 7, 2005.

Cash deposited by Charles F. Dolan under the March 2005 Agreement that was not used to fund costs or segregated to pay costs associated with new commitments or other agreements of $8,663 was returned to him prior to December 31, 2005.  Cash of $6,337 deposited by Charles F. Dolan which was used to fund the incremental costs less March 2005 revenue earned related to the Rainbow DBS satellite distribution business, net of the related discounted income tax benefit to the Company, has been recorded as a deemed net equity contribution.

Fox Sports Net Ohio and Cleveland Indians Baseball Club Limited Partnership (the “Indians”) are parties to a multi-year rights agreement under which Fox Sports Net Ohio pays license fees to the Indians in exchange for telecast rights to substantially all regular season Indians games.  As a result of the restructuring of Regional Programming Partners in April 2005, the Company no longer owns interests in Fox Sports Net Ohio.  The Indians are owned by (i) Lawrence Dolan, a brother of Charles F. Dolan, the Company’s Chairman, (ii) a trust, the beneficiaries of which are Lawrence Dolan and certain descendants of Lawrence Dolan, and (iii) certain other trusts, the beneficiaries of which are certain descendants of Charles F. Dolan, including James L. Dolan, the Company’s Chief Executive Officer, and Marianne Dolan Weber and Patrick F. Dolan, officers of the Company and brothers of James L. Dolan and a trust whose discretionary beneficiaries include Brian Sweeney, son-in-law of Charles F. Dolan, brother-in-law of James L. Dolan, and a director.  Management control of the Indians is held by Lawrence Dolan.

NOTE 15.              BENEFIT PLANS

Adoption of Statement No. 158

Effective December 31, 2006, the Company adopted the recognition and disclosure provisions of Statement No. 158 which requires employers to recognize in their balance sheets the overfunded or underfunded status of defined benefit postretirement plans, measured as the difference between the fair value of plan assets and the benefit obligation (the projected benefit obligation for pension plans and the accumulated postretirement benefit obligation for other postretirement plans). Employers must recognize the change in the funded status of the plan in the year in which the change occurs through accumulated other comprehensive income. Statement No. 158 also requires plan assets and obligations to be measured as of the employers’ balance sheet date. The measurement provision of Statement No. 158 will be effective on January 1, 2009 for the Company with early application encouraged.  This will not have an impact to the Company as its current measurement date is December 31.

Prior to the adoption of the recognition provisions of Statement No. 158, the Company accounted for its defined benefit postretirement plans under Statement No. 87 and SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions (“Statement No. 106”). Statement No. 87 required that a liability (additional minimum pension liability or “AML”) be recorded when the accumulated benefit obligation (“ABO”) liability exceeded the fair value of plan assets.  Any adjustment was recorded as a non-cash charge to accumulated other comprehensive income in shareholders’ equity (deficit). Statement

No. 106 required that the liability recorded should represent the actuarial present value of all future benefits attributable to an employee’s service rendered to date.  Under both Statement No. 87 and Statement No. 106, changes in the funded status were not immediately recognized, rather they were deferred and recognized ratably over future periods.  Upon adoption of the recognition provisions of Statement No. 158, the Company recognized the amounts of prior changes in the funded status of its postretirement benefit plans through accumulated other comprehensive loss.  As a result, the Company recognized the following adjustments in individual line items of its consolidated balance sheet as of December 31, 2006:

	Prior to AML and Statement No. 158 Adjustments	Pretax 2006 AML Adjustment	Pretax Effect of Adopting Statement No. 158	Post AML and Statement No. 158 Adjustments

Accrued employee related costs	$69,389	$—	$(69,389)	$—
Defined benefit obligations	—	2,516	81,092	83,608
Accumulated other comprehensive loss	(6,028)	(2,516)	(11,703)	(20,247)

Income tax benefits associated with the effect of adopting Statement No. 158 and the 2006 AML adjustment amounted to $4,799 and $1,032, respectively.

The amounts in accumulated other comprehensive loss that are expected to be recognized as components of net periodic benefit cost (credit) during the next fiscal year are as follows:

Total

Prior service cost recognition	$(108)
Actuarial loss	187
Transition asset recognition	(3)
Total	$76

The adoption of Statement No. 158 had no effect on the Company’s consolidated statement of operations for the year ended December 31, 2006, or for any prior period presented and does not have a material impact to any of the Company’s debt covenants under its various credit agreements.

Plan Descriptions

Qualified and Non-qualified Defined Benefit Plans

Cablevision Retirement Plans (collectively, the “Cablevision Qualified and Non-qualified Defined Benefit Plans)

The Company sponsors a non-contributory qualified defined benefit Cash Balance Retirement Plan (the “Retirement Plan”) for the benefit of non-union employees other than those of the theater business.  Under the Retirement Plan, the Company credits a certain percentage of eligible base pay into an account established for each participant which is credited with a market based rate of return annually.

The Company also maintains an unfunded non-contributory non-qualified defined benefit excess cash balance plan covering certain Company employees who participate in the Retirement Plan and an unfunded supplemental defined benefit plan (the “CSC Supplemental Benefit Plan”) for the benefit of certain officers and employees of the Company.  As part of the CSC Supplemental Benefit Plan, the Company established a nonqualified defined benefit pension plan, which provides that, upon attaining normal retirement age, a participant will receive a benefit equal to a specified percentage of the participant’s average compensation, as defined.  All participants are 100% vested in the CSC Supplemental Benefit Plan.

Madison Square Garden Retirement Plans (collectively, the “Madison Square Garden Qualified and Non-qualified Defined Benefit Plans)

Madison Square Garden sponsors a non-contributory qualified defined benefit pension plan (“MSG Plan”) covering its non-union employees hired prior to January 1, 2001.  Benefits payable to retirees under this plan are based upon years of service and participants’ compensation.

Madison Square Garden also maintains an unfunded, non-qualified defined benefit pension plan for the benefit of certain employees of Madison Square Garden who participate in the underlying qualified plan.  This plan provides that, upon retirement, a participant will receive a benefit based on a formula which reflects the participant’s compensation.  In addition, Madison Square Garden sponsors two non-contributory qualified defined benefit pension plans covering certain of its union employees (“MSG Union Plans”).  Benefits payable to retirees under these plans are based upon years of service and, for one plan, participants’ compensation, and are funded through trusts established under the plans.

Other Postretirement Benefit Plan

Madison Square Garden sponsors a contributory welfare plan (“Madison Square Garden Postretirement Benefit Plan”) which provides certain postretirement health care benefits to certain of its employees hired prior to January 1, 2001 and their dependents.

Defined Contribution Benefit Plans

The Company also maintains the Cablevision CHOICE 401(k) savings plan, a contributory qualified defined contribution plan for the benefit of non-union employees of the Company.  The Company also has five additional 401(k) plans covering various union employees, as well as employees of certain businesses.  Employees can contribute a percentage of eligible annual compensation and the Company will make a matching cash contribution or discretionary contribution, as defined in the respective plan.  In addition, the Company maintains an unfunded non-qualified excess savings plan that the Company provides a matching contribution to similar to the Cablevision CHOICE 401(k) plan.  The cost associated with these plans was $16,850, $13,511 and $13,203 for the years ended December 31, 2006, 2005 and 2004, respectively.

Multi-employer Plans

Madison Square Garden also contributes to various multiemployer pension plans.  Contributions made to these multiemployer plans for the years ended December 31, 2006, 2005 and 2004 amounted to $6,966, $5,846 and $5,516, respectively.

Plan Results for Defined Benefit Plans

Summarized below is the funded status and the amounts recorded on the Company’s consolidated balance sheets for all of the Company’s qualified and non-qualified defined benefit pension and other postretirement benefit plans at December 31, 2006 and 2005:

	Cablevision Qualified and Non-qualified Defined Benefit Plans		Madison Square Garden Qualified and Non-qualified Defined Benefit Plans		Madison Square Garden Postretirement Benefit Plan
	2006	2005	2006	2005	2006	2005
Change in benefit obligation:
Benefit obligation at beginning of year	$142,922	$117,668	$93,670	$77,921	$7,494	$6,237
Service cost	29,378	26,593	4,988	4,205	399	415
Interest cost	8,212	6,727	5,441	4,508	361	361
Actuarial loss (gain)	3,776	682	(2,718)	8,538	(1,086)	710
Benefits paid	(6,632)	(8,748)	(1,572)	(1,502)	(261)	(229)
Benefit obligation at end of year	177,656	142,922	99,809	93,670	6,907	7,494

Change in plan assets:
Fair value of plan assets at beginning of year	116,604	92,002	45,198	36,905	—	—
Actual return on plan assets	10,737	6,758	5,091	1,236	—	—
Employer contributions	25,511	26,592	5,827	8,559	—	—
Benefits paid	(6,632)	(8,748)	(1,572)	(1,502)	—	—
Fair value of plan assets at end of year	146,220	116,604	54,544	45,198	—	—

Unfunded status at end of year	(31,436)	(26,318)	(45,265)	(48,472)	(6,907)	(7,494)
Unrecognized actuarial loss	—	4,801	—	17,557	—	1,662
Unrecognized prior service cost (credit)	—	—	—	284	—	(1,315)
Unrecognized transition asset	—	—	—	(7)	—	—
Net amount recognized	$(31,436)	$(21,517)	$(45,265)	$(30,638)	$(6,907)	$(7,147)

The accumulated benefit obligations for the Cablevision Qualified and Non-qualified Defined Benefit Plans and Madison Square Garden Qualified and Non-qualified Defined Benefit Plans aggregated $252,952 and $215,189 for the years ended December 31, 2006 and 2005, respectively.

The Company’s net unfunded liability relating to its defined benefit and other postretirement benefit plans at December 31, 2006 is as follows:

Cablevision Qualified and Non-qualified Defined Benefit Plans	$(31,436)
Madison Square Garden Qualified and Non-qualified Defined Benefit Plans	(45,265)
Madison Square Garden Postretirement Benefit Plan	(6,907)
(83,608)
Less: Current portion	1,091
Long-term defined benefit plan and other postretirement plan obligations	$(82,517)

Components of the net periodic pension cost, recorded primarily in selling, general and administrative expenses, for the Company’s qualified and non-qualified defined benefit and other postretirement plans for the years ended December 31, 2006, 2005 and 2004, are as follows:

	Cablevision Qualified and Non-qualified Defined Benefit Plans			Madison Square Garden Qualified and Non-qualified Defined Benefit Plans			Madison Square Garden Postretirement Benefit Plan
	2006	2005	2004	2006	2005	2004	2006	2005	2004

Service cost	$29,378	$26,593	$26,459	$4,988	$4,205	$4,231	$399	$415	$395
Interest cost	8,212	6,727	5,950	5,441	4,508	4,176	361	361	337
Amortization of prior service cost	—	—	—	—	—	—	—	—	—
Expected return on plan assets	(9,882)	(8,046)	(6,667)	(3,686)	(3,032)	(2,561)	—	—	—
Recognized prior service cost (credit)	11	62	62	25	29	40	(133)	(156)	(222)
Recognized actuarial (gain) loss	—	93	—	627	117	212	(4)	17	35
Recognized transition (asset) obligation	—	—	—	(3)	(3)	(4)	—	—	—
Net periodic benefit cost	$27,719	$25,429	$25,804	$7,392	$5,824	$6,094	$623	$637	$545

Plan Assumptions for Defined Benefit Plans

Weighted-average assumptions used to determine net periodic cost and benefit obligations for the Cablevision Qualified and Non-qualified Defined Benefit Plans are as follows:

	Weighted-Average Assumptions
	Net Periodic Benefit Cost for the Years Ended December 31,			Benefit Obligations at December 31,
	2006	2005	2004	2006	2005

Discount rate	5.80%	6.05%	6.30%	5.80%	5.80%
Rate of increase in future compensation levels	4.15%	4.12%	4.12%	4.40%	4.15%
Rate of return on plan assets (qualified plans only)	8.00%	8.00%	8.00%	N/A	N/A

Weighted-average assumptions used to determine net periodic benefit cost and benefit obligations for the Madison Square Garden Qualified and Non-qualified Defined Benefit Plans are as follows:

	Weighted-Average Assumptions
	Net Periodic Benefit Cost for the Years Ended December 31,			Benefit Obligations at December 31,
	2006	2005	2004	2006	2005

Discount rate	5.75%	6.00%	6.25%	6.14%	5.75%
Rate of increase in future compensation levels	4.00%	3.16%	3.17%	4.39%	4.00%
Rate of return on plan assets (qualified plans only)	8.00%	8.00%	8.00%	N/A	N/A

Prior to 2005, the discount rate used by the Company was based upon published yields for high quality fixed income investments from Moody’s and Merrill Lynch.  In 2006 and 2005, the discount rate was determined (based on the expected duration of the benefit payments for the pension plan) by referring to applicable bond yields (such as Moody’s Aaa Corporate Bonds) and the Buck Consultants’ Discount Rate Model (which is developed by examining the yields on selected highly rated corporate bonds), to select a rate at which the Company believed the pension benefits could be effectively settled.  The Company’s expected long-term return on plan assets is based on a periodic review and modeling of the plan’s asset allocation structure over a long-term horizon.  Expectations of returns for each asset class are the most important of the assumptions used in the review and modeling and are based on comprehensive reviews of historical data and economic/financial market theory.  The expected long-term rate of return was selected from within the reasonable range of rates determined by (a) historical real returns, net of inflation, for the asset classes covered by the investment policy, and (b) projections of inflation over the long-term period during which benefits are payable to plan participants.

Weighted-average assumptions used to determine net periodic benefit cost and benefit obligations for the Madison Square Garden Postretirement Plan are as follows:

	Weighted-Average Assumptions
	Net Periodic Benefit Cost for the Years Ended December 31,			Benefit Obligations at December 31,
	2006	2005	2004	2006	2005

Discount rate	5.75%	6.00%	6.25%	6.05%	5.75%
Health care trend rate assumed for next year	9.00%	8.00%	9.00%	9.00%	9.00%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	5.00%	5.00%	5.00%	5.00%	5.00%
Year that the rate reaches the ultimate trend rate	2012	2009	2009	2013	2012

Assumed healthcare cost trend rates have a significant effect on the amounts reported for the healthcare plans.  A one-percentage point change in the assumed health care cost trend rates would have the following effects:

	Increase (Decrease) in net Periodic Benefit Cost for the Years Ended December 31,			Increase (Decrease) in Benefit Obligations at December 31,
	2006	2005	2004	2006	2005
One percentage point increase	$129	$137	$131	$1,001	$1,148
One percentage point decrease	$(107)	$(114)	$(110)	$(840)	$(958)

Plan Assets and Investment Policy

The weighted average asset allocation of Cablevision’s qualified plan at December 31, 2006 and 2005 was as follows:

	Plan Assets at December 31,
	2006	2005
Asset Category:

Equity securities	57%	57%
Fixed income securities	34	34
Other	9	9
	100%	100%

The weighted average asset allocation of the MSG’s qualified plans at December 31, 2006 and 2005 was as follows:

	Plan Assets at December 31,
	2006	2005
Asset Category:

Equity securities	62%	61%
Fixed income securities	29	32
Other	9	7
	100%	100%

Generally, the plans’ investment objectives are to invest in portfolios that would obtain a market rate of return throughout economic cycles, commensurate with the investment risk and cash flow needs of the plans.  This requires the plans to subject a portion of their assets to increased risk to generate a greater rate of return.  The investments in each portfolio are readily marketable and can be sold to fund benefit payment obligations of the plans as they become payable.

Benefit Payments and Contributions for Defined Benefit Plans

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid relating to Cablevision’s Qualified and Non-qualified Defined Benefit Plans:

2007	$16,033
2008	22,066
2009	28,888
2010	25,435
2011	27,098
2012–2016	152,266

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid relating to the Madison Square Garden Qualified and Non-qualified Defined Benefit Plans:

2007	$2,088
2008	2,376
2009	2,767
2010	2,930
2011	3,063
2012–2016	19,822

Of the amounts expected to be paid in 2007, the Company has recorded $1,091 as a current liability in its consolidated balance sheet at December 31, 2006, since this amount represents the aggregate benefit payment obligation payable in the next twelve months that exceeds the fair value of aggregate plan assets at December 31, 2006.

The Company makes contributions to the Retirement Plan, the MSG Plan and MSG Union Plans, which are all qualified defined benefit plans.  The Company currently expects to contribute approximately $24,000 to the Retirement Plan and contribute to the MSG Plan and MSG Union Plans in 2007 approximately $4,800 and $320, respectively.

NOTE 16.              EQUITY AND LONG-TERM INCENTIVE PLANS

Equity Plans

In April 2006, the Company’s Board of Directors approved the Cablevision Systems Corporation 2006 Employee Stock Plan and the Cablevision Systems Corporation 2006 Stock Plan for Non-Employee Directors, which was approved by the Company’s stockholders at its annual stockholders meeting on May 18, 2006.

Under the 2006 Employee Stock Plan, the Company is authorized to grant incentive stock options, nonqualified stock options, restricted shares, restricted stock units, stock appreciation rights and other equity-based awards.  The Company may grant awards for up to 23,000,000 shares of Cablevision NY Group Class A common stock (subject to certain adjustments).  Options and stock appreciation rights under the 2006 Employee Stock Plan must be granted with an exercise price of not less than the fair market value of a share of Cablevision NY Group Class A common stock on the date of grant and must expire no later than 10 years from the date of grant (or up to one additional year in the case of the death of a holder).  The terms and conditions of awards granted under the 2006 Employee Stock Plan, including vesting and exercisability, will be determined by the compensation committee of the Board of Directors and may be based upon performance criteria.  In 2006, subsequent to stockholder approval, the Company granted options to purchase 1,411,600 shares of the Company’s common stock, which will vest over three years in 33-1/3% annual increments and will expire 10 years from the grant date (or up to one additional year in the case of the death of a holder).  In addition, in 2006, subsequent to stockholder approval, the Company granted 1,805,242 restricted shares to employees, which are subject to three year cliff vesting from the date of grant.

Under the 2006 Stock Plan for Non-Employee Directors, the Company is authorized to grant nonqualified stock options, restricted stock units and other equity-based awards.  The Company may grant awards for up to 1,000,000 shares of Cablevision NY Group Class A common stock (subject to certain adjustments). Options under this plan must be granted with an exercise price of not less than the fair market value of a share of Cablevision NY Group Class A common stock on the date of grant and must expire no later than 10 years from the date of grant (or up to one additional year in the case of the death of a holder).  The terms and conditions of awards granted under the 2006 Stock Plan for Non-Employee Directors, including vesting and exercisability, will be determined by the compensation committee.  Unless otherwise provided in an applicable award agreement, options granted under this plan will be fully vested and exercisable, and restricted stock units granted under this plan will be fully vested, upon the date of grant.  Until otherwise determined by the compensation committee, on the date of each annual meeting of the Company’s stockholders, each non-employee director will receive restricted stock units with a fair market value of $40,000 and a grant of 4,000 options on such date.  In 2006, on the date of the annual meeting of the Company’s stockholders, subsequent to stockholder approval, the Company granted its non-employee directors options to purchase an aggregate of 40,000 shares of the Company’s common stock which vested on the date of grant and an aggregate of 20,110 restricted stock units which also vested on the date of grant.

Previously, the Company had an employee stock plan (“1996 Employee Stock Plan”) under which it was authorized to grant incentive stock options, nonqualified stock options, restricted shares, restricted stock units, stock appreciation rights, and bonus awards and a non-employee director stock plan (“1996 Non-Employee Director Stock Plan”) under which it was authorized to grant options and restricted stock units. The 1996 Employee Stock Plan expired in February 2006 and the 1996 Non-Employee Director Stock Plan expired in May 2006.  These plans provided that the exercise price of stock options and stock appreciation rights could not be less than the fair market value per share of Cablevision NY Group Class A common stock on the date the option was granted and the options expired no later than 10 years from the date of grant (or up to one additional year in the case of the death of a holder of nonqualified options).  As discussed in Note 18, a review has determined that during the 1997-2002 period there were a number of instances in which stock options and stock appreciation rights were issued with exercise prices that were lower, and in some cases substantially lower, than the fair market value per share of the Company’s common stock on the actual date of grant.

Stock appreciation rights provide for the employee to receive a cash payment in an amount equal to the difference between the fair market value of the stock as of the date the right is exercised, and the exercise price.  Options and stock appreciation rights typically vest over three years in 33-1/3% annual increments and expire 10 years from the grant date.  Restricted shares are typically subject to three or four year cliff vesting.  Performance based options issued under the plans are typically subject to approximately two year or three year cliff vesting, with exercisability subject to performance criteria.  Performance based options expire 10 years from the date of grant (or up to one additional year in the case of the death of the holder).  Options and restricted stock units issued to non-employee directors fully vest on the date of grant.

As a result of the special dividend (see Note 1), options or stock appreciation rights issued under the 1996 Employee Stock Plan and the 1996 Non-Employee Director Stock Plan that were not vested on or prior to December 31, 2004 were adjusted to reduce their per share exercise price by the $10.00 amount of the special dividend.  The per share exercise price of options or stock appreciation rights that were vested on or prior to December 31, 2004 were not adjusted and the holder will receive the $10.00 special dividend amount upon exercise of the option or right.  Holders of restricted shares outstanding on April 24, 2006 will receive $10.00 per restricted share when and if the restrictions lapse on such shares.  Holders of non-employee director restricted stock units received $10.00 per share underlying such units on the date the special dividend was paid.

Impact of the Adoption of Statement No. 123R

The Company adopted Statement No. 123R using the modified prospective transition method beginning January 1, 2006.  Accordingly, for the year ended December 31, 2006, the Company recorded share-based compensation expense for awards granted prior to, but not yet vested, as of January 1, 2006, as if the fair value method required for pro forma disclosure under Statement No. 123 were in effect for expense recognition purposes, adjusted for estimated forfeitures.  For these awards, the Company has continued to recognize compensation expense using the accelerated attribution method under FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans.  For options and performance based option awards granted after January 1, 2006, the Company recognizes compensation expense based on the estimated grant date fair value using the Black-Scholes valuation model using a straight-line amortization method.

For restricted shares and restricted stock units granted after January 1, 2006, the Company recognizes compensation expense using a straight-line amortization method, based on the grant date price of Cablevision NY Group Class A common stock over the vesting period, except for restricted stock units granted to non-employee directors which vest 100% and are expensed at the date of grant.

For stock appreciation rights granted after January 1, 2006, the Company recognizes compensation expense using a straight-line amortization method based on the estimated fair value at each reporting period using the Black-Scholes valuation model.  The Company did not grant any stock appreciation rights during the year ended December 31, 2006.

As Statement No. 123R requires that options and performance based option compensation expense be based on awards that are ultimately expected to vest, share-based compensation (which includes options, performance options, restricted stock, restricted stock units and stock appreciation rights) for the year ended December 31, 2006 has been reduced for estimated forfeitures.  Forfeitures were estimated based on historical experience.  Share-based compensation expense recognized as selling, general and administrative expense for the year ended December 31, 2006 amounted to $80,587 (of which $63,675 related to equity classified awards).  An income tax benefit of $28,618 was recognized in continuing operations resulting from this share-based compensation expense.  In connection with the adoption of Statement No. 123R, the Company recorded $862 as a cumulative effect of a change in accounting principle, net of taxes, in the Company’s statement of operations for the year ended December 31, 2006.

The following table presents actual expense (income) relating to the Company’s stock plan recorded pursuant to Statement No. 123R for 2006 and APB 25 for 2005 and 2004 and the pro forma information disclosed pursuant to Statement 123 for 2005 and 2004:

	Stock Plan Expense (Income)
	2006 Actual	2005 Actual	2005 Pro forma	2004 Actual	2004 Pro forma

Stock options	$25,947	$1,016	$13,502	$3,306	$897
Stock appreciation rights	16,912	(1,324)	(1,367)	2,675	2,724
Restricted shares	37,728	27,014	27,155	28,268	28,409
Share based compensation	$80,587	$26,706	$39,290	$34,249	$32,030

In connection with the Company’s adoption of Statement No. 123R, the Company uses the ‘with-and-without’ approach described in EITF Topic No. D-32, Intraperiod Tax Allocation of the Tax Effect of Pretax Income from Continuing Operations, to determine the recognition and measurement of excess tax benefits.  Accordingly, due to the Company’s current tax position, no income tax benefit has been recognized as an increase to paid in capital with regard to excess tax benefits occurring during the year ended December 31, 2006.

Prior to adopting Statement No. 123R, the Company presented all tax benefits resulting from the exercise of stock options as operating cash flows in the statement of cash flows.  Statement No. 123R requires cash flows resulting from excess tax benefits to be classified as a part of cash flows from financing activities.  This requirement will reduce net operating cash flows and increase net financing cash flows in periods after the effective date in which the excess tax deductions result in a reduction of income taxes payable.  Excess tax benefits are realized tax benefits from tax deductions for options exercised and restricted shares issued in excess of the deferred tax asset attributable to stock compensation costs for such awards.  No excess tax benefits for the year ended December 31, 2006 were recorded as a result of adopting Statement No. 123R.  Cash received from option exercises for the years ended December 31, 2006, 2005 and 2004 was $15,334, $13,925 and $7,156, respectively.  The total income tax benefit recognized pursuant to the exercise of options recorded in stockholders’ deficiency was $1,256 and $3,388 for the years ended December 31, 2005 and 2004, respectively.

Valuation Assumptions - Stock Options

The Company calculates the fair value of each option award on the date of grant using the Black-Scholes option pricing model.  For unvested share-based awards as of January 1, 2006, granted prior to 2006, the Company’s computation of expected life was determined based on historical experience of similar awards, giving consideration to the contractual terms of the share-based awards and vesting schedules.  The interest rate for periods within the contractual life of the award is based on interest yields for U.S. Treasury instruments in effect at the time of grant.  The Company applies a dividend yield of zero since it has historically never paid an ordinary dividend.  For options granted in 2006, the Company’s computation of expected life was based on the simplified method (the average of the vesting period and option term) as prescribed in SEC Staff Accounting Bulletin No. 107, Share Based Payments.  The following weighted average assumptions were used in calculating the fair value of options granted for the year ended December 31, 2006:  Weighted average risk-free interest rate - 4.95%, Expected life (in years) - 6.0, Dividend yield - 0%, and Weighted average volatility - 53.33%.  The weighted average grant date fair value for options granted in 2006 was $11.46.

Valuation Assumptions - Stock Appreciation Rights

The Company calculates the fair value of each stock appreciation right on the date of grant and at the end of each reporting period using the Black-Scholes option pricing model.  The following assumptions were used to calculate the fair value of stock appreciation rights outstanding as of December 31, 2006:  Weighted average risk-free interest rate - 4.98%, Weighted average expected life (in years) - 1.30, Dividend yield - 0%, and Weighted average volatility - 20.61%.  The weighted average grant date fair value of rights outstanding at December 31, 2006 was $18.66.

The Company’s computation of expected volatility is based on historical volatility of our common stock. The Company’s computation of expected life was determined based on historical experience of similar awards, giving consideration to the contractual terms of the stock appreciation rights and vesting schedules through December 31, 2006.  The interest rate for the period within the contractual life of the award is based on the interest yield for U.S. Treasury instruments in effect at December 31, 2006.  The Company applies a dividend yield of zero since it has historically never paid an ordinary dividend.

Share-Based Payment Award Activity

The following table summarizes activity for the Company’s stock options for the year ended December 31, 2006:

	Shares Under Option		Weighted Average	Weighted Average Remaining
	Time Vesting Options	Performance Vesting Options	Exercise Price Per Share	Contractual Term (in years)	Aggregate Intrinsic Value**
Balance, December 31, 2005	9,402,430	809,000	$21.22
Granted	1,447,000	4,600	20.51
Exercised	(1,326,157)	—	12.15
Forfeited/Expired	(458,907)	—	27.94

Balance, December 31, 2006*	9,064,366	813,600	$16.60	6.84	$156,226

Options exercisable at December 31, 2006*	5,747,586	—	$16.72	5.35	$106,452

Options expected to vest in the future*	3,166,003	796,852	$16.39	8.90	$47,897

*                    As a result of the special dividend (see Note 1), options issued under the 1996 Employee Stock Plan and the 1996 Non-Employee Director Plan that were not vested on or prior to December 31, 2004 were adjusted to reduce their per share exercise price by the $10.00 amount of the special dividend.  The per share exercise price of options that were vested on or prior to December 31, 2004 was not adjusted and the holders will receive the $10.00 special dividend amount upon exercise.  The weighted average exercise price per share reflected in the table above has not been adjusted for the special dividend for periods prior to the payment of the special dividend in April 2006.

**             The aggregate intrinsic value is calculated as the difference between (i) the exercise price of the underlying award and (ii) the quoted price of the Company’s NY Group Class A common stock on December 31, 2006 plus, where applicable, the $10.00 special dividend.

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of the Company’s common stock for the 9,531,533 options outstanding (which included 5,401,153 exercisable options) that were in-the-money at December 31, 2006.  For the years ended December 31, 2006, 2005 and 2004, the aggregate intrinsic value of options exercised under the Company’s stock option plans was $22,794, $12,358 and $8,451, respectively, determined as of the date of option exercise, plus for the 2006 period, the $10.00 special dividend which each holder of options vested on or prior to December 31, 2004 received upon exercise.  When an option is exercised, the Company issues new shares of stock.

The following table summarizes activity for the Company’s stock appreciation rights and restricted shares (which includes restricted stock units) for the year ended December 31, 2006:

	Stock Appreciation Rights	Weighted Average Fair Value Per Share	Restricted Shares	Weighted Average Fair Value Per Share at Date of Grant
Unvested award balance, December 31, 2005	5,500	$7.38	6,549,966	$18.85
Granted	—	—	1,825,352	20.60
Awards vested	(5,500)	11.79	(132,492)	17.90
Forfeited	—	—	(134,187)	18.72

Unvested award balance, December 31, 2006	—	$—	8,108,639	$19.26

	Outstanding Vested Stock Appreciation Rights	Weighted Average Exercise Price Per Share at December 31, 2006	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value*

Balance, December 31, 2006	1,600,907	$22.25	3.28	$28,736

*                    The aggregate intrinsic value, which will be settled in cash, is calculated as the difference between (i) the exercise price of the underlying award and (ii) the quoted price of the Company’s NY Group Class A common stock plus, where applicable, the $10.00 special dividend.

For the years ended December 31, 2006, 2005 and 2004, the aggregate intrinsic value of stock appreciation rights exercised under the Company’s stock plans was $11,258, $6,549 and $3,748, respectively, determined as of the date of exercise.  The aggregate intrinsic value, which was settled in cash, is calculated as the difference between (i) the exercise price of the underlying awards and (ii) the quoted price of the Cablevision NY Group Class A common stock as of the date of exercise, plus for the 2006 period, the $10.00 special dividend which each holder of rights vested prior to December 31, 2004 received upon exercise.

As of December 31, 2006, there was $65,083 of total unrecognized compensation cost related to the Company’s unvested options and restricted shares granted under the Company’s stock plans. The unrecognized compensation cost is expected to be recognized over a weighted-average period of 1.1 years.

Pro Forma Information for Periods Prior to the Adoption of Statement No. 123R

Prior to the adoption of Statement No. 123R, the Company had applied the intrinsic value based method of accounting prescribed by APB Opinion No. 25 and related interpretations, to account for its share-based compensation awards.  Under this method, compensation expense was recorded only if on the date of grant the current market price of the underlying stock exceeded the exercise price.  The Company provided the disclosures required under Statement No. 123, as amended by Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosures.  Employee share-based compensation expense for the years ended December 31, 2005 and 2004, is based on the accounting prescribed by APB Opinion No. 25 and related interpretations and has not been restated for the adoption of Statement No. 123R.  Forfeitures of awards were recognized as they occurred.

The table below sets forth the pro forma net income (loss) as if compensation cost was determined in accordance with Statement No. 123 for options granted in 1995 through 2005:

	Years Ended December 31
	2005	2004

Net income (loss)	$89,320	$(678,945)
Add: Stock based employee compensation cost included in reported net income (loss), net of taxes	20,703	23,134
Deduct: Stock based employee compensation expense determined under fair value based method, net of taxes	(28,078)	(21,719)
Pro forma net income (loss)	$81,945	$(677,530)

Basic and diluted net income (loss) per common share:
As reported	$0.32	$(2.36)
Pro forma	$0.29	$(2.36)

The Company estimated the fair value of each option grant using the Black-Scholes option pricing model.  The following assumptions were used in calculating these fair values:

	Years Ended December 31,
	2005	2004

Risk free interest rate	4.5%	3.5%
Volatility	57.0%	55.7%
Dividend Yield	0%	0%
Weighted average grant date fair value	$13.60	$10.29
Expected life in years	5.0	5.0

Long-Term Incentive Plans

In April 2006, Cablevision’s Board of Directors approved the Cablevision Systems Corporation 2006 Cash Incentive Plan, which was approved by Cablevision’s stockholders at its annual stockholders meeting in May 2006.

Pursuant to Cablevision’s Long-Term Incentive Plan, certain executives have been granted cash awards, some of which are performance based, that vest over varying required service periods and are typically payable at the end of the vesting period or on specified dates.  One form of award received by certain executives under the Plan was a performance retention award, vesting over 7 years.  The terms of the performance retention awards provide that the executive could have requested a loan from the Company in the amount of the award prior to its vesting, subject to certain limitations, provided that such loan was secured by a lien in favor of the Company on property owned by the executive.  Effective July 30, 2002, such requests for advances on amounts of awards are no longer permitted.  Imputed interest to those executives on these interest free loans amounted to $900, $911 and $1,293, respectively for the years ended December 31, 2006, 2005 and 2004.  As of December 31, 2006 and 2005, $23,850 was outstanding in respect of advances made pursuant to this plan.

In connection with long-term incentive awards granted under the two plans, the Company has recorded expense of $59,144, $41,857 and $31,508 for the years ended December 31, 2006, 2005 and 2004, respectively.   At December 31, 2006 and 2005, the Company had accrued $51,905 and $17,990 for performance-based awards for which the performance criteria had not been met as of December 31, 2006 as such awards are based on achievement of certain performance criteria through December 31, 2008.  The Company currently believes that it is probable that the performance criteria established for these performance-based awards will be met.  If the Company subsequently determines that the performance criteria for such awards is not probable of being achieved, the Company would reverse the accrual in respect of such award at that time.

In addition, in 2003, the Company granted certain management employees cash awards that vested in July 2005 when the Company reached certain performance goals.  Such awards were amortized ratably over the period in which the Company was expected to achieve these goals, and accordingly recorded expense of $2,380 and $18,868 in respect of these awards in 2005 and 2004, respectively.

NOTE 17.                                          CONTRACTUAL OBLIGATIONS

Future cash payments required under unconditional purchase obligations pursuant to contracts entered into by the Company in the normal course of business are as follows as of December 31, 2006:

	Payments Due by Period
	Total	Year 1	Years 2–3	Years 4–5	More than 5 years
Off balance sheet arrangements:
Programming obligations(1)	$2,902,599	$828,101	$1,175,374	$699,735	$199,389
Purchase obligations(2)	2,208,418	474,833	446,360	269,695	1,017,530
Guarantees(3)	2,221	2,221	—	—	—
Letters of credit(4)	54,295	2,300	1,722	—	50,273
Total	5,167,533	1,307,455	1,623,456	969,430	1,267,192

Contractual obligations reflected on the balance sheet:
Purchase obligations(5)	87,707	57,026	9,593	6,592	14,496
Total	$5,255,240	$1,364,481	$1,633,049	$976,022	$1,281,688

(1)             Programming obligations represent contractual commitments with various programming vendors to provide video services to the Company’s subscribers.  Future fees under such contracts are based on numerous factors, including the number of subscribers receiving the programming.  Amounts reflected above are based on the number of subscribers receiving the programming as of December 2006 multiplied by the per subscriber rates contained in the executed agreements in effect as of December 31, 2006.

(2)             Purchase obligation amounts not reflected on the balance sheet consist primarily of (i) long-term rights agreements which provide Madison Square Garden and other regional sports networks with exclusive broadcast rights to certain live sporting events in exchange for minimum contractual payments, (ii) payments under employment agreements that we have with our professional sports teams’ personnel that are generally guaranteed regardless of employee injury or termination, and (iii) minimum purchase requirements incurred in the normal course of the Company’s operations.

(3)             Includes outstanding guarantees primarily by CSC Holdings in favor of certain financial institutions in respect of ongoing interest expense obligations and potential early termination events in connection with the monetization of the Company’s holdings of Charter Communications common stock.  Amounts payable under such monetization guarantees are estimated as of a particular point in time by the financial institution counterparty and are based upon the current price of the underlying common stock and various other assumptions, including stock market volatility and prevailing interest rates.  Such guaranteed amounts approximate the fair value of the monetization indebtedness less the sum of the fair values of the underlying stock and the equity collar as reflected in the Company’s accompanying consolidated balance sheet.

(4)             Consist primarily of letters of credit obtained by CSC Holdings in favor of insurance providers and certain governmental authorities for the Telecommunications Services segment.

(5)             Consist principally of amounts earned under employment agreements that we have with our professional sports teams’ personnel.  Other long-term obligations also include deferred carriage payments.

The future cash payments reflected above do not include the impact of potential insurance recoveries or amounts which may be due to the National Basketball Association (“NBA”) for luxury tax payments.

The future cash payments reflected above also do not include the payments required under the Company’s agreements with EchoStar relating to the launch and operation of the business of Rainbow HD Holdings, LLC, the Company’s VOOM HD Networks high-definition television programming service.  EchoStar was issued a 20% interest in Rainbow HD Holdings, the Company’s subsidiary owning the VOOM HD Networks programming service, and that 20% interest will not be diluted until $500,000 in cash has been invested in Rainbow HD Holdings by the Company.  Under the terms of the affiliation arrangements with EchoStar covering the VOOM HD Networks for a 15 year term, if Rainbow HD Holdings fails to spend $100,000 per year up to a maximum of $500,000 in the aggregate, on its service offerings, EchoStar may terminate the affiliation agreement.  The Company has the right to terminate the affiliation agreement if the VOOM HD Networks are discontinued in the future.  On the fifth or eighth anniversary of the effective date of the agreement, the termination of the affiliation agreement by EchoStar, or other specified events, EchoStar has a put right to require a wholly-owned subsidiary of Rainbow Media Holdings to purchase all of its equity interests in Rainbow HD Holdings at fair value.  On the seventh or tenth anniversary of the effective date of the agreement, or the second anniversary date of the termination of the Affiliation Agreement by EchoStar, a wholly-owned subsidiary of Rainbow Media Holdings has a call right to purchase all of EchoStar’s ownership in Rainbow HD Holdings at fair value.

Many of the Company’s franchise agreements and utility pole leases require the Company to remove its cable wires and other equipment upon termination of the respective agreements.  The Company has concluded that the fair value of these asset retirement obligations cannot be reasonably estimated since the range of potential settlement dates is not determinable.

NOTE 18.              LEGAL MATTERS

Tracking Stock Litigation

In August 2002, purported class actions naming as defendants Cablevision and each of its directors were filed in the Delaware Chancery Court.  The actions, which allege breach of fiduciary duties and breach of contract with respect to the exchange of the Rainbow Media Group tracking stock for Cablevision NY Group common stock, were purportedly brought on behalf of all holders of publicly traded shares of Rainbow Media Group tracking stock.  The actions sought to (i) enjoin the exchange of Rainbow Media Group tracking stock for Cablevision NY Group common stock, (ii) enjoin any sales of “Rainbow Media Group assets,” or, in the alternative, award rescissory damages, (iii) if the exchange is completed, rescind it or award rescissory damages, (iv) award compensatory damages, and (v) award costs and disbursements.  The actions were consolidated into one action on September 17, 2002, and on October 3, 2002, Cablevision filed a motion to dismiss the consolidated action.  The action was stayed by agreement of the parties pending resolution of a related action brought by one of the plaintiffs to compel the inspection of certain books and records of Cablevision.  On October 26, 2004, the parties entered into a stipulation dismissing the related action, and providing for Cablevision’s production of certain documents. On December 13, 2004, plaintiffs filed a consolidated amended complaint.  Cablevision filed a motion to dismiss the amended complaint.  On April 19, 2005, the court granted that motion in part, dismissing the breach of contract claim but declining to dismiss the breach of fiduciary duty claim on the pleadings.

In August 2003, a purported class action naming as defendants Cablevision, directors and officers of Cablevision and certain current and former officers and employees of the Company’s Rainbow Media Holdings and American Movie Classics subsidiaries was filed in New York Supreme Court by the Teachers Retirement System of Louisiana (“TRSL”).  The actions relate to the August 2002 Rainbow Media Group tracking stock exchange and allege, among other things, that the exchange ratio was based upon a price of the Rainbow Media Group tracking stock that was artificially deflated as a result of the improper recognition of certain expenses at the national services division of Rainbow Media Holdings.  The complaint alleges breaches by the individual defendants of fiduciary duties.  The complaint also alleges breaches of contract and unjust enrichment by Cablevision.  The complaint seeks monetary damages and such other relief as the court deems just and proper.  On October 31, 2003, Cablevision and other defendants moved to stay the action in favor of the previously filed actions pending in Delaware or, in the alternative, to dismiss for failure to state a claim.  On June 10, 2004, the court stayed the action on the basis of the previously filed action in Delaware.  TRSL subsequently filed a motion to vacate the stay in the New York action, and simultaneously filed a motion to intervene in the Delaware action and to stay that action.  Cablevision opposed both motions.  On April 19, 2005, the court in the Delaware action denied the motion to stay the Delaware action and granted TRSL’s motion to intervene in that action.  On June 22, 2005, the court in the New York action denied TRSL’s motion to vacate the stay in that action.

Cablevision believes the claims in both the Delaware action and the New York action are without merit and is contesting the lawsuits vigorously.

The Wiz Bankruptcy

TW, Inc. (“TW”), a former subsidiary of the Company and operator of The Wiz consumer retail electronics business, is the subject of a Chapter 11 bankruptcy proceeding in the U.S. Bankruptcy Court for the District of Delaware.  In February 2005, TW filed a complaint in the bankruptcy proceeding against Cablevision and certain of its affiliates seeking recovery of alleged preferential transfers in the aggregate amount of $193,457.  Also in February 2005, the Official Committee of Unsecured Creditors of TW (the “Committee”) filed a motion seeking authority to assume the prosecution of TW’s alleged preference claims and to prosecute certain other causes of action.  The bankruptcy court granted the Committee’s motion on or about March 10, 2005, thereby authorizing the Committee, on behalf of TW, to continue the preference suit and to assert other claims.  On March 12, 2005, the Committee filed a complaint in the bankruptcy court against Cablevision, certain of its affiliates, and certain present and former officers and directors of Cablevision and of its former subsidiary Cablevision Electronics Investments, Inc. (“CEI”).  The Committee’s complaint, as amended, asserts preferential transfer claims allegedly totaling $193,858, breach of contract, promissory estoppel, and misrepresentation claims allegedly totaling $310,000, and fraudulent conveyance, breach of fiduciary duty, and other claims seeking unspecified damages.  On June 30, 2005, the defendants filed a motion to dismiss several of the claims in the amended complaint.  On October 31, 2005, the bankruptcy court denied the motion to dismiss.  The bankruptcy court’s ruling on the motion to dismiss allowed the Committee to proceed with its claims against Cablevision and the other defendants.  Cablevision believes that the claims asserted by  the Committee are without merit and is contesting them vigorously.

Dolan Family Group 2005 Proposal and Special Dividend Litigation

In June and July 2005, a number of shareholder class action lawsuits were filed against Cablevision and its individual directors in the Delaware Chancery Court and the New York State Supreme Court for Nassau County relating to the Dolan Family Group proposal to acquire the outstanding, publicly held interests in Cablevision following a pro rata distribution of Rainbow Media Holdings.  On October 24, 2005, Cablevision received a letter from the Dolan Family Group withdrawing its June 19, 2005 proposal and recommending the consideration of a special dividend.  On November 17, 2005, the plaintiffs filed a consolidated amended complaint in the New York Supreme Court action to relate to the special dividend proposed by the Dolan Family Group.  On February 9, 2006, the plaintiffs filed a second amended complaint adding allegations related to the December 19, 2005 announcement that the Board had decided not to proceed with the proposed special dividend, and the January 31, 2006 announcement that the Board was expected to begin reconsideration of a possible special dividend at its regularly scheduled meeting in March 2006.  The amended complaint sought, among other things, to enjoin the payment of the special dividend proposed by the Dolan Family Group.  As set forth below, the Nassau County actions were subsequently dismissed following settlement by the parties.  The Delaware Chancery Court action is pending.

On December 28, 2005, a purported shareholder derivative complaint was filed in the U.S. District Court for the Eastern District of New York alleging that certain events during 2005, including those relating to the proposed special dividend, constitute breaches of fiduciary duty.  The action was brought derivatively on behalf of Cablevision and names as defendants each member of the Board of Directors.  The complaint sought unspecified damages and contribution and indemnification by the defendants for any claims asserted against Cablevision as a result of the alleged breaches.    The Eastern District of New York action was dismissed following settlement of the Nassau County actions, as set forth below.

On March 27, 2006, Cablevision entered into a memorandum of understanding with respect to the settlement of the actions pending in the New York Supreme Court for Nassau County relating to a proposed special dividend.  On April 7, 2006, Cablevision’s Board of Directors declared a special cash dividend of $10.00 per share which was paid on April 24, 2006 to holders of record at the close of business on April 18, 2006.  A hearing on the proposed settlement was held on September 25, 2006. On January 5, 2007, the court signed an order approving the settlement and terminating these actions.

Dolan Family Group 2006 Proposal

In October 2006, a number of shareholder class action lawsuits were filed against Cablevision and its individual directors in New York Supreme Court, Nassau County, relating to the October 8, 2006 offer by the Dolan Family Group to acquire all of the outstanding shares of Cablevision’s common stock, except for the shares held by the Dolan Family Group.  These lawsuits allege breaches of fiduciary duty and seek injunctive relief to prevent consummation of the proposed transaction and compensatory damages.  The trial court ordered expedited discovery, which began in November 2006. On January 12, 2007, the Special Transaction Committee of the Board received a revised proposal from the Dolan Family Group to acquire all of the outstanding shares of common stock of Cablevision, except for the shares held by the Dolan Family Group. On January 16, 2007, the Special Transaction Committee delivered a letter to Charles F. Dolan and James L. Dolan, rejecting as inadequate the revised proposal.  This litigation is pending.

Director Litigation

Cablevision was named as a nominal defendant in a purported shareholder derivative complaint filed in the Court of Chancery of the State of Delaware.  The action was brought derivatively on behalf of Cablevision and named as additional defendants Charles F. Dolan, the Chairman of Cablevision, and Rand Araskog, Frank Biondi, John Malone and Leonard Tow, each of whom was appointed as a director on March 2, 2005 by Mr. Dolan and certain other holders of the Company’s NY Group Class B common stock.  The complaint alleges that Charles F. Dolan, as the controlling Class B shareholder of Cablevision, by purporting to remove three Cablevision Board members (William J. Bell, Sheila Mahony and Steven Rattner) and replace them with the four new directors, wrongfully interfered with the Board’s role in managing the affairs of Cablevision and sought to substitute his judgment of how to proceed with the VOOM service of Cablevision’s Rainbow DBS subsidiary above that of the Board.  The action seeks, among other things, to preliminarily and permanently enjoin Charles F. Dolan from interfering with the managerial prerogatives of Cablevision’s Board; rescinding the purported appointment of the new directors; rescinding the removal of Mr. Bell, Ms. Mahony and Mr. Rattner as directors and restoring them to their positions as directors and directing Charles F. Dolan to account to Cablevision for its damages.  There have been no developments in the case since May 2005, when the parties agreed that defendants need not respond to the complaint until further notice from the plaintiff.

Patent Litigation

Cablevision is named as a defendant in certain lawsuits claiming infringement of various patents relating to various aspects of our businesses.  In certain of these cases other industry participants are also defendants.  In certain of these cases we expect that any potential liability would be the responsibility of our equipment vendors pursuant to applicable contractual indemnification provisions.  To the extent that the allegations in these lawsuits have been analyzed by us at the current stage of their proceedings, we believe that the claims are without merit and intend to defend the actions vigorously.  The final disposition of these actions is not expected to have a material adverse effect on our consolidated financial position.

Contract Dispute

In September 2005, Loral filed an action against Cablevision and Rainbow DBS for breach of contract based on a letter agreement dated March 23, 2001 (“the Letter Agreement”) between Loral and Rainbow DBS.  Loral alleges that the sale of the Rainbow-1 satellite and related assets to EchoStar constituted a sale of “substantially all of the assets of Rainbow DBS” triggering a “Make Whole Payment” under the Letter Agreement of $33,000 plus interest.  A trial in this matter took place in January 2007 in New York Supreme Court for New York County.  On January 24, 2007, the jury returned a verdict finding that the EchoStar sale had triggered a Make Whole Payment under the Letter Agreement, requiring a payment to Loral of $50,898, including interest, which has been accrued for as of December 31, 2006 and reflected as an expense in discontinued operations.  Cablevision and Rainbow DBS have filed a motion for judgment as a matter of law, or in the alternative for a new trial, which is pending.

Accounting Related Investigations

The improper expense recognition matter previously reported by the Company has been the subject of investigations by the SEC and the U.S. Attorney’s Office for the Eastern District of New York.  The SEC is continuing to investigate the improper expense recognition matter and the Company’s timing of recognition of launch support, marketing and other payments under affiliation agreements.  The Company continues to fully cooperate with such investigations.

Stock Option Related Matters

The Company announced on August 8, 2006 that, based on a voluntary review of its past practices in connection with grants of stock options and SARs, it has determined that the grant date and exercise price assigned to a number of its stock option and SAR grants during the 1997-2002 period did not correspond to the actual grant date and the fair market value of Cablevision’s common stock on the actual grant date.  The review was conducted with a law firm that was not previously involved with the Company’s stock option plans.  The Company has advised the SEC and the U.S. Attorney’s Office for the Eastern District of New York of these matters and each has commenced an investigation.  The Company received a grand jury subpoena from the U.S. Attorney’s Office for the Eastern District of New York seeking documents related to the stock options issues.  The Company received a document request from the SEC relating to its informal investigation into these matters.  The Company continues to fully cooperate with such investigations.

In addition, in August, September and October 2006, purported derivative lawsuits (including one purported combined derivative and class action lawsuit) relating to the Company’s past stock option and SAR grants were filed in New York State Supreme Court for Nassau County, the United States District Court for the Eastern District of New York, and Delaware Chancery Court for New Castle County, by

parties identifying themselves as shareholders of Cablevision purporting to act on behalf of Cablevision.  These lawsuits named as defendants certain present and former members of Cablevision’s Board of Directors and certain present and former executive officers, alleging breaches of fiduciary duty and unjust enrichment relating to practices with respect to the dating of stock options, recordation and accounting for stock options, financial statements and SEC filings, and alleged violation of IRC 162(m).  In addition, certain of these lawsuits asserted claims under Sections 10(b), 14(a), and 20(a) of the Securities Exchange Act of 1934 and Section 304 of the Sarbanes-Oxley Act.  The lawsuits sought damages from all defendants, disgorgement from the officer defendants, declaratory relief, and equitable relief, including rescission of the 2006 Employee Stock Plan and voiding of the election of the director defendants.  On October 27, 2006, the Board of Directors of Cablevision appointed Grover C. Brown and Zachary W. Carter as directors and, on the same date, appointed Messrs. Brown and Carter to a newly formed special litigation committee (“SLC”) of the Board.  The SLC was directed by the Board to review and analyze the facts and circumstances surrounding these claims, which purport to have been brought derivatively on behalf of the Company, and to consider and determine whether or not prosecution of such claims is in the best interests of the Company and its shareholders, and what actions the Company should take with respect to the cases.  The SLC, through its counsel, filed motions in all three courts to intervene and to stay all proceedings until completion of the SLC’s independent investigation of the claims raised in these actions.  The Delaware action subsequently was voluntarily dismissed without prejudice by the plaintiff.  The actions pending in Nassau County have been consolidated and a single amended complaint has been filed in that jurisdiction. Similarly, the actions pending in the Eastern District of New York have been consolidated and a single amended complaint has been filed in that jurisdiction.  Both the Nassau County action and the Eastern District of New York action assert derivative claims on behalf of the Company as well as direct claims on behalf of Cablevision shareholders relating to the Company’s past stock option and SAR grants.  On November 14, 2006, the trial court in the Nassau County action denied the SLC’s motion for a stay of proceedings and ordered expedited discovery.  The Appellate Division of the New York State Supreme Court subsequently stayed all proceedings in the Nassau County action (including all discovery) pending the SLC’s appeal of the denial of its stay motion.  The SLC’s appeal has been fully submitted but has not been scheduled for oral argument.  In the Eastern District of New York action, the trial court has issued a stay of all proceedings until May 1, 2007.

We have incurred substantial expenses in 2006 for legal, accounting, tax and other professional services in connection with the Company’s voluntary review of its past practices in connection with grants of stock options and SARs, the preparation of the restated financial statements, stock option related litigation, and the investigations by the SEC and the U.S. Attorney’s Office for the Eastern District of New York.

Other Matters

In addition to the matters discussed above, the Company is party to various lawsuits, some involving claims for substantial damages.  Although the outcome of these other matters cannot be predicted with certainty and the impact of the final resolution of these other matters on the Company’s results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these other lawsuits will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

NOTE 19.                                          DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash and Cash Equivalents, Restricted Cash, Accounts Receivable, Trade, Notes and Other Receivables, Prepaid Expenses and Other Assets, Advances to Affiliates, Accounts Payable, Accounts Payable to  Affiliates and Accrued Liabilities.

The carrying amount approximates fair value due to the short-term maturity of these instruments.

Derivative Contracts and Liabilities Under Derivative Contracts

Derivative contracts are carried on the accompanying consolidated balance sheets at fair value based on dealer quotes.

Investment Securities and Investment Securities Pledged as Collateral

Marketable securities are carried on the accompanying consolidated balance sheets at their fair value based upon quoted market prices.

Bank Debt, Collateralized Indebtedness, Notes Payable, Senior Notes and Debentures and Senior Subordinated Notes and Debentures

The fair values of each of the Company’s debt instruments are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments of the same remaining maturities.

Interest Rate Swap Agreements

Interest rate swap agreements are carried on the accompanying consolidated balance sheets at fair value based on valuations provided by a derivative valuation system using current market interest rate data.  These values represent the estimated amount the Company would receive or pay to terminate agreements, taking into consideration current interest rates.

The fair value of the Company’s debt instruments are summarized as follows:

	December 31, 2006
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$4,992,500	$4,992,500
Collateralized indebtedness	921,574	901,035
Senior notes and debentures	5,993,956	6,032,589
Senior subordinated notes and debentures	497,011	551,682
Notes payable	18,843	19,165
	$12,423,884	$12,496,971

	December 31, 2005
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$1,851,500	$1,851,500
Collateralized indebtedness	1,170,126	1,171,731
Senior notes and debentures	5,992,760	5,888,636
Senior subordinated notes and debentures	746,621	819,982
Notes payable	15,905	15,778
	$9,776,912	$9,747,627

Fair value estimates related to our debt instruments and interest rate swap agreements discussed above are made at a specific point in time, based on relevant market information and information about the financial instrument.  These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

Minority Interest in Limited-Life Partnership

The Company consolidates a 60% majority-owned interest in a limited-life partnership.  The estimated liquidation value of the 40% minority interest is approximately $133,600 and $106,000 as of December 31, 2006 and 2005, respectively, compared to the carrying value of such minority interest of $48,430 and $53,820, respectively.  Such liquidation value estimate is made at a specific point in time based on relevant market information and consideration regarding current and expected future operating performance.  These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.  See Note 23 for a discussion regarding the sale of the Company’s 60% ownership interest in Fox Sports Net Bay Area in June 2007.

NOTE 20.              SEGMENT INFORMATION

The Company classifies its business interests into three segments: Telecommunications Services, consisting principally of its video, high-speed data, Voice over Internet Protocol and its commercial data and voice services operations; Rainbow, consisting principally of interests in national and regional cable television programming networks, including AMC, IFC, WE tv, fuse and the VOOM HD Networks; and Madison Square Garden, which owns and operates professional sports teams, regional cable television networks and an entertainment business.  Beginning in the first quarter of 2005, the VOOM HD Networks have been included in the Rainbow Segment.  Those channels were previously included in the Rainbow DBS segment which has been discontinued.  Prior period segment information has been reported on a comparable basis.

The Company’s reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization (including impairments), stock plan income or expense and restructuring charges or credits), a non-GAAP measure.  The Company has presented the components that reconcile adjusted operating cash flow to operating income (loss), an accepted GAAP measure.  Information as to the operations of the Company’s business segments is set forth below.

	Years Ended December 31,
	2006	2005	2004
Revenues, net from continuing operations
Telecommunications Services	$4,237,707	$3,606,765	$3,123,956
Rainbow	787,017	735,128	710,901
Madison Square Garden	854,040	804,395	778,754
All other(a)	84,391	85,385	86,765
Intersegment eliminations	(134,662)	(149,628)	(163,332)
	$5,828,493	$5,082,045	$4,537,044

Intersegment eliminations are primarily affiliate revenues recognized by our Rainbow and MSG segments from the sale of cable network programming to our Telecommunication Services segment.

	Years Ended December 31,
	2006	2005	2004
Intersegment revenues
Telecommunications Services	$1,529	$2,420	$7,123
Rainbow	38,438	48,547	62,650
Madison Square Garden	94,695	98,661	93,559
	$134,662	$149,628	$163,332

Reconciliation (by Segment and in Total) of Adjusted Operating Cash Flow to Operating Income (Loss) from Continuing Operations

	Years Ended December 31,
	2006	2005	2004
Adjusted operating cash flow from continuing operations
Telecommunications Services	$1,668,554	$1,412,199	$1,226,790
Rainbow	126,516	123,439	21,401
Madison Square Garden	72,396	120,440	170,057
All other(b)	(81,642)	(80,632)	(69,894)
	$1,785,824	$1,575,446	$1,348,354

	Years Ended December 31,
	2006	2005	2004
Depreciation and amortization (including impairments) included in continuing operations
Telecommunications Services	$(915,724)	$(843,177)	$(786,485)
Rainbow	(97,572)	(104,497)	(204,736)
Madison Square Garden	(60,160)	(62,834)	(45,445)
All other(c)	(46,373)	(64,203)	(92,849)
	$(1,119,829)	$(1,074,711)	$(1,129,515)

	Years Ended December 31,
	2006	2005	2004
Stock expense included in continuing operations
Telecommunications Services	$(39,485)	$(14,657)	$(16,318)
Rainbow	(25,138)	(6,424)	(7,460)
Madison Square Garden	(14,232)	(3,836)	(3,769)
All other(c)	(1,732)	(1,789)	(6,702)
	$(80,587)	$(26,706)	$(34,249)

	Years Ended December 31,
	2006	2005	2004
Restructuring credits (charges) included in continuing operations
Telecommunications Services	$17	$(295)	$(736)
Rainbow	(143)	—	77
Madison Square Garden	—	(366)	(4,146)
All other(c)	3,610	1,198	5,640
	$3,484	$537	$835

	Years Ended December 31,
	2006	2005	2004
Operating income (loss) from continuing operations
Telecommunications Services	$713,362	$554,070	$423,251
Rainbow	3,663	12,518	(190,718)
Madison Square Garden	(1,996)	53,404	116,697
All other(b)	(126,137)	(145,426)	(163,805)
	$588,892	$474,566	$185,425

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows:

	Years Ended December 31,
	2006	2005	2004
Operating income (loss) from continuing operations before income taxes
Total operating income for reportable segments	$715,029	$619,992	$349,230
Other operating loss (b)	(126,137)	(145,426)	(163,805)
Operating income	588,892	474,566	185,425

Items excluded from operating income (loss):
Interest expense	(928,202)	(764,539)	(721,008)
Interest income	36,528	15,874	8,180
Equity in net income (loss) of affiliates	6,698	3,219	(12,997)
Gain on sale of programming and affiliate interests, net	—	64,968	2,232
Gain (loss) on investments, net	290,052	(138,312)	134,598
Write-off of deferred financing costs	(14,083)	—	(18,961)
Gain (loss) on derivative contracts, net	(253,712)	119,180	(165,305)
Loss on extinguishment of debt	(13,125)	—	(78,571)
Minority interests	1,614	5,221	(38,546)
Miscellaneous, net	2,845	650	71
Loss from continuing operations before income taxes	$(282,493)	$(219,173)	$(704,882)

_______________

(a)                      Represents net revenues of Clearview Cinemas and PVI Virtual Media, which was consolidated in the second quarter of 2004 in accordance with FIN No. 46.  In May 2005, Cablevision exchanged its 60% interest in PVI Latin America for the 40% interest in the rest of PVI that it did not already own.

(b)                     Principally includes unallocated corporate general and administrative costs, in addition to the operating results of Clearview Cinemas and PVI Virtual Media.  It also includes costs allocated to Fox Sports Net Bay Area, Fox Sports Net Ohio, Fox Sports Net Florida, Fox Sports Net Chicago and Rainbow DBS (distribution operations) that were not or not expected to be eliminated as a result of the disposition or shut down of these businesses.

(c)                      Includes expenses and/or credits relating to Clearview Cinemas, PVI Virtual Media, certain corporate expenses/credits and certain costs allocated to Fox Sports Net Bay Area, Fox Sports Net Ohio, Fox Sports Net Florida, Fox Sports Net Chicago and Rainbow DBS (distribution operations) that were not or not expected to be eliminated as a result of the disposition or shut down of these businesses.

	December 31,
	2006	2005
Assets
Telecommunications Services	$6,636,723	$4,558,423
Rainbow (d)	2,249,534	2,432,538
Madison Square Garden	1,852,913	1,893,525
Corporate, other and intersegment eliminations	(1,022,614)	818,475
Assets held for sale	128,301	148,151
	$9,844,857	$9,851,112

_______________

(d)                     Rainbow assets include amounts due from the Rainbow DBS distribution business of $276,245 and $271,277 at December 31, 2006 and 2005, respectively, which are eliminated in consolidation.

	Years Ended December 31,
	2006	2005	2004
Capital Expenditures
Telecommunications Services	$819,747	$695,327	$621,480
Rainbow	20,598	28,423	44,072
Madison Square Garden	23,444	20,993	12,153
Corporate and other	22,044	23,909	19,568
	$885,833	$768,652	$697,273

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States and are primarily concentrated in the New York metropolitan area.

NOTE 21.              INTERIM FINANCIAL INFORMATION (Unaudited)

The following is a summary of selected quarterly financial data for the years ended December 31, 2006 and 2005:

	March 31,	June 30,	September 30,	December 31,	Total
2006:	2006	2006	2006	2006	2006
Revenues, net	$1,387,668	$1,396,789	$1,381,716	$1,662,320	$5,828,493
Operating expenses	(1,288,221)	(1,237,068)	(1,254,744)	(1,459,568)	(5,239,601)
Operating income	$99,447	$159,721	$126,972	$202,752	$588,892
Income (loss) from continuing operations	$(56,284)	$(28,527)	$(61,735)	$4,515	$(142,031)
Income (loss) from discontinued operations, net of taxes	(824)	43,113	2,578	(28,439)	16,428
Income (loss) before cumulative effect of a change in accounting principle	(57,108)	14,586	(59,157)	(23,924)	(125,603)
Cumulative effect of a change in accounting principle, net of taxes	(862)	—	—	—	(862)
Net income (loss)	$(57,970)	$14,586	$(59,157)	$(23,924)	$(126,465)

Basic and diluted income (loss) per share:
Income (loss) from continuing operations	$(0.20)	$(0.10)	$(0.22)	$0.02	$(0.50)
Income (loss) from discontinued operations	$—	$0.15	$0.01	$(0.10)	$0.06
Net income (loss)	$(0.20)	$0.05	$(0.21)	$(0.08)	$(0.45)

	March 31,	June 30,	September 30,	December 31,	Total
2005:	2005	2005	2005	2005	2005
Revenues, net	$1,193,139	$1,207,787	$1,217,037	$1,464,082	$5,082,045
Operating expenses	(1,130,266)	(1,120,104)	(1,116,711)	(1,240,398)	(4,607,479)
Operating income	$62,873	$87,683	$100,326	$223,684	$474,566
Income (loss) from continuing operations	$(97,410)	$(29,595)	$(66,508)	$56,559	$(136,954)
Income (loss) from discontinued operations, net of taxes	(28,727)	243,393	3,556	8,052	226,274
Net income (loss)	$(126,137)	$213,798	$(62,952)	$64,611	$89,320

Basic and diluted income (loss) per share:
Basic and diluted income (loss) from continuing operations	$(0.34)	$(0.10)	$(0.23)	$0.20	$(0.49)
Basic and diluted income (loss) from discontinued operations	$(0.10)	$0.84	$0.01	$0.03	$0.80
Basic and diluted net income (loss)	$(0.44)	$0.74	$(0.22)	$0.23	$0.32

NOTE 22.              OTHER MATTERS

Settlement with Time Warner

On September 29, 2005, AMC and Time Warner Entertainment, L.P. settled existing litigation whereby the Company simultaneously entered into 11 separate affiliation agreements with Time Warner.  These agreements included amendments and enhancements to existing affiliation agreements for some of the Company’s programming services and new affiliation agreements and new distribution for other programming services of the Company.  The amendments included a long-term extension of Time Warner’s affiliation agreement with AMC with rate and positioning terms that are favorable to AMC.  Because of the long-term benefits to the Company from the extension and enhancement of the AMC agreement, substantially all of the required payments ($74,000 is payable to Time Warner over the 2005-2007 period) attributable to AMC have been capitalized as deferred carriage fees and will be amortized as a reduction to revenue over the remaining 13 year life of the extended AMC agreement.

New York Mets Agreement Termination

In the second quarter of 2004, Madison Square Garden received $54,052 in cash in connection with the New York Mets’ notice of termination of their broadcast rights agreement with Madison Square Garden.  The termination of the rights agreement was effective at the end of the 2005 baseball season.  As a result of the termination notice, the Company recorded a reversal of a purchase accounting liability of $41,788 related to this broadcast rights agreement.  These items have been reflected as other operating income in the Company’s 2004 consolidated statement of operations.

Resolutions of Contract Disputes

In June 2006, the Company collected $26,500 related to the resolution of a contractual programming dispute, $19,476 of which was due in periods prior to 2006 but not recognized as a reduction to programming costs because it was being disputed and was not being paid by the affiliate.  The underlying contract was terminated in June 2006 and no further payments will be received under the contract.

In connection with the resolution of another contract dispute, Fox Sports Net Chicago, which was shut down in June 2006, recorded $77,996 of affiliate revenue in June 2006 including $71,396, relating to periods prior to 2006, that had not been previously recognized due to the dispute.  Such affiliate revenue has been reported in discontinued operations.  The underlying contract was terminated in June 2006 and no further payments will be received under the contract.

NOTE 23.              SUBSEQUENT EVENT (as of August 10, 2007)

In June 2007, Rainbow Media Holdings completed its sale to Comcast of (i) its 60% interest in Fox Sports Net Bay Area, for a purchase price of $366,750 (the “Bay Area Sale”) and (ii) its 50% interest in Fox Sports Net New England, for a purchase price of $203,250 (the “New England Sale”), for an aggregate purchase price of $570,000, plus certain additional consideration to Rainbow Media Holdings, subject to customary working capital adjustments.

The Company recorded a pretax gain of $183,888 ($108,641, net of taxes) in connection with the New England sale and a pretax gain of $317,965 ($187,853, net of taxes), relating to the Bay Area Sale.

Contemporaneously with the execution of the agreement relating to the Bay Area Sale and the New England Sale, subsidiaries of the Company and Comcast entered into or extended affiliation agreements relating to (i) the carriage of the Versus and Golf Channel programming services on the Company’s cable television systems and (ii) the carriage of AMC, fuse, IFC, WE tv, Lifeskool, Sportskool, MSG and Fox Sports Net New York on Comcast’s cable television systems.

As a result of the sale of the Company’s ownership interest in Fox Sports Net Bay Area, the net operating results of Fox Sports Net Bay Area have been classified as discontinued operations in the consolidated statements of operations and cash flows for all periods presented.  The net assets and liabilities of Fox Sports Net Bay Area as of December 31, 2006 and 2005 have been classified as assets and liabilities held for sale in the consolidated balance sheets.  The net operating results of Fox Sports Net Bay Area were previously reported in the Rainbow segment.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder

CSC Holdings, Inc.:

We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control Over Financial Reporting, that CSC Holdings, Inc. and subsidiaries maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). CSC Holdings, Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.  Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that CSC Holdings, Inc. and subsidiaries maintained effective internal control over financial reporting as of December 31, 2006, is fairly stated, in all material respects, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also, in our opinion, CSC Holdings, Inc. and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of CSC Holdings, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholder’s deficiency and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2006, and our report dated February 27, 2007 expressed an unqualified opinion on those consolidated financial statements.  As discussed in our report dated February 27, 2007, the Company changed its method of quantifying errors in 2006 in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, adopted the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment as of January 1, 2006 and adopted the provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, as of December 31, 2006.

/s/ KPMG LLP

Melville, New York

February 27, 2007

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder

CSC Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of CSC Holdings, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholder’s deficiency and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2006. In connection with our audits of the consolidated financial statements, we also have audited the related financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CSC Holdings, Inc. and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.  Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Notes 1 and 2 to the accompanying consolidated financial statements, the Company changed its method of quantifying errors in 2006 in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, adopted the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, as of January 1, 2006 and adopted the provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, as of December 31, 2006.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of CSC Holdings, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 27, 2007 expressed an unqualified opinion on management’s assessment of, and the effective operation of, internal control over financial reporting.

/s/ KPMG LLP

Melville, New York

February 27, 2007, except for Note 23,

which is as of August 10, 2007

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED BALANCE SHEETS

December 31, 2006 and 2005

(Dollars in thousands)

(See Note 23)

	2006	2005
ASSETS

Current Assets:

Cash and cash equivalents	$390,143	$366,848
Restricted cash	11,390	8,454
Accounts receivable, trade (less allowance for doubtful accounts of $17,257 and $18,689)	516,533	435,427
Notes and other receivables	46,588	73,766
Investment securities	10,715	647
Prepaid expenses and other current assets	99,503	92,654
Feature film inventory, net	124,778	108,607
Deferred tax asset	236,037	58,049
Advances to affiliates	229,677	121,128
Investment securities pledged as collateral	18,981	723,476
Derivative contracts	81,140	268,539
Assets held for sale	49,189	60,060
Total current assets	1,814,674	2,317,655

Property, plant and equipment, net of accumulated depreciation of $6,254,510 and $5,490,468	3,713,030	3,866,228
Investments in affiliates	49,950	39,463
Notes and other receivables	29,659	42,987
Investment securities pledged as collateral	1,080,229	199,430
Derivative contracts	—	109,207
Other assets	80,273	83,801
Feature film inventory, net	375,700	378,502
Deferred carriage fees, net	173,059	188,135
Franchises	731,848	731,848
Affiliation, broadcast and other agreements, net of accumulated amortization of $390,324 and $330,891	397,682	455,708
Other intangible assets, net of accumulated amortization of $77,255 and $67,685	325,291	388,582
Excess costs over fair value of net assets acquired	1,024,168	986,113
Deferred financing and other costs, net of accumulated amortization of $55,445 and $77,014	98,553	82,051
Assets held for sale	79,112	88,091
	$9,973,228	$9,957,801

See accompanying notes to consolidated financial statements

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED BALANCE SHEETS (continued)

December 31, 2006 and 2005

(Dollars in thousands, except share and per share amounts)

(See Note 23)

	2006	2005
LIABILITIES AND STOCKHOLDER’S DEFICIENCY

Current Liabilities:

Accounts payable	$389,400	$370,250
Accrued liabilities
Interest	194,634	149,083
Employee related costs	327,875	288,064
Other accrued expenses	410,862	486,924
Defined benefit plan and other postretirement plan obligations	1,091	—
Deferred revenue	162,463	162,342
Feature film and other contract obligations	121,890	112,191
Liabilities under derivative contracts	6,568	101,580
Bank debt	93,750	8,560
Collateralized indebtedness	102,268	857,774
Capital lease obligations	7,069	8,586
Notes payable	17,826	8,438
Senior notes and debentures	499,952	—
Liabilities held for sale	6,024	7,662
Total current liabilities	2,341,672	2,561,454

Defined benefit plan and other postretirement plan obligations	82,517	—
Feature film and other contract obligations	312,344	351,673
Deferred revenue	14,337	16,219
Deferred tax liability	262,843	109,309
Liabilities under derivative contracts	204,887	17,571
Other liabilities	243,789	361,018
Bank debt	4,898,750	1,842,940
Collateralized indebtedness	819,306	312,352
Senior notes and debentures	3,994,004	4,492,760
Senior subordinated notes and debentures	497,011	746,621
Notes payable	1,017	7,467
Capital lease obligations	54,389	51,201
Minority interests	49,670	55,190
Liabilities held for sale	19	—
Total liabilities	13,776,555	10,925,775

Commitments and contingencies

Stockholder’s Deficiency:
Series A Cumulative Convertible Preferred Stock, 200,000 shares authorized, none issued	—	—
Series B Cumulative Convertible Preferred Stock, 200,000 shares authorized, none issued	—	—
8% Series D Cumulative Preferred Stock, $.01 par value, 112,500 shares authorized, none issued ($100 per share liquidation preference)	—	—
Common stock, $.01 par value, 20,000,000 shares authorized, 11,595,635 and 9,529,987 shares issued and outstanding	116	95
Paid-in capital	120,017	2,392,805
Accumulated deficit	(3,911,510)	(3,357,312)
	(3,791,377)	(964,412)
Accumulated other comprehensive loss	(11,950)	(3,562)
Total stockholder’s deficiency	(3,803,327)	(967,974)
	$9,973,228	$9,957,801

See accompanying notes to consolidated financial statements

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2006, 2005 and 2004

(Dollars in thousands)

(See Note 23)

	2006	2005	2004

Revenues, net	$5,828,493	$5,082,045	$4,537,044

Operating expenses:

Technical and operating (excluding depreciation, amortization and impairments shown below)	2,651,890	2,249,367	2,142,928
Selling, general and administrative	1,471,366	1,283,938	1,175,769
Other operating income	—	—	(95,758)
Restructuring credits	(3,484)	(537)	(835)
Depreciation and amortization (including impairments)	1,119,829	1,074,711	1,129,515
	5,239,601	4,607,479	4,351,619
Operating income	588,892	474,566	185,425
Other income (expense):
Interest expense	(795,418)	(640,041)	(635,960)
Interest income	32,570	15,785	8,180
Equity in net income (loss) of affiliates	6,698	3,219	(12,997)
Gain on sale of programming and affiliate interests, net	—	64,968	2,232
Gain (loss) on investments, net	290,052	(138,312)	134,598
Write-off of deferred financing costs	(14,083)	—	(18,961)
Gain (loss) on derivative contracts, net	(253,712)	119,180	(165,305)
Loss on extinguishment of debt	(13,125)	—	(78,571)
Minority interests	1,614	5,221	(38,546)
Miscellaneous, net	2,845	827	71
	(742,559)	(569,153)	(805,259)
Loss from continuing operations before income taxes	(153,667)	(94,587)	(619,834)
Income tax benefit	87,631	31,226	173,480
Loss from continuing operations	(66,036)	(63,361)	(446,354)
Income (loss) from discontinued operations, net of taxes (including net gain primarily from the Regional Programming Partners restructuring of $269,428 in 2005)	16,428	226,274	(175,232)
Income (loss) before extraordinary item	(49,608)	162,913	(621,586)
Extraordinary loss on investment, net of taxes	—	—	(7,436)
Income (loss) before cumulative effect of a change in accounting principle	(49,608)	162,913	(629,022)
Cumulative effect of a change in accounting principle, net of taxes	(862)	—	—
Net income (loss)	$(50,470)	$162,913	$(629,022)

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S DEFICIENCY AND

COMPREHENSIVE INCOME (LOSS)

Years ended December 31, 2006, 2005 and 2004

(Dollars in thousands)

(See Note 23)

	Common Stock	Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total

Balance at December 31, 2003,	$53	$899,083	$(2,891,203)	$(952)	$(1,993,019)
Net loss	—	—	(629,022)	—	(629,022)
Minimum pension liability adjustment, net of taxes	—	—	—	(2,792)	(2,792)
Foreign currency translation, net of taxes	—	—	—	(191)	(191)
Comprehensive loss					(632,005)
Tax benefit related to stock options	—	(63)	—	—	(63)
Net contributions from Cablevision	11	1,413,220	—	—	1,413,231
Employee and non-employee stock transactions	—	(113)	—	—	(113)
Issuance of Cablevision restricted shares to employees	—	30,460	—	—	30,460
Balance at December 31, 2004	64	2,342,587	(3,520,225)	(3,935)	(1,181,509)
Net income	—	—	162,913	—	162,913
Minimum pension liability adjustment, net of taxes	—	—	—	182	182
Foreign currency translation, net of taxes	—	—	—	191	191
Comprehensive income					163,286
Tax benefit related to stock options	—	1,256	—	—	1,256
Employee and non-employee director stock transactions	—	32,259	—	—	32,259
Gain on issuance of member’s interest by subsidiary, net	—	10,397	—	—	10,397
Contribution from shareholder	—	6,337	—	—	6,337
Net contributions from Cablevision	31	(31)	—	—	—
Balance at December 31, 2005	$95	$2,392,805	$(3,357,312)	$(3,562)	$(967,974)
Cumulative effect of adjustments resulting from the adoption of SAB No. 108, net of tax (Note 2)	—	—	121,668	—	121,668
Adjusted balance at January 1, 2006	95	2,392,805	(3,235,644)	(3,562)	(846,306)

Net loss	—	—	(50,470)	—	(50,470)
Minimum pension liability adjustment, net of taxes	—	—	—	(1,484)	(1,484)
Comprehensive income					(51,954)
Adjustment related to initial application of FASB Statement No. 158, net of tax (Note 15)	—	—	—	(6,904)	(6,904)
Employee and non-employee director stock transactions	—	59,914	—	—	59,914
Distributions to Cablevision relating to special cash dividend paid to CNYG Class A and CNYG Class B shareholders	—	(2,332,681)	(625,396)	—	(2,958,077)
Issuance of stock to Cablevision	21	(21)			—
Balance at December 31, 2006	$116	$120,017	$(3,911,510)	$(11,950)	$(3,803,327)

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2006, 2005 and 2004

(Dollars in thousands)

(See Note 23)

	2006	2005	2004
Cash flows from operating activities:
Loss from continuing operations	$(66,036)	$(63,361)	$(446,354)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization (including impairments)	1,119,829	1,074,711	1,129,515
Non-cash other operating income	—	—	(41,788)
Equity in net (income) loss of affiliates	(6,698)	(3,219)	12,997
Minority interests	(1,614)	(5,221)	38,546
Gain on sale of programming and affiliate interests, net	—	(64,968)	(2,232)
Loss (gain) on investments, net	(284,542)	138,312	(134,598)
Write-off of deferred financing costs	14,083	—	18,961
Unrealized loss (gain) on derivative contracts, net	218,740	(156,082)	149,911
Loss on extinguishment of debt	13,125	—	3,987
Equity classified stock based compensation expense	63,675	28,870	30,200
Deferred income tax	(97,177)	(40,719)	(180,242)
Amortization and write-off of feature film inventory	123,827	113,926	192,682
Amortization of deferred financing costs, discounts on indebtedness and other deferred costs	73,021	78,765	108,557
Provision for doubtful accounts	41,386	34,507	32,208
Change in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	(107,635)	(76,984)	(66,865)
Notes and other receivables	48,324	11,445	(20,501)
Note receivable from affiliate	—	—	12,877
Inventory, prepaid expenses and other assets	195	(10,680)	6,797
Advances/payables to affiliates	(122,917)	(114,253)	2,834
Feature film inventory	(137,196)	(142,703)	(258,371)
Other deferred costs	(13,349)	(99,203)	(15,204)
Accounts payable	40,661	29,533	11,979
Accrued liabilities	59,180	85,036	(7,116)
Feature film and other contract obligations	(29,630)	(731)	132,832
Deferred revenue	(4,141)	25,499	1,669
Deferred carriage payable	(17,336)	45,371	4,782
Minority interests	—	243	(947)
Net cash provided by operating activities	927,775	888,094	717,116

Cash flows from investing activities:
Capital expenditures	(885,833)	(768,652)	(697,273)
Payments for acquisitions, net of cash acquired	—	(4,231)	(84,738)
Proceeds from sale of equipment, net of costs of disposal	17,704	5,407	(194)
Decrease (increase) in investments in affiliates, net	(1,000)	(420)	32,664
Proceeds from sale of investment	—	—	2,029
Decrease in investment securities and other investments	907	164	61
Decrease (increase) in restricted cash	(2,936)	27,342	(35,797)
Additions to other intangible assets	(1,551)	(12,886)	(8,826)
Net cash used in investing activities	$(872,709)	$(753,276)	$(792,074)

See accompanying notes to consolidated financial statements

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

Years ended December 31, 2006, 2005 and 2004

(Dollars in thousands)

(See Note 23)

	2006	2005	2004
Cash flows from financing activities:

Proceeds from bank debt	$5,463,000	$554,614	$3,342,095
Repayment of bank debt	(2,322,000)	(1,192,614)	(3,209,247)
Redemption of senior subordinated notes and debentures	(263,125)	—	(350,000)
Issuance of senior notes	—	—	1,293,922
Proceeds from collateralized indebtedness	595,035	210,973	125,100
Repayment of collateralized indebtedness	(548,867)	(222,623)	(121,239)
Principal payments on capital lease obligations and other debt	(8,739)	(11,956)	(16,245)
Redemption of preferred stock	—	—	(1,694,622)
Capital contribution (distribution) from (to) Cablevision, net	(2,958,077)	—	1,413,231
Proceeds from derivative contracts	6,496	6,462	—
Settlement of derivative contracts	(50,864)	—	—
Deemed net capital contribution from shareholder	—	6,337	—
Additions to deferred financing and other costs	(47,540)	(70)	(37,970)
Distributions to minority partners	(14,709)	(9,659)	(1,748)

Net cash provided by (used in) financing activities	(149,390)	(658,536)	743,277

Effect of exchange rate changes on cash and cash equivalents	—	191	(191)
Net increase (decrease) in cash and cash equivalents from continuing operations	(94,324)	(523,527)	668,128

Cash flows of discontinued operations:
Net cash provided by (used in) operating activities	109,956	(27,854)	(43,217)
Net cash provided by (used in) investing activities	4,003	79,534	(85,057)
Net change in cash classified in assets held for sale	3,660	85,350	4,408
Net effect of discontinued operations on cash and cash equivalents	117,619	137,030	(123,866)

Cash and cash equivalents at beginning of year	366,848	753,345	209,083

Cash and cash equivalents at end of year	$390,143	$366,848	$753,345

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(See Note 23)

NOTE 1.                                                 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company and Related Matters

CSC Holdings, Inc. (“CSC Holdings” or the “Company”), is a wholly-owned subsidiary of Cablevision Systems Corporation (“Cablevision”).  The Company and its majority-owned subsidiaries own and operate cable television systems and through its subsidiary, Rainbow Media Holdings LLC, have ownership interests in companies that produce and distribute national and regional entertainment and sports programming services, including Madison Square Garden, L.P.  The Company also owns companies that provide advertising sales services for the cable television industry, provide telephone service, operate motion picture theaters, and through April 30, 2005, provided direct broadcast satellite service.  The Company classifies its business interests into three segments:  Telecommunications Services, consisting principally of its video, high-speed data, Voice over Internet Protocol and its commercial data and voice services operations; Rainbow, consisting principally of interests in national and regional cable television programming networks, including AMC, IFC, WE tv (formerly WE: Women’s Entertainment), fuse and the VOOM HD Networks; and Madison Square Garden, which owns and operates professional sports teams, regional cable television networks and an entertainment business.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries and certain variable interest entities.  All significant intercompany transactions and balances are eliminated in consolidation.

Revenue Recognition

The Company recognizes video, high-speed data, Voice over Internet Protocol, and telephony revenues as the services are provided to subscribers.  Installation revenue for our video, consumer high-speed data and Voice over Internet Protocol services is recognized as installations are completed, as direct selling costs have exceeded this revenue in all periods reported.  The Company classifies amounts billed to its customers for franchise and regulatory fees as a component of revenue.

The Company’s programming businesses recognize affiliate fees from cable system, direct broadcast satellite operators and telecommunications companies as the programming is provided.  Advertising revenues are recognized when commercials are aired.  In some advertising sales arrangements, the Company’s programming businesses guarantee specified viewer ratings for their programming.  For these types of transactions, a portion of such revenue is deferred if the guaranteed viewer ratings are not met and is subsequently recognized either when the Company provides the required additional advertising time, the guarantee obligation contractually expires or performance becomes remote.

Revenues derived from other sources are recognized when services are provided or events occur.

Multiple-Element Transactions

If there is objective and reliable evidence of fair value for all elements of accounting in a multiple-element arrangement, the arrangement consideration is allocated to the separate elements of accounting based on relative fair values.  There may be cases in which there is objective and reliable evidence of the fair value of undelivered items in an arrangement but no such evidence for the delivered items.  In those cases, the Company utilizes the residual method to allocate the arrangement consideration.  Under the residual method, the amount of consideration allocated to the delivered items equals the total arrangement consideration less the aggregate fair value of the undelivered items.  In determining fair value, the Company refers to historical transactions or comparable cash transactions.

The Company may enter into affiliation agreements which are documented in one or more contracts; however negotiated contemporaneously.  Amounts paid/received by the Company may differ from the amounts that would have been paid/received if such arrangements were negotiated separately.  Judgments made in determining fair value impact the amount and period in which revenues are recognized over the term of the individual affiliation agreements.

Technical and Operating Expenses

Costs of revenue related to sales of services are classified as “technical and operating” expenses in the accompanying statements of operations.

Programming Costs

The Company’s cable television business included in the Telecommunications Services segment has received, or may receive, incentives from programming distributors for carriage of the distributors’ programming.  The Company recognizes these incentives as a reduction of programming costs in technical and operating expense, generally over the term of the programming agreement.

Programming Rights

Rights acquired to broadcast various professional sports teams’ events and programming for exhibition on the Company’s networks, are expensed over the contract or license period.  Estimated future revenues are reviewed regularly and write-downs to net realizable value are made as required.  Estimates of total gross revenues can change due to a variety of factors, including the level of advertising rates and subscriber fees.  Accordingly, revenue estimates are reviewed periodically and amortization is adjusted as necessary.

Rights to feature film inventory acquired under license agreements along with the related obligations are recorded at the contract value when a license agreement is executed or the license period has begun, unless there is uncertainty with respect to either costs, acceptability or availability, then when the uncertainty is resolved.  Costs are amortized to technical and operating expense on a straight-line basis over the respective license periods.  The Company periodically reviews the programming usefulness of feature film inventory based on a series of factors, including ratings, type and quality of program material, standards and practices, and fitness of exhibition based on the programming of the individual programming service.  If it is determined that substantially all of the films in a film license agreement have no future programming usefulness and will no longer be exploited, a write-off for the portion of the unamortized cost of the film license agreement that was attributed to those films is recognized.

See Note 5 for a discussion of the Company’s review of the programming usefulness of our feature film inventory and impairment charges.

Advertising Expenses

Advertising costs are charged to expense when incurred.  Advertising costs amounted to $221,158, $202,618 and $193,556 for the years ended December 31, 2006, 2005 and 2004, respectively.

Restricted Cash

Restricted cash at December 31, 2006 and 2005 of $11,390 and $8,454, respectively, includes cash required to be set aside under operating agreements between Madison Square Garden and the Hartford Civic Center, Rentschler Field, and the National Hockey League, and for collateralized letters of credit entered into by Madison Square Garden.

Accounts Receivable

The Company periodically assesses the adequacy of valuation allowances for uncollectible accounts receivable by evaluating the collectibility of outstanding receivables and general factors such as length of time individual receivables are past due, historical collection experience, and the economic and competitive environment.

Investments

Investment securities and investment securities pledged as collateral are classified as trading securities and are stated at fair value with realized and unrealized holding gains and losses included in net income (loss).

The Company’s interests in less than majority-owned entities in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee are accounted for under the equity method.  Equity method investments are recorded at original cost and adjusted to recognize the Company’s proportionate share of the investees’ net income or losses, additional contributions made and distributions received and amortization of basis differences.  The Company recognizes a loss if it is determined that an other than temporary decline in the value of the investment exists.

Long-Lived and Indefinite-Lived Assets

Property, plant and equipment, including construction materials, are carried at cost, and include all direct costs and certain indirect costs associated with the construction of cable television transmission and distribution systems, and the costs of new product and subscriber installations.  Equipment under capital leases is recorded at the present value of the total minimum lease payments.  Depreciation on equipment is calculated on the straight-line basis over the estimated useful lives of the assets or, with respect to equipment under capital leases and leasehold improvements, amortized over the shorter of the lease term or the assets’ useful lives and reported in depreciation and amortization (including impairments) in the consolidated statements of operations.

Intangible assets established in connection with acquisitions consist of affiliation agreements and affiliation relationships, broadcast rights and other agreements (primarily cable television system programming agreements), season ticket holder relationships, suite holder contracts and relationships, advertising relationships, other intangibles and excess costs over fair value of net assets acquired.  These intangible assets are amortized on a straight-line basis over their respective estimated useful lives.  Excess costs over fair value of net assets acquired (“goodwill”) and the value of franchises, trademarks and certain other intangibles acquired in purchase business combinations which have indefinite useful lives are not amortized.

The Company reviews its long-lived assets (property, plant and equipment, and intangible assets subject to amortization that arose from business combinations accounted for under the purchase method) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable.  If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

The Company evaluates the recoverability of its goodwill and indefinite-lived intangible assets annually or more frequently whenever events or circumstances indicate that the asset may be impaired.  Goodwill impairment is determined using a two-step process.  The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any.  The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill.  If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.  The implied fair value of goodwill is determined in the same manner as the amount of goodwill which would be recognized in a business combination.

The impairment test for other intangible assets not subject to amortization consists of a comparison of the fair value of the intangible asset with its carrying value.  If the carrying value of the intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Feature Film Obligations

Amounts payable subsequent to December 31, 2006 related to the license of feature film inventory are as follows:

Years Ending December 31,

2007	$121,890
2008	84,152
2009	67,288
2010	48,988
2011	29,685
Thereafter	82,231

Deferred Carriage Fees

Deferred carriage fees represent amounts principally paid or payable to cable system and/or satellite operators to guarantee carriage of certain programming services and are amortized as a reduction to revenue over the period of the related guarantee (1 to 15 years).

Deferred Financing Costs

Costs incurred to obtain debt are deferred and amortized to interest expense using the straight-line method over the life of the related debt.

Income Taxes

Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes, which requires the asset and liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets, subject to an ongoing assessment of realizability.  The Company provides deferred taxes for the outside basis difference of its investment in partnerships.

Income (Loss) Per Common Share

Basic and diluted net income (loss) per common share are not presented since the Company is a wholly-owned subsidiary of Cablevision.

Comprehensive Income (Loss)

Comprehensive income (loss), which is reported on the accompanying consolidated statements of stockholder’s deficiency consists of net income (loss) and other gains and losses affecting shareholder’s equity or attributed net assets that, under U.S. generally accepted accounting principles (“GAAP”), are excluded from net income (loss).  These components of accumulated other comprehensive income (loss) consist primarily of minimum pension liability adjustments, net of taxes and in 2005 and 2004 foreign currency translation gains (losses), net of taxes.

In 2006, 2005 and 2004, the accumulated benefit obligation of the Company’s defined benefit plans exceeded the fair value of plan assets. As a result, the Company recorded a non-cash charge (benefit) to accumulated comprehensive loss, net of taxes, of $1,484, $(182) and $2,792, respectively, as required by SFAS No. 87 Employers’ Accounting for Pensions (“Statement No. 87”).  Additionally, as of December 31, 2006, the Company adopted the recognition and disclosure provisions of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (“Statement No. 158”) as described in Note 15.  As a result of adopting Statement No. 158 in 2006, the Company recognized an additional $6,904, net of taxes, which was also charged to accumulated other comprehensive loss, net of taxes.

Reclassifications

As a result of the sale of the Company’s 60% interest in Fox Sports Net Bay Area in June 2007 (see Note 23), the net operating results of Fox Sports Net Bay Area, have been classified as discontinued operations in the consolidated statements of operations and cash flows for all periods presented.  The net assets and liabilities of Fox Sports Net Bay Area as of December 31, 2006 and 2005 have been classified as assets and liabilities held for sale in the consolidated balance sheets.  In addition, the operating results of Fox Sports Net Chicago have been classified as discontinued operations in the consolidated statements of operations and cash flows for all periods presented.

Certain reclassifications have been made to the 2005 financial statements to conform to the 2006 presentation.

Cash Flows

For purposes of the consolidated statements of cash flows, the Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

During 2006, 2005 and 2004, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Years Ended December 31,
	2006	2005	2004
Non-Cash Investing and Financing Activities:
Continuing Operations
Acquisition of the 40% minority interest in certain Regional Programming Partners entities in exchange for the Company’s interests in Fox Sports Net Ohio, Fox Sports Net Florida, National Sports Partners and National Advertising Partners	$ —	$ 604,080	$ —
Notes payable, including interest, contributed by News Corporation to Regional Programming Partners for no consideration	—	152,907	—
Capital lease obligations	11,751	180	2,952
Asset retirement obligations	136	10,870	—
Leasehold improvements paid by landlord	1,960	—	—
Investment in affiliate	1,294	—	—
Redemption of collateralized indebtedness with restricted cash and related prepaid forward contracts	—	116,544	—
Redemption of collateralized indebtedness with related prepaid forward contracts and stock	290,943	247,647	—
Redemption of collateralized indebtedness with related prepaid forward contracts	31,385	43,604	—
Redemption of collateralized indebtedness associated with AT&T Wireless shares with restricted cash, net of related forward contract		—	105,000
Receipt of restricted cash for AT&T Wireless shares		—	213,647
Rights payments offset with repayment of a note receivable	—	40,000	—

Discontinued Operations
Make whole payment obligation, including interest, to Loral	50,898	—	—

Supplemental Data:
Cash interest paid — continuing operations	$704,542	$581,158	$580,249
Cash interest paid — discontinued operations	8	59	314
Income taxes paid (refunded), net — continuing operations	11,184	(4,005)	6,952
Income taxes paid (refunded), net — discontinued operations	—	18	(539)

Derivative Financial Instruments

The Company accounts for derivative financial instruments in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (“Statement No. 133”).  Statement No. 133 requires that an entity recognize all derivatives, as defined, as either assets or liabilities measured at fair value.  The Company uses derivative instruments to manage its exposure to market risks from changes in certain equity prices and interest rates and does not hold or issue derivative instruments for speculative or trading purposes.  These derivative instruments are not designated as hedges, and changes in the fair values of these derivatives are recognized in earnings as gains (losses) on derivative contracts.

Concentrations of Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade receivables.  Cash is invested in money market funds, bank time deposits or in obligations of the U.S. Treasury.  The Company’s cash investments are placed with money market funds or financial institutions that have received the highest rating awarded by Standard & Poor’s and Moody’s Investors Services.  The Company did not have a single customer that represented 10% or more of its consolidated net revenues for the years ended December 31, 2006, 2005 and 2004, respectively, or 10% or more of its consolidated net trade receivables at December 31, 2006 and 2005, respectively.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recently Adopted Accounting Standards

Defined Benefit Pension and Other Postretirement Plans

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement No. 158 which requires companies to recognize in their statement of financial position an asset for a postretirement benefit plan’s overfunded status or a liability for a plan’s underfunded status and to measure a plan’s assets and its obligations that determine its funded status as of the end of the company’s fiscal year.  Additionally, Statement No. 158 requires companies to recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur and to report those changes in comprehensive income (loss).  The provisions of Statement No. 158 have two separate effective dates.  The provision of Statement No. 158 that requires a company (with a calendar year-end) to recognize the funded status of its pension plan, and the disclosure requirements, was effective as of December 31, 2006, and the provision of Statement No. 158 that requires a company (with a calendar year-end) to measure plan assets and benefit obligations as of the date of its fiscal year-end balance sheet is effective as of December 31, 2008.  See Note 15 for a discussion of the impact of the Company’s adoption of Statement No. 158.

Accounting Changes and Error Corrections

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3 (“Statement No. 154”).  Statement No. 154 applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle.  It requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable.  APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.  Statement No. 154 requires that a change in method of calculating depreciation, amortization, or depletion for long-lived nonfinancial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle.  APB Opinion No. 20 previously required that such a change be reported as a change in accounting principle.  Statement No. 154 was effective for accounting changes and corrections of errors made by the Company beginning January 1, 2006.

Limited Partnerships

In June 2005, the EITF reached a consensus on Issue No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (“EITF No. 04-5”).  EITF No. 04-5 provides guidance in assessing when a general partner should consolidate its investment in a limited partnership or similar entity.  The provisions of EITF No. 04-5 were required to be applied beginning June 30, 2005 by general partners of all newly formed limited partnerships and for existing limited partnerships for which the partnership agreements are modified subsequent to June 30, 2005 and the provisions of EITF No. 04-5 were effective for general partners in all other limited partnerships beginning January 1, 2006.  EITF No. 04-5 did not have any impact on the Company’s financial position or results of operations upon adoption.

NOTE 2.                STAFF ACCOUNTING BULLETIN NO. 108

On September 13, 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB No. 108”), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.  SAB No. 108 is effective for the Company’s year ended December 31, 2006.  The primary concepts set forth in SAB No. 108 are as follows:

•                  Registrants should quantify errors using both the “rollover” approach and “iron curtain” approach (collectively referred to as the “dual approach”) and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material.  The rollover approach focuses primarily on the impact of a misstatement on the income statement, including the reversing effect of prior year misstatements.  Because the focus is on the income statement, the rollover approach can lead to the accumulation of misstatements in the balance sheet that may become material.  The iron curtain approach focuses primarily on the effect of correcting for the accumulated misstatement as of the balance sheet date, essentially correcting the balance sheet with less emphasis on the reversing effects of prior year errors on the income statement.

•                  If correcting an error in the current year materially affects the current year but the item was not material in any prior year, “the prior year financial statements should be corrected, even though such revision previously was and continues to be immaterial to the prior year financial statements.”  However, in this circumstance, correcting prior year financial statements for immaterial errors does not require amending previously filed financial statements - the correction can be made the next time the prior year financial statements are filed.

•                  For purposes of evaluating materiality under the “iron curtain” approach, all uncorrected errors on the balance sheet are presumed to be reversed into the statement of operations in the current period even though some or all of the uncorrected difference may relate to periods prior to the latest statement of operations presented and, therefore, would only impact opening accumulated earnings (deficit).  If the amount of the uncorrected difference(s) is determined to be material to the current period statement of operations, then such amount would be deemed material and would have to be corrected for in the manner set forth above.

SAB No. 108 provides for the following transition guidance in the initial period of adoption:

•                  Restatement of prior years is not required if the registrant properly applied its previous approach, either “rollover” or “iron curtain” approach, so long as all relevant qualitative factors were considered.

•                  The SEC Staff will not object if a registrant records a one-time cumulative effect adjustment to correct errors existing in prior years that previously had been considered immaterial - quantitatively and qualitatively - based on the appropriate use of the registrant’s previous approach.

•                  If prior years are not restated, the cumulative effect adjustment is recorded in opening accumulated earnings (deficit) as of the beginning of the fiscal year of adoption (e.g. January 1, 2006 for a calendar year company).

Historically, the Company has evaluated uncorrected differences utilizing the “rollover” approach.  The Company believes its prior period assessments of uncorrected differences utilizing the “rollover” approach and the conclusions reached regarding its quantitative and qualitative assessments of materiality of such uncorrected differences, individually and in the aggregate, were appropriate.  In accordance with the guidance set forth in SAB No. 108, the Company has corrected certain identified historical uncorrected balance sheet differences, which arose prior to January 1, 2006, as a cumulative effect adjustment to opening accumulated deficit as of January 1, 2006 in accordance with the “dual approach” set forth in SAB No. 108 as discussed above.  The requirement to adopt the guidance set forth in SAB No. 108, including the estimated impact, was initially disclosed in the Company’s Form 10-Q for the quarter ended June 30, 2006.

The following table summarizes the impact of applying the guidance set forth in SAB No. 108 on the Company’s 2006 opening accumulated deficit balance:

	Additional Income (Expense)
	Period in which the Uncorrected Differences Originated
	Cumulative Uncorrected Differences as of December 31,	Years Ended December 31,		Adjustment Recorded as of January 1, 2006 to Accumulated
	2003	2004	2005	Deficit
Excess accrual balances and other items, net of taxes(a)	$103,865	$531	$(1,952)	$102,444
Tax adjustment relating to disability insurance(b)	1,858	(1,497)	9,734	10,095
Rent expense, net of taxes(c)	(6,756)	(914)	(766)	(8,436)
Revenue related to promotional rates, net of taxes(d)	311	5,325	4,845	10,481
Video on demand revenue, net of related expenses and taxes(e)	791	45	54	890
Programmer audit accruals, net of taxes(f)	216	1,348	373	1,937
Disability and life insurance accruals, net of taxes(g)	1,564	389	254	2,207
Goodwill amortization, net of taxes(h)	2,076	—	(26)	2,050
Impact on accumulated deficit	$103,925	$5,227	$12,516	$121,668

(a)             In periods prior to 2000, the Company had determined that certain accounts payable and accrued liability account balances (including accruals for programming costs, non-income based taxes, worker’s compensation, franchise fees, health and dental, and pensions, among others) which had accumulated over a number of years to an aggregate $108,646, net of taxes, as of December 31, 2003, were not supportable as liabilities that the Company would be required to satisfy.  These amounts were substantially “frozen” as of December 31, 1999.  Historically, the Company had concluded that such prior year uncorrected differences were quantitatively and qualitatively immaterial to the Company’s prior year financial statements using the rollover method.  This adjustment also includes $2,190, net of taxes, as of December 31, 2003, representing an excess reserve for unreturned analog converters that was not adjusted in prior periods to reflect actual losses and $(3,677), net of taxes, as of December 31, 2003, relating to unreconciled cash receipts.  Additionally, this adjustment includes goodwill aggregating $3,292, net of taxes, as of December 31, 2003, and $1,994, net of taxes, for the year ended December 31, 2005, relating primarily to businesses that were sold where such goodwill was not included in their cost basis at the time of their sale for purposes of computing the associated gain on sale.

(b)            In calculating the Company’s tax provision for periods through December 31, 2005, the Company incorrectly treated tax-exempt disability insurance proceeds as taxable and non-deductible disability insurance premiums as tax deductible with regard to disability insurance arrangements associated with players of certain of the Company’s professional sports teams.

(c)             The Company historically recorded rent expense related to certain of its operating leases based on the contractual terms of the respective lease agreements instead of on a straight-line basis over the lease term as required by U.S. generally accepted accounting principles.  This adjustment represents the impact of correcting the recognition of rent expense to the straight-line basis.

(d)            The Company determined that it did not recognize in the appropriate period a portion of revenue earned related to certain cable television customers with promotional rates. This revenue was recognized when the promotional rates expired, generally occurring one year after the promotion commenced.  This adjustment represents the revenue that should have been recognized in the respective periods when the services were provided, net of related tax effects.

(e)             Prior to 2006, the Company recorded certain revenue from video on demand services as the services were billed to the customer instead of when the services were provided.  Such revenue was historically recorded in the subsequent month’s billing cycle.  This adjustment reflects the recognition of revenue, net of related expenses and taxes, which should have been recorded in the respective periods when the services were provided.

(f)               The Company’s contracts with programming content providers typically allow for periodic audits of the programming payments made by the Company to these providers.  The Company records an accrual for a loss contingency related to the associated potential underpayment of programming fees if such amounts are deemed probable and estimable.  Based on the Company’s review of this accrual balance, it determined that the accrual was overstated in previous years based upon the occurrence of historical events.  This adjustment reflects the reduction of the accrual balance, net of taxes, in the appropriate periods.

(g)            The Company determined that its accrual for disability and life insurance premiums for one of the Company’s segments was based on an estimate that was not adjusted on a quarterly basis to reflect actual premiums paid.  This adjustment reflects the reduction of the accrual, net of taxes, for the respective periods.

(h)            In 2002, the Company inappropriately amortized goodwill of $2,076, net of taxes.  This adjustment reflects the reversal of the amortization recognized in 2002.  U.S. generally accepted accounting principles required the Company to cease amortization of goodwill effective January 1, 2002.

The following table summarizes the impact of applying the guidance in SAB No. 108 related to the adjustments described above on the Company’s 2006 opening accumulated deficit by segment:

	Additional Income (Expense)
	Cumulative Uncorrected Differences as of January 1, 2006
	Tele- communications	Rainbow	Madison Square Garden	Other	Total
Excess accrual balances and other items	$70,045	$22,837	$4,792	$29,737	$127,411
Rent expense	(10,040)	(1,380)	—	(2,920)	(14,340)
Revenue related to promotional rates	17,768	—	—	—	17,768
Video on demand revenue, net of related expenses	1,509	—	—	—	1,509
Programmer audit accruals	3,284	—	—	—	3,284
Disability and life insurance accruals	—	3,819	—	—	3,819
Goodwill amortization	—	—	3,474	—	3,474
	$82,566	$25,276	$8,266	$26,817	142,925

Income tax expense*					(31,352)
Tax adjustment relating to disability insurance					10,095
Impact on accumulated deficit					$121,668

*                    The income tax expense impact presented above is less than the amount that would be derived by applying the statutory rate to the aggregate pre-tax adjustment due to an income tax benefit of $28,553 resulting from a decrease in the required amount of the valuation allowance at the beginning of 2002 due to the decrease in deferred tax assets recognized in connection with the adjustments related to the excess accrual balances.  The valuation allowance was eliminated later in 2002 in connection with the application of purchase accounting associated with an acquisition.

The following table summarizes the impact of applying the cumulative effect adjustments discussed above to the Company’s consolidated balance sheet, including the impact on accumulated deficit, as of December 31, 2005, as recognized effective January 1, 2006:

Cumulative Effect Adjustment Recorded in Accumulated Deficit as of January 1, 2006
Increase (Decrease)

Accounts receivable, trade	$14,570
Deferred tax asset	(10,788)
Total current assets	3,782

Property, plant and equipment	3,714
Investment in affiliates	341
Deferred tax asset	(25,662)
Intangible assets(1)	45,641
Total assets	27,816

Accounts payable	(20,262)
Accrued employee related costs	(15,232)
Other accrued expenses	(102,805)
Deferred tax liability	29,649
Liabilities held for sale	(699)
Total current liabilities	(109,349)

Deferred tax liabilities	1,470
Other long-term liabilities	13,732
Minority interests	295
Total liabilities	(93,852)

Accumulated deficit (aggregate cumulative effect adjustment, net of taxes)	$(121,668)

(1)                      Includes the impact on previously recorded goodwill related to certain prior period purchase accounting transactions which result from the adjustment to deferred tax assets related to the reversal of the excess accrual balances discussed in footnote (a) above and the item discussed in footnote (h) above.

NOTE 3.             TRANSACTIONS

2006 Transactions

CSC Holdings Stock

On April 20, 2006, CSC Holdings issued 2.1 million shares of its common stock, $0.01 par value, to Cablevision Systems Corporation (“Cablevision”) in consideration of previous contributions of cash and assets by acquired Cablevision and were assigned to CSC Holdings in prior years.

2005 Transactions

CSC Holdings Stock

In December 2005, CSC Holdings issued 3.1 million shares of common stock, $0.01 par value, to Cablevision in consideration for certain cable systems that Cablevision had acquired and were assigned to CSC Holdings in 1999.  The issuance was approved at the time of the assignment but the shares were not issued and delivered until December 2005.

Regional Programming Partners Restructuring

In April 2005, the Company and News Corporation restructured their ownership of Regional Programming Partners.  Prior to the April 2005 transaction, Regional Programming Partners was owned 60% by the Company and 40% by News Corporation. As a result of the restructuring, the Company owned 100% of Madison Square Garden, 100% of Fox Sports Net Chicago (which was shut down in June 2006) and 50% of Fox Sports Net New England (which was sold in June 2007) and therefore, no portion of the results of operations of these businesses is allocated to minority interests after the acquisition.  In connection with the restructuring, these businesses extended the terms of their long-term affiliation agreements with National Sports Partners and their advertising representation agreements with National Advertising Partners.

In connection with its December 2003 purchase of the interests that it did not own in Fox Sports Net Chicago and Fox Sports Net Bay Area, subsidiaries of Regional Programming Partners issued promissory notes in the aggregate amount of $150,000 to News Corporation.  As part of the restructuring, those promissory notes and accrued interest of $2,907 were contributed by News Corporation to Regional Programming Partners for no additional consideration and were cancelled without any payment being made on them.

National Sports Partners and National Advertising Partners were owned 50% by the Company and 50% by News Corporation.  As a result of the restructuring, the Company no longer owns any interest in National Sports Partners, National Advertising Partners, Fox Sports Net Ohio or Fox Sports Net Florida.

The Company and News Corporation continued to own 60% and 40%, respectively, of Fox Sports Net Bay Area through a separate partnership.  The Company continued to manage that network.  In connection with the restructuring, Fox Sports Net Bay Area extended the terms of its long-term affiliation agreement with National Sports Partners and its advertising representation agreement with National Advertising Partners.

The Company has accounted for this exchange in accordance with APB Opinion No. 29, Accounting for Nonmonetary Transactions and, accordingly, the Company recorded the transaction with News Corporation at fair value at the date of the restructuring.  The Company recorded a gain in discontinued operations of $266,810, net of taxes, in connection with the transfer of the Company’s interests in Fox Sports Net Ohio and Fox Sports Net Florida.  The Company recorded a gain in continuing operations of $66,558 in connection with the transfer of National Sports Partners and National Advertising Partners.  In addition, the excess of the net book value of the assets acquired over the purchase price of $94,320 was allocated to specific assets and liabilities based on fair values as follows:

	Useful Life
Land and development rights	Indefinite	$37,573
Property and equipment, net	2 to 27.5 years	12,396
Amortizable intangible assets:
Affiliation agreements	4 years	17,951
Affiliation relationships	24 years	85,824
Advertiser relationships	7 years	6,004
Season ticket holder relationships	12 to 15 years	73,124
Suite holder contracts and relationships	3 to 11 years	21,167
Indefinite-lived intangible assets:
Trademarks		53,880
Sports franchises		96,215
Excess costs over fair value of net assets acquired		(460,853)
Other assets and liabilities, net		9,399
Unfavorable contracts		(47,000)
Net step-down to historical carrying values		$(94,320)

The Regional Programming Partners restructuring transaction was substantially tax deferred.

The unaudited pro forma revenue, loss from continuing operations, net income (loss), loss per share from continuing operations and net income (loss) per share of the Company, as if the Company’s acquisition of the interests in entities exchanged with News Corporation had occurred on January 1, 2005 and 2004, are as follows:

	Years Ended December 31,
	2005	2004
Revenues	$5,082,045	$4,537,044

Loss from continuing operations	$(73,216)	$(470,885)

Net income (loss)	$153,058	$(653,553)

Agreements with EchoStar

In April 2005, subsidiaries of Cablevision and CSC Holdings entered into agreements with EchoStar Communications Corporation (“EchoStar”) relating to the launch and operation of the business of Rainbow HD Holdings LLC, the Company’s VOOM HD Networks high-definition television programming service.  This transaction closed in November 2005.  Under those arrangements, EchoStar was initially distributing a portion of the VOOM HD Networks programming service and, beginning in 2006, began carrying 15 of the channels included in the programming service.  In connection with the arrangements, EchoStar was issued a 20% interest in Rainbow HD Holdings, the Company’s subsidiary owning the VOOM HD Networks, and that 20% interest will not be diluted until $500,000 in cash has been invested in Rainbow HD Holdings’ equity by the Company.

Under the terms of the affiliation arrangements with EchoStar covering the VOOM HD Networks for a 15 year term, if Rainbow HD Holdings fails to spend $100,000 per year up to a maximum of $500,000 in the aggregate, on its service offerings, EchoStar may terminate the affiliation agreement.  The Company has the right to terminate the affiliation agreement if the VOOM HD Networks are discontinued in the future.  The agreements resulted in a non-monetary exchange whereby the Company provided EchoStar a 20% interest in Rainbow HD Holdings in exchange for deferred carriage fees.  Accordingly, the Company recorded deferred carriage fees for the fair value of the 20% interest in Rainbow HD Holdings LLC surrendered of $18,101, which resulted in a gain on the issuance of member’s interest by a subsidiary of $10,397 (net of transaction costs of $295 and taxes of $7,409).  Since Rainbow HD Holdings LLC is a start-up company, the gain was recorded as an increase to paid-in capital.

2004 Transactions

DTV Norwich

In January 2004, Rainbow DBS Company, LLC, (“Rainbow DBS”) an indirect wholly-owned subsidiary of the Company, invested $100 for a 49% interest in DTV Norwich, an entity that acquired licenses at auction from the Federal Communications Commission (“FCC”) to provide multichannel video distribution and data service (“MVDDS”) in 46 metropolitan areas in the United States.  In connection with the equity investment, the Company loaned DTV Norwich an additional $84,600 for the acquisition of these licenses (the “DTV Norwich Transaction”).  Under the terms of the promissory note with DTV Norwich, the loan was forgiven when the FCC granted the MVDDS licenses to DTV Norwich on July 27, 2004 and September 23, 2004.

Rainbow DBS also agreed to a put/call option with the other investor in DTV Norwich.  Rainbow DBS had a call option to purchase an additional 41% membership interest in DTV Norwich at an exercise price of $4,230.  Rainbow DBS exercised its call option on October 29, 2004.  Rainbow DBS received FCC approval to acquire the 41% membership interest which gave Rainbow DBS control of this entity.  The other investor has the right, for ten years, to put its remaining 10% interest to Rainbow DBS at fair value to be determined by a process involving independent valuation experts.

Pursuant to FASB Interpretation No. 46R (“FIN No. 46R”), Consolidation of Variable Interest Entities, this entity was consolidated with the Company as of the date of the transaction, January 2004, since it did not have sufficient equity to demonstrate that it could finance its activities without additional subordinated financial support.  The acquired licenses were recorded as other intangible assets and were deemed to have indefinite lives.  Since this variable interest entity is not considered a business pursuant to FIN No. 46R, the excess of the fair value of the consideration paid and the newly consolidated non-controlling interest over the fair value of the newly consolidated identifiable assets, of $7,436 net of taxes of $5,384, was recorded as an extraordinary loss.  In connection with the Company’s decision in December 2004 to seek strategic alternatives for the Rainbow DBS business, the Company reduced the carrying value of the acquired licenses to their estimated fair value of $6,113 based on available MVDDS auction value information.

NOTE 4.             RESTRUCTURING CHARGES

In December 2001, the Company recorded restructuring charges of $56,442 (including $13,720 for discontinued operations) which included expenses of $21,018 (including $9,403 for discontinued operations) associated with the elimination of approximately 600 positions, primarily in corporate, administrative and infrastructure functions across various business units of the Company, and estimated expenses of $35,424 (including $4,317 for discontinued operations) associated with facility realignment and other related costs.

In 2002, the Company announced a new operating plan and restructuring which included the closing of 26 retail electronics store locations, the consolidation of customer service call centers, and the elimination of certain staff positions.  Additionally, the Company reached an agreement with its supplier of set top boxes which reduced the Company’s purchase commitments for set top boxes from $378,500 in 2002, $378,500 in 2003, and $567,750 in 2004 to a total remaining commitment of $87,500 in 2002 and nothing thereafter and required the Company to make certain other cash payments aggregating $50,000 plus interest on a portion of such amount with respect to, among other things, a license for certain software (valued at $17,500 based on an independent appraisal).  In connection with this plan, the Company recorded restructuring charges of $85,965 (including $11,553 for discontinued operations) which included $22,072 (including $3,642 for discontinued operations) associated with the elimination of approximately 3,000 positions, $31,393 (including $7,911 for discontinued operations) associated with facility realignment and other related costs and $32,500 associated with the reduction in required digital set top box commitments.

In 2003, the Company eliminated staff positions and incurred severance costs aggregating $6,111.

During 2006, 2005 and 2004, the Company recorded restructuring charges aggregating $392, $1,024 and $4,756, respectively, associated with the elimination of certain positions in various business units of the Company and facility realignment costs.

At December 31, 2006, the restructuring liability of $4,201 was classified as a current liability in the consolidated balance sheet.

The following table summarizes the restructuring liability, net of related sublease amounts, at December 31, 2006:

	2001 Plan	2001 Plan	2002 Plan	2002 Plan	2003 Plan	2004 Plan	2005 Plan	2006 Plan
	Employee Severance	Facility Realignment and Other Costs (b)	Employee Severance	Facility Realignment and Other Costs (a) (b)	Employee Severance	Employee Severance	Employee Severance	Facility Realignment

Balance at December 31, 2003	$3	$19,212	$207	$39,623	$2,258	$—	$—	$—

Additional charges (credits)	—	(5,589)	(68)	(172)	238	4,756	—	—
Payments	(3)	(7,242)	(139)	(9,218)	(2,418)	(3,818)	—	—

Balance at December 31, 2004	—	6,381	—	30,233	78	938	—	—
Additional charges (credits)	—	(1,480)	—	(578)	234	263	1,024	—
Payments	—	(3,114)	—	(28,857)	(312)	(1,201)	(1,001)	—

Balance at December 31, 2005	—	1,787	—	798	—	—	23	—
Additional charges (credits)	—	(4,521)	—	525	—	—	(23)	392
Payments and accrual of sublease receivable, net	—	2,734	—	(1,323)	—	—	—	(290)
Accrued restructuring balance at December 31, 2006	$—	$—	$—	$—	$—	$—	$—	$102

(a)                       In August 2005, the Company made a $25,000 payment to satisfy its required commitment with a supplier associated with the 2002 restructuring plan.

(b)                       For the year ended December 31, 2006, the Company recorded restructuring credits of $3,996 relating primarily to changes to the Company’s  previous estimates recorded in connection with the 2001 and 2002 facility realignment.  Based on the restructuring credits recorded and payments made by the Company, the restructuring liability relating to these plans, net of sublease amounts, as of December 31, 2006 was zero.

In addition to the facility realignment charges of $392 in 2006 which are expected to be completed by June 2009, the Company recorded restructuring charges of $143 associated with the elimination of approximately ten positions at a programming business within the Rainbow segment (which was fully paid as of December 31, 2006).

The cumulative amount of restructuring charges incurred by the Company for continuing operations for each of the restructuring plans are as follows:

	2001 Plan	2002 Plan	2003 Plan	2004 Plan	2005 Plan	2006 Plan	Total
Employee severance	$15,108	$19,586	$6,583	$5,019	$1,001	$143	$47,440
Facility realignment and other costs	23,234	54,545	—	—	—	392	78,171
Cumulative restructuring charges recognized as of December 31, 2006	$38,342	$74,131	$6,583	$5,019	$1,001	$535	$125,611

NOTE 5.                IMPAIRMENT CHARGES

In connection with the Company’s Board of Directors’ decision in December 2004 to suspend pursuing the spin-off of its Rainbow Media Enterprises subsidiary and instead to pursue strategic alternatives for its Rainbow DBS business, the Company performed a review of its assets for recoverability.  The Company recorded an impairment charge of $90,540 included in depreciation and amortization expense relating to long-lived assets and other indefinite-lived intangible assets and a charge of $75,805 included in technical and operating expenses representing the write down of certain film and programming contracts of the VOOM HD Networks within the Rainbow segment.  In addition, the Company recorded an impairment charge of $155,415 reflecting the excess of the carrying value over the estimated fair value of long-term assets and goodwill and other indefinite-lived intangible assets and a charge of $33,052 representing the write-off of equipment inventory and deposits which have been recorded in discontinued operations.  The impairment charges related to film and programming contracts, equipment inventory and deposits are based on net realizable value and the impairment charges related to goodwill, intangible and long-lived assets are based on estimates of fair value of those assets.

The Company recorded impairment charges of $2,394, included in depreciation and amortization, relating to certain other long-lived assets deemed impaired within its theater operations and Rainbow segment in 2004.

In 2005, the Company recorded impairment charges of $7,697, included in depreciation and amortization, primarily for certain long-lived assets and intangibles within its Rainbow segment and theater operations.

During 2006, the Company recorded impairment charges of $2,104, included in depreciation and amortization, primarily for certain long-lived assets and intangibles within its theater operations and PVI Virtual Media business.

As part of its periodic review of expected programming usefulness, the Company recorded an impairment loss of $1,640, $663 and $297 in 2006, 2005 and 2004, respectively.  Such amounts represent the write-off of the carrying value of certain film and programming contracts of the Company’s Rainbow segment and are included in technical and operating expense.

In June 2006, the operations of the Fox Sports Net Chicago programming business were shut down.  In connection with the shut down, the Company recorded a goodwill impairment charge of $5,121 which was classified in discontinued operations.

NOTE 6.                                                 DISCONTINUED OPERATIONS AND ASSETS AND LIABILITIES HELD FOR SALE

The net operating results of Fox Sports Net Ohio and Fox Sports Net Florida (in connection with the Regional Programming Partners restructuring in April 2005), Fox Sports Net Chicago, the Rainbow DBS satellite distribution business (in connection with the Board of Directors’ authorization to shut down the business), and Fox Sports Net Bay Area, net of taxes, have been classified in the consolidated statements of operations as discontinued operations for all periods presented (see Note 23).  Operating results of discontinued operations for the years ended December 31, 2006, 2005 and 2004 are summarized below:

	Year Ended December 31, 2006
	Fox Sports Net Bay Area	Fox Sports Net Chicago (a)	Rainbow DBS Distribution Business (b)	Other	Total
Revenues, net	$98,969	$79,204	$—	$—	$178,173

Income (loss) before income taxes	$15,227	$72,985	$(56,741)	$(62)	$31,409
Income tax benefit (expense)	(6,245)	(32,030)	23,269	25	(14,981)
Net income (loss)	$8,982	$40,955	$(33,472)	$(37)	$16,428

(a)          Revenues, net includes $77,996 representing the collection in June 2006 of affiliate revenue from a cable affiliate, including $71,396 relating to periods prior to 2006, that had not been previously recognized due to a contractual dispute.  The underlying contract was terminated in June 2006 and no further payments will be received under this contract.

(b)         Income (loss) before income taxes includes the recognition of the Make Whole Payment obligation due to Loral Space and Communications Holding Corporation (see discussion below).

	Year Ended December 31, 2005
	Fox Sports Net Bay Area	Fox Sports Net Chicago	Fox Sports Net Ohio and Fox Sports Net Florida	Rainbow DBS Satellite Distribution Business	Other	Total

Revenues, net	$90,433	$3,433	$40,018	$8,776	$—	$142,660

Income (loss) before income taxes	$15,949	$2,743	$466,460	$(102,983)	$4,405	$386,574
Income tax benefit (expense)	(6,528)	(1,123)	(192,998)	42,151	(1,802)	(160,300)

Net income (loss) including gain on restructuring of Regional Programming Partners of $266,810, and other gain of $2,618, net of taxes	$9,421	$1,620	$273,462	$(60,832)	$2,603	$226,274

For the year ended December 31, 2005, the Company recorded a gain, net of taxes, of $2,521, primarily representing the transfer of the Company’s ownership interest in a subsidiary of PVI to PVI’s minority partner for the minority partner’s remaining ownership interest in PVI.  In addition, the Company recorded a gain, net of taxes, of $97 for the year ended December 31, 2005 that related primarily to a reduction of health and welfare expenses in connection with the transfer of the retail electronics business.

	Year Ended December 31, 2004
	Fox Sports Net Bay Area	Fox Sports Net Chicago	Fox Sports Net Ohio and Fox Sports Net Florida	Rainbow DBS Satellite Distribution Business	Other	Total

Revenues, net	$95,493	$117,500	$168,085	$14,742	$—	$395,820

Income (loss) before income taxes	$17,452	$23,136	$39,054	$(375,345)	$(6,954)	$(302,657)
Income tax benefit (expense)	(7,208)	(9,555)	(16,130)	155,018	5,300	127,425

Net income (loss)	$10,244	$13,581	$22,924	$(220,327)	$(1,654)	$(175,232)

For the year ended December 31, 2004, the Company recorded losses, net of taxes, of $1,092, representing the finalization of film asset adjustments that relate to the sale of the Bravo programming business in 2002.  In addition, the Company recorded losses, net of taxes, of $562 for the year ended December 31, 2004 that related primarily to estimated legal and payroll tax settlements in connection with the transfer of the retail electronics business.

Rainbow DBS

In April 2005, the operations of the Rainbow DBS satellite distribution business were shut down.  In connection with the shut down, certain assets of the business, including the Rainbow 1 direct broadcast satellite and certain other related assets were sold to a subsidiary of EchoStar for $200,000 in cash.  This transaction closed in November 2005.  In addition, Rainbow DBS had FCC licenses to construct, launch and operate five fixed service Ka-band satellites and had entered into a contract in November 2004 for the construction by Lockheed Martin of these five Ka-band satellites at a cost of $740,000.  Rainbow DBS had the right to terminate the contract at any time, subject to certain maximum termination liabilities.  Rainbow DBS exercised this right on November 21, 2005, and the amount paid to Lockheed Martin in excess of the termination liability was repaid to the Company in March 2006.

In September 2005, Loral filed an action against Cablevision and Rainbow DBS for breach of contract based on a letter agreement dated March 23, 2001 (“the Letter Agreement”) between Loral and Rainbow DBS.  Loral alleges that the sale of the Rainbow-1 satellite and related assets to EchoStar constituted a sale of “substantially all of the assets of Rainbow DBS” triggering a “Make Whole Payment” under the Letter Agreement of $33,000 plus interest.  A trial in this matter took place in January 2007 in New York Supreme Court for New York County.  On January 24, 2007, the jury returned a verdict finding that the EchoStar sale had triggered a Make Whole Payment under the Letter Agreement, requiring a payment to Loral of $50,898, including interest, which has been accrued for as of December 31, 2006 and reflected as an expense in discontinued operations.  Cablevision and Rainbow DBS have filed a motion for judgment as a matter of law, or in the alternative for a new trial, which is pending.

Certain assets of the Rainbow DBS satellite distribution business, previously included in the Rainbow DBS segment, amounting to $7,557, had been classified as assets held for sale in the consolidated balance sheet of the Company at December 31, 2005.  These assets related to the direct broadcast satellite television business of Rainbow DBS and consisted of equipment and other assets.  In the first quarter of 2006, the Company recorded an impairment loss of $7,179 which has been classified in discontinued operations.  In the second quarter of 2006, the assets were sold.

Fox Sports Net Chicago

In June 2006, the operations of the Fox Sports Net Chicago programming business were shut down.  In connection with the shut down, the Company recorded a goodwill impairment charge of $5,121 which was classified in discontinued operations.

Fox Sports Net Bay Area

In June 2007, the Company completed the sale of its interest in Fox Sports Net Bay Area, to Comcast Corporation (“Comcast”).  See Note 23.

As a result of the sale of the Company’s interest in Fox Sports Net Bay Area, the assets and liabilities attributable to Fox Sports Net Bay Area have been classified in the consolidated balance sheets as of December 31, 2006 and 2005 as assets and liabilities held for sale and consist of the following:

	December 31,
	2006	2005

Cash and cash equivalents	$24,461	$28,121
Accounts receivable, prepaid and other current assets	24,728	24,382
Property and equipment, net and other long-term assets	15,950	17,083
Intangible assets, net	63,162	71,008
Total assets held for sale	$128,301	$140,594

Accounts payable and accrued expenses	$5,059	$6,864
Other current liabilities	965	798
Other long-term liabilities	19	—
Total liabilities held for sale	$6,043	$7,662

NOTE 7.                PROPERTY, PLANT AND EQUIPMENT

Costs incurred in the construction of the Company’s cable television system, including line extensions to, and upgrade of, the Company’s hybrid fiber-coaxial infrastructure and headend facilities are capitalized.  These costs consist of materials, subcontractor labor, direct consulting fees, and internal labor and related costs associated with the construction activities.  The internal costs that are capitalized consist of salaries and benefits of Company employees and the portion of facility costs, including rent, taxes, insurance and utilities, that supports the construction activities.  These costs are depreciated over the estimated life of the plant (12-25 years), and headend facilities (4-15 years).  Costs of operating the plant and the technical facilities, including repairs and maintenance and call completion fees, are expensed as incurred.

Costs incurred to connect businesses or residences that have not been previously connected to the infrastructure or digital platform are also capitalized.  These costs include materials, subcontractor labor, internal labor to connect, provision and provide on-site and remote technical assistance and other related costs associated with the connection activities.  In addition, on-site and remote technical assistance during the provisioning process for new digital product offerings are capitalized.  The departmental activities supporting the connection process are tracked through specific metrics, and the portion of departmental costs that is capitalized is determined through a time weighted activity allocation of costs incurred based on time studies used to estimate the average time spent on each activity.  New connections are amortized over 5 years or 12 years for residence wiring and feeder cable to the home, respectively.  The portion of departmental costs related to reconnection, programming service up- and down- grade, repair and maintenance, and disconnection activities are expensed as incurred.

Property, plant and equipment (including equipment under capital leases) consist of the following assets, which are depreciated or amortized on a straight-line basis over the estimated useful lives shown below:

	December 31,		Estimated
	2006	2005	Useful Lives

Customer equipment	$1,565,089	$1,359,758	3 to 5 years
Headends and related equipment	610,563	578,880	4 to 15 years
Central office equipment	456,670	397,450	5 to 10 years
Infrastructure	4,599,159	4,391,527	3 to 25 years
Program, service and data processing equipment	1,252,570	1,198,690	2 to 13 years
Microwave equipment	35,667	32,661	5 to 8 years
Construction in progress (including materials and supplies)	68,136	63,157	—
Furniture and fixtures	171,062	162,603	3 to 10 years
Transportation equipment	228,414	217,604	3 to 15 years
Buildings and building improvements	368,921	358,140	2 to 40 years
Leasehold improvements	531,300	516,241	Term of lease
Land	79,989	79,985	—
	9,967,540	9,356,696
Less accumulated depreciation and amortization	6,254,510	5,490,468
	$3,713,030	$3,866,228

Depreciation expense on property, plant and equipment (including capital leases) for the years ended December 31, 2006, 2005 and 2004 amounted to $1,034,127, $980,608 and $966,653 (including impairments of $1,205, $2,734 and $14,437 in 2006, 2005 and 2004), respectively.

At December 31, 2006 and 2005, the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows:

	December 31,
	2006	2005

Equipment	$122,400	$113,766
Less accumulated amortization	75,817	67,443
	$46,583	$46,323

NOTE 8.                INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at December 31, 2006 and 2005:

	December 31,		Estimated
	2006	2005	Useful Lives
Gross carrying amount of amortizable intangible assets
Affiliation relationships and affiliation agreements	$742,416	$741,009	4 to 24 years
Broadcast rights and other agreements	45,590	45,590	10 to 11 years
Season ticket holder relationships	75,005	75,005	10 to 15 years
Suite holder contracts and relationships	21,167	21,167	3 to 11 years
Advertiser relationships	103,524	103,524	7 to 10 years
Other intangibles	40,819	87,400	1 to 20 years
	1,028,521	1,073,695

Accumulated amortization
Affiliation relationships and affiliation agreements	353,518	296,400
Broadcast rights and other agreements	36,806	34,491
Season ticket holder relationships	10,027	4,576
Suite holder contracts and relationships	5,815	2,491
Advertiser relationships	42,274	30,808
Other intangibles	19,139	29,810
	467,579	398,576

Indefinite-lived intangible assets
Franchises	731,848	731,848
Sports franchises	96,215	96,215
FCC licenses and other intangibles	11,936	19,076
Trademarks	53,880	53,880
Excess costs over the fair value of net assets acquired	1,024,168	986,113
	1,918,047	1,887,132

Total intangible assets, net	$2,478,989	$2,562,251

Aggregate amortization expense
Years ended December 31, 2006 and 2005 (excluding impairment charges of $899 and $4,963, respectively)	$84,803	$89,140

Estimated amortization expense
Year ending December 31, 2007	$83,218
Year ending December 31, 2008	80,777
Year ending December 31, 2009	74,364
Year ending December 31, 2010	71,302
Year ending December 31, 2011	70,545

The changes in the carrying amount of excess costs over the fair value of net assets acquired for the years ended December 31, 2006 and 2005 are as follows:

	Tele- communications	MSG	Rainbow	Other	Total Company
Balance as of December 31, 2004	$206,971	$1,152,131	$66,352	$13,558	$1,439,012
Adjustments recorded in connection with the Regional Programming Partners restructuring	—	(460,853)	11,083	—	(449,770)
Reclassification as a result of the Regional Programming Partners restructuring	—	32,755	(32,755)	—	—
Impairment loss	—	—	(4,963)	—	(4,963)
Other	—	—	935	899	1,834
Balance as of December 31, 2005	206,971	724,033	40,652	14,457	986,113
Cumulative effect of adjustments resulting from the adoption of SAB No. 108 (Note 2)	—	14,228	29,847	—	44,075
Adjusted balance at January 1, 2006	206,971	738,261	70,499	14,457	1,030,188
Impairment loss - continuing operations	—	—	—	(899)	(899)
Impairment loss - discontinued operations (Note 6)	—	—	(5,121)	—	(5,121)
Balance as of December 31, 2006	$206,971	$738,261	$65,378	$13,558	$1,024,168

See Note 3 for a discussion of changes to acquired intangible assets primarily as a result of the Regional Programming Partners restructuring in 2005.

NOTE 9.                DEBT

Bank Debt

The Company’s outstanding bank debt at December 31, 2006 and 2005 is as follows:

	December 31,
	2006	2005
Restricted Group:
Restricted Group credit facility (terminated in 2006)	$—	$1,256,000
Term A-1 credit facility	1,000,000	—
Term B credit facility	3,482,500	—
	4,482,500	1,256,000

Rainbow National Services:
Credit facility (terminated in 2006)	—	595,500
Term A credit facility	500,000	—
Revolving credit facility	10,000	—
	$4,992,500	$1,851,500

Restricted Group

On February 24, 2006, the Restricted Group (comprised primarily of the CSC Holdings’ cable television subsidiaries and its commercial data and voice services subsidiary) entered into a $2,400,000 credit facility with a group of banks consisting of three components:  a $1,000,000 revolver that was undrawn at December 31, 2006, a $1,000,000 term A-1 loan facility and a $400,000 term A-2 loan facility that has since been refinanced and repaid in full, as described below.  Approximately $1,300,000 of the $1,400,000 proceeds received from the term loans under the new credit facility was used to repay the outstanding borrowings and accrued interest under the prior Restricted Group credit facility that was scheduled to mature in June 2006, and fees and expenses.  On March 29, 2006, the Restricted Group entered into a new $3,500,000 term B loan facility, of which approximately $400,000 of the proceeds was used to prepay the outstanding borrowings of the term A-2 loan facility, including accrued interest, and fees and expenses.  The balance of the outstanding term B loan facility borrowings was invested in short-term AAA rated funds until approval of the special dividend by the Company’s Board of Directors.  On April 24, 2006 the approved special dividend was paid (see Note 22).

The three components of the new Restricted Group credit facility, the $1,000,000 revolver, the $1,000,000 term A-1 loan facility and the $3,500,000 term B loan facility, are direct obligations of CSC Holdings, guaranteed by most Restricted Group subsidiaries and secured by the pledge of the stock of most Restricted Group subsidiaries.  As of December 31, 2006, $51,994 of the $1,000,000 revolving credit facility was restricted for certain letters of credit issued on behalf of CSC Holdings.  The revolving credit facility and the term A-1 loan facility mature in six years in February 2012 and the term B loan facility matures in seven years in March 2013.  The revolver has no required interim repayments, the $1,000,000 term A-1 loan facility requires quarterly repayments aggregating 0% in year one, 5% in each of years two and three, 25% in each of years four and five, and 40% in the final year and the $3,500,000 term B loan facility is subject to quarterly repayments totaling 1% ($8,750 per quarter) in each of years one through six and 94% ($822,500 per quarter) in the final year.  The interest rate on the term A-1 loan facility varies, depending on the Restricted Group’s cash flow ratio (as defined), from .75% to 1.75% over the Eurodollar Rate for Eurodollar-based borrowings and from zero to .75% over the Base Rate for Base Rate Borrowings (as defined).  The interest rate on the borrowings under the term B loan facility is the

Eurodollar Rate (as defined) plus 1.75% or prime rate plus .75%, at the Company’s election.  The weighted average interest rates as of December 31, 2006 on borrowings under the term A-1 loan facility and term B loan facility was 6.62% and 7.12%, respectively.

The principal financial covenants, which are not identical for the revolving credit facility and the term A-1 loan facility, on the one hand, and the term B loan facility, on the other, include (i) under the revolving credit facility and the term A-1 loan facility, maximum total leverage of 7.50 to 1 with subsequent stepdowns over the life of the revolving credit facility and the term A-1 loan facility until reaching 4.50 to 1 for periods beginning on and after January 1, 2010, (ii) under the revolving credit facility and the term A-1 loan facility, maximum senior secured leverage of 4.00 times cash flow through December 31, 2006 with annual stepdowns thereafter over the life of the revolving credit facility and the term A-1 loan facility until reaching 3.00 to 1 for periods beginning on and after January 1, 2010, (iii) under the revolving credit facility and the term A-1 loan facility, minimum ratios for cash flow to interest expense of 1.75 to 1 initially, increasing to 2.00 to 1 on and after July 1, 2007, and (iv) under the revolving credit facility and the term A-1 loan facility, a minimum ratio of cash flow less cash taxes to total debt expense (defined to include interest expense, certain payments of principal and dividends paid by CSC Holdings to Cablevision to permit Cablevision to pay interest and certain principal payments on its debt) of 1.50 to 1.  These covenants and restrictions on the permitted use of borrowed funds in the revolving credit facility may limit the Company’s ability to utilize all of the undrawn revolver funds.  Additional covenants include limitations on liens and the issuance of additional debt.

Under the term B loan facility, the Company is limited in its ability to incur additional indebtedness based on a maximum ratio of total indebtedness to cash flow (as defined in the term B loan facility) of 7.50 to 1 with subsequent stepdowns over the life of the term B loan facility until reaching 5.00 to 1 for periods beginning on and after January 1, 2010 and a maximum senior secured leverage ratio of 4.50 times cash flow (as defined in the term B loan facility).

Under the revolving credit facility and the term A-1 loan facility, there are generally no restrictions on investments that the Restricted Group may make, provided it is not in default.  The Restricted Group can make distributions or other restricted payments so long as CSC Holdings is not in default, but there is a limitation (initially $200,000, subject to increase to reflect capital contributions or issuance of equity interests) on restricted payments during any period when the cash flow leverage ratio is greater than 6.0 to 1.  The $200,000 limitation does not apply to restricted payments by CSC Holdings to Cablevision to be used by Cablevision to make scheduled payments of principal or interest on its indebtedness.  Under the term B loan facility, there also are generally no restrictions on investments that the Restricted Group may make provided it is not in default; however, CSC Holdings must also remain in compliance with the maximum ratio of total indebtedness to cash flow and the maximum senior secured leverage ratio.  The Restricted Group’s ability to make restricted payments is also limited by provisions in the term B loan facility and the indentures covering the Company’s notes and debentures.

In connection with the repayment of the term A-2 loan facility and the prior Restricted Group credit facility, the Company wrote off $4,587 of unamortized deferred financing costs and in connection with the new Restricted Group credit facility, related costs of $42,004 were recorded as deferred financing costs.

Rainbow National Services

On July 5, 2006, Rainbow National Services LLC (“RNS”), an indirect wholly-owned subsidiary of the Company, entered into a replacement bank facility (the “New RNS Credit Facility”) providing for an $800,000 senior secured facility which consists of a $500,000 term A loan facility and a $300,000 revolving credit facility which was used primarily to refinance its then existing credit facility.  The term A loan facility matures June 30, 2013 and the revolving credit facility matures June 30, 2012.  The New RNS Credit Facility allows RNS to utilize up to $50,000 of the revolving credit facility for letters of credit and up to $5,000 for a swing loan.  Further, the New RNS Credit Facility provides for an incremental facility of up to $925,000, provided that it be for a minimum amount of $100,000.  If an incremental facility is established, RNS and the lenders will enter into a supplement to the New RNS Credit Facility with terms and conditions that are no more restrictive than those of the New RNS Credit Facility.  There are no commitments from the lenders to fund an incremental facility.

On July 5, 2006, RNS borrowed the entire $500,000 term A loan facility and $10,000 under the revolving credit facility.  RNS used the $510,000 borrowed under the New RNS Credit Facility and $88,048 of additional available cash to repay all of its outstanding borrowings, accrued interest and fees due under its August 2004 $950,000 senior secured credit facility of which $592,500 was outstanding under a term loan at July 5, 2006 (scheduled to mature March 31, 2012) and to pay certain fees and expenses incurred in connection with the New RNS Credit Facility.  RNS may use future borrowings under the credit agreement to make investments, distributions, and other payments permitted under the New RNS Credit Facility and for general corporate purposes.  The borrowings under the New RNS Credit Facility may be repaid without penalty at any time.  At December 31, 2006, $500,000 was outstanding under the term A loan and $10,000 was outstanding under the revolving credit facility.  RNS had $290,000 in undrawn revolver commitments at December 31, 2006.

Borrowings under the New RNS Credit Facility are direct obligations of RNS which are guaranteed jointly and severally by substantially all of its subsidiaries and by Rainbow Programming Holdings LLC, the direct parent of RNS, and are secured by the pledge of the stock of RNS and substantially all of its subsidiaries and all of the other assets of RNS and substantially all of its subsidiaries (subject to certain limited exceptions).  Borrowings under the New RNS Credit Facility bear interest based on either the Base Rate (the greater of the Federal Funds Rate plus 0.5% and the prime rate (as defined in the New RNS Credit Facility)), or the Eurodollar Rate (as defined in the New RNS Credit Facility).  The interest rate under the New RNS Credit Facility varies, depending on RNS’ cash flow ratio (as defined in the New RNS Credit Facility) from 1.0% to 1.5% over the Eurodollar Rate for Eurodollar-based borrowings and from zero to 0.5% over the Base Rate for Base Rate borrowings.  On December 31, 2006, the interest rate on the term A loan facility and the revolving credit facility was 6.62% and 6.60%, respectively.  The term A loan is to be repaid in quarterly installments of 1.25% of the original outstanding balance ($6,250) from March 31, 2008 until December 31, 2010, 2.5% of the original outstanding balance ($12,500) from March 31, 2011 until December 31, 2012, and 32.5% of the original outstanding balance ($162,500) on March 31, 2013 and June 30, 2013, the term A loan maturity date.  Any amounts outstanding under the revolving credit facility are due at maturity on June 30, 2012.

The financial covenants consist of (i) a minimum ratio of operating cash flow to total interest expense for each quarter (all as defined in the New RNS Credit Facility) of 1.75 to 1, (ii) a maximum cash flow ratio of total indebtedness to annualized operating cash flow (as defined in the New RNS Credit Facility) of 6.75 to 1 through June 30, 2008, decreasing thereafter to 6.25 to 1, and (iii) a maximum senior secured leverage ratio of senior secured debt to annualized operating cash flow (as defined in the New RNS Credit

Facility) of 5.50 to 1.  Additional covenants include restrictions on indebtedness, guarantees, liens, investments, dividends and distributions and transactions with affiliates.

RNS is obligated to pay fees of 0.375% per annum on any undrawn revolver commitment.

In connection with the New RNS Credit Facility, RNS incurred deferred financing costs of $5,536, which are being amortized to interest expense over the term of the New RNS Credit Facility.  The Company recorded $6,084 as a write-off of deferred financing costs associated with the repayment of the August 2004 credit facility in 2006.

Rainbow Media Holdings

In December 2003, Rainbow Media Holdings, a wholly-owned subsidiary of CSC Holdings entered into an $823,000 credit facility consisting of a $200,000 revolving credit facility and a $623,000 term loan, maturing on March 31, 2008 and March 31, 2009, respectively.  At December 31, 2003, the weighted average rate of interest was 3.57%.

Loans under the Rainbow Media Holdings credit facility bore interest at the Eurodollar rate plus a margin based upon Rainbow Media Holdings’ leverage ratio.

In August 2004, RNS distributed approximately $704,900 to Rainbow Media Holdings which it used to repay all outstanding amounts under its credit facility and collateralized outstanding letters of credit.  Such proceeds were obtained through the issuance of bank debt and the issuance of senior and senior subordinated notes by RNS.  The Company wrote off $12,694 of unamortized deferred financing costs in connection with the termination of the credit facility in 2004.

Madison Square Garden

Madison Square Garden, L.P. (“MSG”), a wholly-owned indirect subsidiary of Rainbow Media Holdings, had a $500,000 revolving credit facility with a group of banks which was to mature on December 31, 2004.  MSG had pledged substantially all of its assets as collateral under the credit facility.  Loans under the MSG credit facility bore interest at either prime rate or a Eurodollar rate plus a margin based upon MSG’s consolidated leverage ratio.  At December 31, 2003, loans outstanding amounted to $110,000, and bore interest at a weighted average rate of 1.93%.  In March 2004, borrowings under the credit facility were repaid in full and the credit facility was terminated with proceeds from a $146,000 equity contribution from its direct parent, Regional Programming Partners.  The Company wrote off $1,187 of unamortized deferred financing costs in connection with the termination of the MSG credit facility in 2004.

Senior Notes and Debentures

The following table summarizes the Company’s senior notes and debentures:

					Carrying Amount at
	Date	Maturity		Face	December 31,
Issuer	Issued	Date	Rate	Amount	2006	2005

CSC Holdings (a)	December 1997	December 2007	7.875%	$500,000	$499,952	$499,896
CSC Holdings(b)(d)	April 2004	April 2012	6.75%	500,000	500,000	500,000
CSC Holdings(a)	July 1999	July 2009	8.125%	500,000	499,423	499,191
CSC Holdings(a)	July 1998	July 2008	7.25%	500,000	500,000	500,000
CSC Holdings(a)	July 1998	July 2018	7.625%	500,000	499,714	499,689
CSC Holdings(a)	February 1998	February 2018	7.875%	300,000	298,088	297,918
CSC Holdings(a)	August 1997	August 2009	8.125%	400,000	399,668	399,544
CSC Holdings(a)	March 2001	April 2011	7.625%	1,000,000	998,635	998,315
RNS(c)	August 2004	September 2012	8.75%	300,000	298,476	298,207
				$4,500,000	$4,493,956	$4,492,760

(a)              These notes are not redeemable by the Company prior to maturity.

(b)             The Company may redeem some or all of the notes at any time at a make-whole redemption price calculated by reference to market interest rates for comparable maturity treasury notes plus a spread.

(c)              The senior notes are redeemable, in whole or in part, at a redemption price equal to 104.375% of face value at any time on or after September 1, 2008, 102.188% of face value on or after September 1, 2009, and 100% of face value on or after September 1, 2010.  In addition, the Company may redeem up to 35% of the senior notes before September 1, 2007 at a redemption price of 108.75% of the principal amounts, with the net cash proceeds from specified equity offerings (as defined under the terms of the indentures) provided that at least 65% of the aggregate principal amount of the notes remains outstanding immediately subsequent to the redemption.

(d)             These notes have not been exchanged as required by the purchase agreement under which the notes were sold and consequently, the interest rate has increased from 6.75% to 7.25% until the exchange is accomplished.  Upon exchange, the interest rate would revert to 6.75%.

The indentures under which the senior notes and debentures were issued contain various covenants, which are generally less restrictive than those contained in the credit agreement of the issuer.

Senior Subordinated Notes and Debentures

The following table summarizes the Company’s senior subordinated notes and debentures:

		Carrying Amount at
	Principal	December 31,		Redemption(b)
	Amount	2006	2005	Date	Price

RNS				September 1, 2009	105.188%
10-3/8% Senior Subordinated				September 1, 2010	103.458%
Notes due 2014				September 1, 2011	101.729%
issued August 2004(a)	$500,000	$497,011	$496,621	September 1, 2012	100%

CSC Holdings
10-1/2% Senior Subordinated
Debentures due 2016,
issued May 1996(d)	250,000	—	250,000

CSC Holdings
9-7/8% Senior Subordinated
Debentures due 2013,
issued February 1993(c)	200,000	—	—

CSC Holdings
9-7/8% Senior Subordinated
Debentures due 2023,
issued April 1993(c)	150,000	—	—
	$1,100,000	$497,011	$746,621

(a)              These notes were discounted $3,915 upon original issuance.  The Company may redeem up to 35% of the senior subordinated notes before September 1, 2007 at a redemption price of 110.375% of the principal amounts, with the net cash proceeds from specified equity offerings (as defined under the terms of the indenture) provided that at least 65% of the aggregate principal amount of the notes remains outstanding immediately subsequent to the redemption.

(b)             The notes/debentures are redeemable, at the Company’s option, in whole or in part, on the redemption dates listed at the respective percentage of the principal amount and one year after the last date above at 100% of the aggregate principal amount, in each case together with accrued interest to the redemption date.

(c)              In May 2004, the Company redeemed these senior subordinated debentures.  In connection with these redemptions, the Company recognized a loss of $14,325 representing primarily the redemption premiums paid.

(d)             In June 2006, the Company redeemed these senior subordinated debentures at a redemption price of 105.25%.  In connection with the redemption, the Company recognized a loss on extinguishment of debt of $13,125, representing the redemption premiums paid, and wrote off the remaining deferred financing costs of $3,412.

The indentures under which the senior subordinated notes and debentures were issued contain various covenants, which are generally less restrictive than those contained in the credit agreement of the issuer.

Debt Covenant Compliance

CSC Holdings Credit Agreement:

On August 29, 2006, the Company advised the agent bank and the lenders under the new Restricted Group credit facility that due to the expected restatement of its financial statements resulting from the stock option review discussed in Note 18, it was unable to comply with its covenant to deliver financial information, due on that date, with respect to the periods ended June 30, 2005 and 2006.  Under the new Restricted Group credit facility, the covenant noncompliance would become an event of default if the noncompliance remained unremedied for 30 days after notice from the agent bank or any lender (other than a lender under the term B facility), or for 60 days after notice from the agent bank or term B lenders holding at least 25% of the term B facility.

On August 29, 2006, the lenders under the new Restricted Group credit facility, other than the term B lenders, agreed to waive until September 22, 2006 any default resulting from the covenant noncompliance under the new Restricted Group credit facility due to the expected restatement so notice of default could not be given by such a lender until September 25, 2006 at the earliest and the Restricted Group would have 30 days from the date of any such notice to cure the default.  The Company delivered all required information under the new Restricted Group credit facility on September 21, 2006 and the information delivery covenant noncompliance was cured by that delivery.

The Restricted Group did not obtain a waiver of the default resulting from the covenant noncompliance from the lenders holding term B loans under the new Restricted Group credit facility and, on September 7, 2006, the bank serving as administrative agent under the new Restricted Group credit facility gave a notice of default to the Company with respect to such term B covenant noncompliance.  As a result, the Restricted Group had 60 days (until November 6, 2006) to cure its noncompliance with the financial information covenant.  The Company delivered all required information under the new Restricted Group credit facility on September 21, 2006 and the information delivery covenant noncompliance was cured by that delivery.

CSC Holdings Indentures:

As a result of not filing their Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 by September 8, 2006, the Company was not in compliance with the information delivery and filing requirements under the indentures relating to its notes and debentures.  Such noncompliance would become an event of default as to any series of notes or debentures if the Company, as the case may be, received notice of such default from the trustee or the holders of at least 25% of the securities of that series and failed to cure the covenant noncompliance within 60 days after receipt of the notice.  On September 12, 2006, the Company received a letter from an investment manager stating that it was acting for funds beneficially owning more than 25% of the outstanding securities of a series under one of the Company’s indentures.  The letter stated that it served as a notice of default under the applicable indenture and demanded that the covenant noncompliance be remedied.  Assuming the letter constituted a valid notice of default from holders of at least 25% of the securities of the relevant series, Cablevision had 60 days (until November 11, 2006) to cure its noncompliance with the information delivery and filing covenant.  The Company delivered all required information under the indentures on September 21, 2006, at which time the Company was in compliance with all of the covenants of its debt instruments.

Summary of Five Year Debt Maturities

Total amounts payable by the Company and its subsidiaries under its various debt obligations outstanding as of December 31, 2006, including collateralized indebtedness (see Note 10) and capital leases (including interest), during the five years subsequent to December 31, 2006, are as follows:

Years Ending December 31,

2007	$724,834
2008	871,525
2009	1,881,991
2010	314,536
2011	1,489,536

NOTE 10.           COLLATERALIZED INDEBTEDNESS AND DERIVATIVES

To manage interest rate risk, the Company has from time to time entered into interest rate swap contracts to adjust the proportion of total debt that is subject to variable and fixed interest rates.  Such contracts fix the borrowing rates on floating rate debt to provide an economic hedge against the risk of rising rates and/or convert fixed rate borrowings to variable rates to provide an economic hedge against the risk of higher borrowing costs in a declining interest rate environment.  At December 31, 2006 and 2005, the Company was a party to interest rate swap agreements to pay floating rates of interest with a total notional value of $450,000 and a fair value of $6,568, and $10,541, a net liability position, respectively.  These agreements have not been designated as hedges for accounting purposes.

In addition, the Company has entered into prepaid interest rate swap agreements in connection with its monetization of certain of its stock holdings, discussed below.  These contracts require the Company to pay a floating rate of interest in exchange for fixed rate interest payments, the net present value of which was paid to the Company at the contract’s inception.  As of December 31, 2006 and 2005, the total notional value of such contracts was $105,061 and $613,960, respectively and the fair values of such contracts were $10,340 and $26,881 a net liability position, respectively.  These agreements have not been designated as hedges for accounting purposes.

In April 2006, the Company entered into several interest rate swap contracts in the notional amount of $3,700,000 to effectively fix borrowing rates on floating rate debt.  As a result of these transactions, the interest rate paid on approximately 80% of the Company’s debt is fixed.  The table below summarizes certain terms of these interest rate swap contracts as of December 31, 2006:

Maturity Date	Notional Amount	Weighted Average Fixed Rate Paid by the Company	Weighted Average Effective Floating Rate Received by the Company as of December 31, 2006
	(in thousands)
April 2008	$500,000	5.24%	5.37%
April 2009	$600,000	5.25%	5.38%
June 2010	$2,600,000	5.34%	5.36%

As of December 31, 2006, the interest rate swap contracts noted above had a fair value and carrying value of $31,398, a net liability position, as reflected under derivative contracts in our consolidated balance sheet.

The changes in the fair value of the Company’s swap agreements and the net realized gains (losses) as a result of net cash interest income (expense) for the years ended December 31, 2006, 2005 and 2004 aggregating $(39,360), $(16,497) and $(656), respectively, are reflected in gain (loss) on derivative contracts in the accompanying consolidated statements of operations.

The Company has also entered into various transactions to provide an economic hedge against equity price risk on certain of its stock holdings.  The Company had monetized all of its stock holdings in Charter Communications, Inc., Adelphia Communications Corporation, AT&T, AT&T Wireless, Comcast Corporation, General Electric Company and Leapfrog Enterprises, Inc. through the execution of prepaid forward contracts, collateralized by an equivalent amount of the respective underlying stock.  The contracts set a floor and cap on the Company’s participation in the changes in the underlying stock prices and at maturity are expected to offset declines in the fair values of the underlying stock below the hedge price per share, while allowing the Company to retain upside appreciation from the hedge price per share to the cap price.  At maturity, the contracts provide for the option to deliver cash or shares of AT&T, Comcast, Charter Communications, Adelphia Communications, General Electric or Leapfrog stock (as the case may be) with a value determined by reference to the applicable stock price at maturity.

The Company received cash proceeds upon execution of the prepaid forward contracts discussed above which has been reflected as collateralized indebtedness in the accompanying consolidated balance sheets.  In addition, the Company separately accounts for the equity derivative component of the prepaid forward contracts.  These equity derivatives have not been designated as hedges for accounting purposes.  Therefore, the fair values of the equity derivatives of $(82,009) and $296,017, at December 31, 2006 and 2005, respectively, have been reflected in the accompanying consolidated balance sheets as an asset (liability) and the net increases (decreases) in the fair value of the equity derivative component of the prepaid forward contracts of $(214,352), $135,677 and $(132,940), as of December 31, 2006, 2005 and 2004, respectively, are included in gain (loss) on derivative contracts in the accompanying consolidated statements of operations.

For the years ended December 31, 2006, 2005 and 2004, the Company recorded a gain (loss) on investments of $284,096, $(135,082) and $135,649 respectively, representing the net increases or decreases in the fair values of all investment securities pledged as collateral for the period.

2006 Settlements of Collateralized Indebtedness

The following table summarizes the settlement of the Company’s collateralized indebtedness for the year ended December 31, 2006.  The Company’s collateralized indebtedness obligations relating to shares of Charter Communications, Inc. and AT&T Inc. common stock were settled by delivering the underlying securities and proceeds from the related equity derivative contracts.  The Company’s collateralized indebtedness obligations relating to Comcast Corporation and General Electric Company shares were settled by delivering the cash equal to the collateralized loan value, net of the value of the related equity derivative contracts.  The cash was obtained from the proceeds of new monetization contracts covering an equivalent number of Comcast and General Electric shares, proceeds from a prepaid interest rate swap executed in conjunction with the equity derivative contract related to the Comcast shares and, in certain instances, cash from CSC Holdings.  The terms of the new contracts allow the Company to retain upside participation in both Comcast and General Electric shares up to each respective contract’s upside appreciation limit with downside exposure limited below the respective hedge price.

	Charter	AT&T	Comcast	General Electric	Total

Number of shares	5,586,687	3,449,785	7,159,206	12,742,033

Collateralized indebtedness settled	$(125,907)	$(165,036)	$(266,224)	$(314,028)	$(871,195)
Prepaid forward contracts	119,177	63,974	31,385	(50,864)	163,672
Fair value of underlying securities delivered	6,730	101,062	—	—	107,792
Net cash payment	$—	$—	$(234,839)	$(364,892)	$(599,731)

Proceeds from new monetization contracts	$—	$—	$212,774	$382,261	$595,035
Proceeds from prepaid interest rate swap contract	—	—	6,496	—	6,496
	—	—	219,270	382,261	601,531
Net cash receipt (payment)	$—	$—	$(15,569)	$17,369	$1,800

2005 Settlements of Collateralized Indebtedness

The following table summarizes the settlement of the Company’s collateralized indebtedness for the year ended December 31, 2005.  The Company’s collateralized indebtedness obligations relating to AT&T Wireless, Charter, Adelphia and AT&T shares were settled by delivering the underlying securities and proceeds from the related equity derivative contracts.  The Company’s collateralized indebtedness obligations relating to Comcast shares were settled by delivering the cash equal to the market value of the Comcast shares and proceeds from the related equity derivative contracts.  The cash was obtained from the proceeds of new monetization contracts covering an equivalent number of Comcast shares, and, in certain cases, proceeds from a prepaid interest rate swap executed in conjunction with the equity derivative contract.  The terms of the new contracts are similar in all material respects to the contracts that had matured and allow the Company to retain upside participation in the Comcast shares up to the contract’s upside appreciation limit with downside exposure limited below the hedge price.

	Adelphia	AT&T Wireless	Charter	AT&T	Comcast	Total

Number of shares	1,010,000	7,243,166	1,862,229	4,183,455	7,159,206

Collateralized indebtedness	$(39,935)	$(116,544)	$(42,676)	$(165,036)	$(266,227)	$(630,418)
Prepaid forward contracts	39,834	8,897	39,678	79,502	43,604	211,515
Underlying securities	101	—	2,998	85,534	—	88,633
Restricted cash	—	108,647	—	—	—	108,647
Net cash receipt (payment)	$—	$1,000	$—	$—	$(222,623)	$(221,623)

Proceeds from new monetization contracts	$—	$—	$—	$—	$209,973	$209,973
Proceeds from prepaid interest rate swap contract	—	—	—	—	6,462	6,462
	—	—	—	—	216,435	216,435
Net cash receipt (payment)	$—	$1,000	$—	$—	$(6,188)	$(5,188)

At December 31, 2006, the Company had principal collateralized indebtedness obligations of $102,268 that mature during the next twelve months.  The Company intends to settle such obligations by either delivering shares of the applicable stock and proceeds of the equity derivative contracts or delivering cash from the proceeds of new monetization transactions.  In the event of an early termination of any of these contracts, the Company would be obligated to repay the fair value of the collateralized indebtedness less the sum of the fair values of the underlying stock and equity collar, calculated at the termination date.  As of December 31, 2006, this settlement amount totaled $2,221.

In October 2004, the Company received $213,647 in cash in exchange for all 14.2 million shares it owned of AT&T Wireless common stock, representing the $15 share price paid in consideration of the merger between AT&T Wireless and Cingular Wireless LLC.  The shares and resultant cash exchanged for such shares had previously been pledged in support of the repayment of the collateralized debt.  As a result of that exchange, the Company’s prepaid forward contracts relating to its shares of AT&T Wireless were terminated.  The termination provisions under the prepaid forward contracts required the Company to repay the fair value of the collateralized indebtedness less the sum of the fair value of the underlying stock and equity collars.  The Company recognized a loss on the extinguishment of debt of $6,076 representing the difference between the fair value and the carrying value of the collateralized indebtedness.  At December 31, 2004, the Company had settled certain collateralized indebtedness with a fair value of $124,100 by releasing to the counterparty cash proceeds from the related prepaid forward contract totaling $20,100 and the cash from the merger transaction of $105,000 both of which had been pledged in settlement of the debt.  The Company received the net difference of $1,000 in cash upon settlement in February 2005.

In February 2003, Quadrangle Capital Partners LP (“Quadrangle”), a private investment firm, invested $75,000 in CSC Holdings, in the form of 10% Series A Exchangeable Participating Preferred Stock convertible into Cablevision NY Group Class A common stock.  In connection with the issuance of the Series A Preferred Stock to Quadrangle Capital Partners LP, the Company entered into an agreement with Quadrangle  which granted Quadrangle the right to require the Company to purchase the preferred stock

(“put option”) for cash or through the issuance of registered equity securities of the Company, at the Company’s option.  The exchange right and the put option were accounted for as a derivative.  The change in the fair value of the exchange right and put option of $31,709 for the year ended December 31, 2004 has been reflected as a loss on derivative contracts in the accompanying consolidated statements of operations.  In October 2003, Quadrangle exercised its put option to require CSC Holdings to purchase all of its Series A Exchangeable Participating Preferred Stock.  The parties entered into an agreement that the put price was $150,328.  The put price was paid in cash by CSC Holdings in August 2004.

NOTE 11.              PREFERRED STOCK

In February 1996, the Company issued 6,500,000 depositary shares, representing 65,000 shares of 11-1/8% Series L Redeemable Exchangeable Preferred Stock (the “Series L Preferred Stock”), which were subsequently exchanged for Series M Redeemable Exchangeable Preferred Stock (the “Series M Preferred Stock”) in August 1996 with terms identical to the Series L Preferred Stock.  The depositary shares were exchangeable, in whole but not in part, at the option of the Company, for the Company’s 11-1/8% Senior Subordinated Debentures due 2008.  The Company was required to redeem the Series M Preferred Stock on April 1, 2008 at a redemption price equal to the liquidation preference of $10,000 per share plus accumulated and unpaid dividends.  The Series M Preferred Stock was redeemable at various redemption prices beginning at 105.563% at any time on or after April 1, 2003, at the option of the Company, with accumulated and unpaid dividends thereon to the date of redemption.  Before April 1, 2001, dividends could, at the option of the Company, be paid in cash or by issuing fully paid and nonassessable shares of Series M Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends.  On and after April 1, 2001, dividends were payable in cash.  The Company paid cash dividends on the Series M Preferred Stock of $42,882 in 2004.

In September 1995, the Company issued 2,500,000 shares of its $.01 par value 11-3/4% Series H Redeemable Exchangeable Preferred Stock (the “Series H Preferred Stock”) with an aggregate liquidation preference of $100 per share.  The Company was required to redeem the Series H Preferred Stock on October 1, 2007 at a redemption price per share equal to the liquidation preference of $100 per share, plus accrued and unpaid dividends thereon.  The Series H Preferred Stock was redeemable at various redemption prices beginning at 105.875% at any time on or after October 1, 2002, at the option of the Company, with accumulated and unpaid dividends thereon to the date of redemption.  Before October 1, 2000, dividends could, at the option of the Company, be paid in cash or by issuing fully paid and nonassessable shares of Series H Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends.  On and after October 1, 2000, dividends were payable in cash.  The terms of the Series H Preferred Stock permitted the Company, at its option, to exchange the Series H Preferred Stock for the Company’s 11-3/4% Senior Subordinated Debentures due 2007 in an aggregate principal amount equal to the aggregate liquidation preference of the shares of Series H Preferred Stock.  The Company paid cash dividends on the Series H Preferred Stock of $17,712 in 2004.

In May 2004, the Company redeemed all of its Series H Preferred Stock and its Series M Preferred Stock.  In connection with the redemptions, the Company recognized a loss of $58,170 representing the redemption premiums paid.  In addition, the Company wrote off $5,080 of unamortized deferred financing costs in connection with these redemptions.

NOTE 12.              INCOME TAXES

The Company and its 80% or more owned subsidiaries were included in the consolidated federal income tax returns of Cablevision for the years presented herein.  The income tax provision is determined on a stand-alone basis as if the Company filed separate consolidated income tax returns.

Income tax expense (benefit) attributable to continuing operations consists of the following components:

	Years Ended December 31,
	2006	2005	2004
Current expense:
Federal	$—	$—	$93
State	9,546	9,493	6,669
	9,546	9,493	6,762
Deferred benefit:
Federal	(43,432)	(23,724)	(63,634)
State	(53,745)	(16,995)	(116,608)
	(97,177)	(40,719)	(180,242)

Income tax benefit	$(87,631)	$(31,226)	$(173,480)

The income tax benefit attributable to continuing operations for 2005 and 2004 excludes deferred federal and state tax benefits of $1,256 and $3,388, respectively, resulting from the exercise of stock options, which were credited directly to paid-in capital.  No income tax benefit has been recognized as an increase to paid in capital with regard to excess tax benefits occurring during the year ended December 31, 2006.

The income tax expense attributable to discontinued operations was classified as deferred income tax expense for all periods presented (see Note 6).

The income tax expense (benefit) attributable to continuing operations differs from the amount derived by applying the statutory federal rate to pretax income principally due to the effect of the following items:

	Years Ended December 31,
	2006	2005	2004

Federal tax benefit at statutory federal rate	$(53,783)	$(33,105)	$(216,942)
State income taxes, net of federal benefit	(17,489)	(5,769)	(21,434)
Changes in the valuation allowance	(10,404)	6,459	14,036
State rate change, net of federal benefit	1,706	(6,701)	(21,615)
Nondeductible expense relating to Series A Preferred Stock	—	—	11,098
Nondeductible preferred stock dividends	—	—	21,208
Nondeductible redemption premium on Series H and Series M Preferred Stock	—	—	20,360
Reduction of a tax contingency liability	(16,356)	—	—
Favorable settlement of an issue with a taxing authority	(5,013)	—	—
Nondeductible officers’ compensation	4,443	6,226	8,303
Other nondeductible expenses	6,768	10,637	4,776
Other	2,497	(8,973)	6,730
Income tax benefit	$(87,631)	$(31,226)	$(173,480)

At December 31, 2006, the Company had consolidated federal tax net operating loss carry forwards (“NOLs”) of $2,496,479, expiring on various dates through 2024.  The Company has recorded a deferred tax asset for such NOLs.

The Company’s NOLs expire as follows:

2010	$117,954
2011	151,008
2012	72,442
2018	101,547
2019	497,669
2020	110,970
2021	362,821
2022	231,138
2023	343,572
2024	507,358
$2,496,479

During 2006, the tax deduction resulting from the exercise and issuance of certain share-based awards exceeded the aggregate compensation expense for such awards by $11,876.  This ‘windfall’ deduction results in an excess tax benefit that must be analyzed to determine whether it has been realized.  The Company uses the ‘with-and-without’ approach to determine whether an excess tax benefit has been realized.  Given the Company’s NOL position, no income tax benefit has been recognized for such excess tax benefit.  Accordingly, the NOLs above exclude $11,876 of windfall tax deductions occurring in 2006.

The tax effects of temporary differences which give rise to significant portions of deferred tax assets or liabilities and the corresponding valuation allowance at December 31, 2006 and 2005 are as follows:

	December 31,
	2006	2005
Deferred Tax Asset (Liability)
Current
Benefits of tax loss carry forwards	$121,047	$186,232
Compensation and benefit plans	62,201	7,598
Allowance for doubtful accounts	4,416	3,878
Reserve for restructuring	1,723	3,833
Investments	14,694	—
Other assets	—	1,671
Other liabilities	37,368	71,680
Deferred tax asset	241,449	274,892
Valuation allowance	(5,412)	(8,455)
Net deferred tax asset, current	236,037	266,437

Investments	—	(208,388)
Deferred tax liability, current	—	(208,388)

Net deferred tax asset, current	236,037	58,049

Noncurrent
Benefits of tax loss carry forwards	912,845	987,812
Compensation and benefit plans	87,992	78,058
Other	32,895	8,472
Deferred tax asset	1,033,732	1,074,342
Valuation allowance	(23,076)	(33,075)
Net deferred tax asset, noncurrent	1,010,656	1,041,267

Fixed assets and intangibles	(461,372)	(517,201)
Investments	(221,902)	(73,718)
Partnership investments	(573,744)	(556,872)
Other assets	(16,481)	(2,785)
Deferred tax liability, noncurrent	(1,273,499)	(1,150,576)

Net deferred tax liability, noncurrent	(262,843)	(109,309)

Total net deferred tax liability	$(26,806)	$(51,260)

In general, deferred tax assets and liabilities are classified as either current or noncurrent based on the balance sheet classification of the underlying asset or liability.  Current deferred tax assets and liabilities are netted and presented as either a current deferred tax asset or a current deferred tax liability.  As of December 31, 2005, the current net deferred tax asset of $58,049 included a deferred tax liability of $208,388 relating to investments, which was primarily comprised of a deferred tax liability of $253,555 relating to investment securities pledged as collateral and derivative contracts offset by a deferred tax asset of $44,733 relating to an unrealized loss on an investment in Adelphia stock, which was realized in December 2006.  Due primarily to the classifications of current and noncurrent investment securities pledged as collateral and derivative contracts, a deferred tax asset of $14,694 corresponding to these items has been included in current deferred tax assets as of December 31, 2006.

Deferred tax assets have resulted primarily from the Company’s future deductible temporary differences and NOLs.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized.  The Company’s ability to realize its deferred tax assets depends upon the generation of sufficient future taxable income and tax planning strategies to allow for the utilization of its NOLs and deductible temporary differences.  If such estimates and related assumptions change in the future, the Company may be required to record additional valuation allowances against its deferred tax assets, resulting in additional income tax expense in the Company’s consolidated statement of operations.  Management evaluates the realizability of the deferred tax assets and the need for additional valuation allowances quarterly.  At this time, based on current facts and circumstances, management believes that it is more likely than not that the Company will realize benefit for its gross deferred tax assets, except those deferred tax assets against which a valuation allowance has been recorded which relate to certain state net operating loss carry forwards.  In 2006, the Company recorded a decrease in the valuation allowance of $10,404 relating to certain state net operating loss carry forwards.  In 2005 and 2004, the Company recorded increases in the valuation allowance of $6,459 and $14,036, respectively, relating to certain state net operating loss carry forwards.  During 2006 and 2005, certain state net operating loss carry forwards expired prior to utilization.  The deferred tax asset corresponding to the expired net operating loss carry forwards had been previously fully offset by a valuation allowance.  The deferred tax asset and valuation allowance were both reduced by $2,638 and $6,953 in 2006 and 2005, respectively.

At times, the Company takes certain positions on its tax returns that may be challenged by various taxing authorities.  These tax positions arise in connection with certain transactions or operations.  Although the Company believes it has support for its tax positions, it has recorded a liability for its best estimate of the probable loss on such positions.  Management does not believe that the resolution of these matters will have a material adverse impact on the financial position of the Company.

The Company is currently being audited by the state of Ohio for the tax year ended December 31, 2000.  The primary audit issue is the amount of gain that should be subject to tax in Ohio pursuant to the 2000 sale of certain cable television systems.  Ohio has asserted that more of the gain should be taxed in Ohio.  Ohio has issued a proposed assessment of additional tax due of approximately $55,000 plus interest of approximately $12,000.  As of December 31, 2006, the Company has recorded a liability with respect to such matter of approximately $11,000, including interest, which represents management’s current estimate of the additional amount that may be owed.

NOTE 13.              OPERATING LEASES

The Company leases certain office, production, transmission, theater, and event facilities under terms of leases expiring at various dates through 2027.  The leases generally provide for fixed annual rentals plus certain real estate taxes and other costs.  Rent expense for the years ended December 31, 2006, 2005 and 2004 amounted to $81,642, $78,984 and $75,626, respectively.

In addition, the Company rents space on utility poles for its operations.  The Company’s pole rental agreements are for varying terms, and management anticipates renewals as they expire.  Pole rental expense for the years ended December 31, 2006, 2005 and 2004 amounted to $13,777, $12,325 and $13,607, respectively.

Madison Square Garden operates Radio City Music Hall under a long-term lease.  Under the terms of the lease agreement, Madison Square Garden is required to meet certain net worth, cash flow, and building utilization requirements.  In the event Madison Square Garden were to fail to meet the lease requirements and was unable to remedy such defaults, the landlord could have the option of terminating the lease.

The minimum future annual payments for all operating leases for continuing operations (with initial or remaining terms in excess of one year) during the next five years, including pole rentals from January 1, 2007 through December 31, 2011, and thereafter, at rates now in force are as follows:

2007	$90,598
2008	95,828
2009	92,084
2010	87,298
2011	82,061
Thereafter	507,645

NOTE 14.              AFFILIATE AND RELATED PARTY TRANSACTIONS

Equity Method Investments

The following table reflects the Company’s ownership percentages and balances of equity method investments as of December 31, 2006 and 2005:

	Ownership Percentages		Investment Balances
	December 31,
	2006	2005	2006	2005
Fox Sports Net New England(a)	50.0%	50.0%	$47,656	$39,463
Other	22.2%	N/A	2,294	—

Net investment in affiliates			$49,950	$39,463

The Company’s share of the net income (loss) of these affiliates for the years ended December 31, 2006, 2005 and 2004 is as follows:

	Years Ended December 31,
	2006	2005	2004
Fox Sports Net New England(a)	$6,698	$6,645	$6,194
National Sports Partners(b)	—	(3,379)	(19,731)
National Advertising Partners(b)	—	(47)	1,992
PVI Virtual Media Services LLC(c)	—	—	(1,668)
New York Metro, LLC	—	—	216
	$6,698	$3,219	$(12,997)

(a)             See Note 23 for a discussion regarding the sale of the Company’s ownership interest in Fox Sports Net New England in June 2007.

(b)            See Note 3 for a discussion of the Regional Programming Partners restructuring in 2005 which eliminated our ownership interest in these entities.

(c)             PVI Virtual Media Services LLC was consolidated in the second quarter of 2004, pursuant to FIN No. 46R and the ownership interest not owned by the Company was purchased in 2005.

The following table includes certain unaudited financial information for Fox Sports Net New England:

	December 31,
	2006	2005
	(unaudited)

Total assets	$85,861	$67,391
Total liabilities*	13,502	12,049

*                    Includes amounts due to the Company from affiliates referred to below.

Amounts due to these affiliates at December 31, 2006 and 2005 aggregated $477 and $1,428, respectively.

The Company provides certain transmission and production services to certain of these affiliates.  For the years ended December 31, 2006, 2005 and 2004, $1,358, $1,608 and $1,502, respectively, of revenues were earned from services provided to these entities.  Costs incurred by the Company for programming, entertainment and advertising services provided by these affiliates and included in operating expenses for the years ended December 31, 2006, 2005 and 2004 amounted to $342, $3,509 and $16,186, respectively.

Other Affiliates and Related Parties

During 2006, 2005 and 2004, the Company provided services to or incurred costs on behalf of other affiliates.  These costs are reimbursed to the Company.  Aggregate amounts due from and due to these affiliates at December 31, 2006 and 2005 are summarized below:

	December 31,
	2006	2005
Advances to affiliates	$229,677	$121,128
Accounts payable to affiliates	94	39

In February 2005, the Company signed a letter of intent under which VOOM HD, LLC, a private company formed by two of the Company’s Class B shareholders, Charles F. Dolan and Thomas C. Dolan, had planned to acquire from the Company the business, assets and liabilities of the Company’s Rainbow DBS satellite business not included in the agreement with EchoStar (see Note 3).  The letter of intent between the Company and VOOM HD, LLC expired on February 28, 2005 without a definitive agreement being reached.

Following the expiration of the letter of intent, the Company began shutting down the Rainbow DBS satellite distribution operations.  In March 2005, the Company entered into an agreement with Charles F. Dolan and Thomas C. Dolan (“March 2005 Agreement”) pursuant to which the parties agreed to work cooperatively to finalize the separation of Rainbow DBS from the Company.  The Company agreed that no new shutdown activities would be undertaken at Rainbow DBS during the term of the agreement.  In accordance with the March 2005 Agreement, Charles F. Dolan deposited $15,000 with the Company to fund any expenditures above those contemplated in the shutdown budget, net of March 2005 revenue earned.  This agreement terminated on March 31, 2005 and, in accordance with its terms, the distribution business of Rainbow DBS was shutdown effective April 30, 2005 and the Board of Directors confirmed such shutdown decision at a meeting on April 7, 2005.

Cash deposited by Charles F. Dolan under the March 2005 Agreement that was not used to fund costs or segregated to pay costs associated with new commitments or other agreements of $8,663 was returned to him prior to December 31, 2005.  Cash of $6,337 deposited by Charles F. Dolan which was used to fund the incremental costs less March 2005 revenue earned related to the Rainbow DBS satellite distribution business, net of the related discounted income tax benefit to the Company, has been recorded as a deemed net equity contribution.

Fox Sports Net Ohio and Cleveland Indians Baseball Club Limited Partnership (the “Indians”) are parties to a multi-year rights agreement under which Fox Sports Net Ohio pays license fees to the Indians in exchange for telecast rights to substantially all regular season Indians games.  As a result of the restructuring of Regional Programming Partners in April 2005, the Company no longer owns interests in Fox Sports Net Ohio.  The Indians are owned by (i) Lawrence Dolan, a brother of Charles F. Dolan, the Company’s Chairman, (ii) a trust, the beneficiaries of which are Lawrence Dolan and certain descendants of Lawrence Dolan, and (iii) certain other trusts, the beneficiaries of which are certain descendants of Charles F. Dolan, including James L. Dolan, the Company’s Chief Executive Officer, and Marianne Dolan Weber and Patrick F. Dolan, officers of the Company and brothers of James L. Dolan and a trust whose discretionary beneficiaries include Brian Sweeney, son-in-law of Charles F. Dolan, brother-in-law of James L. Dolan, and a director.  Management control of the Indians is held by Lawrence Dolan.

NOTE 15.              BENEFIT PLANS

Adoption of Statement No. 158

Effective December 31, 2006, the Company adopted the recognition and disclosure provisions of Statement No. 158 which requires employers to recognize in their balance sheets the overfunded or underfunded status of defined benefit postretirement plans, measured as the difference between the fair value of plan assets and the benefit obligation (the projected benefit obligation for pension plans and the accumulated postretirement benefit obligation for other postretirement plans). Employers must recognize the change in the funded status of the plan in the year in which the change occurs through accumulated other comprehensive income. Statement No. 158 also requires plan assets and obligations to be measured as of the employers’ balance sheet date. The measurement provision of Statement No. 158 will be effective on January 1, 2009 for the Company with early application encouraged.  This will not have an impact to the Company as its current measurement date is December 31.

Prior to the adoption of the recognition provisions of Statement No. 158, the Company accounted for its defined benefit postretirement plans under Statement No. 87 and SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions (“Statement No. 106”). Statement No. 87 required that a liability (additional minimum pension liability or “AML”) be recorded when the accumulated benefit obligation (“ABO”) liability exceeded the fair value of plan assets.  Any adjustment was recorded as a non-cash charge to accumulated other comprehensive income in shareholders’ equity (deficit). Statement No. 106 required that the liability recorded should represent the actuarial present value of all future benefits attributable to an employee’s service rendered to date.  Under both Statement No. 87 and Statement No. 106, changes in the funded status were not immediately recognized, rather they were deferred and recognized ratably over future periods.  Upon adoption of the recognition provisions of Statement No. 158, the Company recognized the amounts of prior changes in the funded status of its postretirement benefit plans through accumulated other comprehensive loss.  As a result, the Company recognized the following adjustments in individual line items of its consolidated balance sheet as of December 31, 2006:

	Prior to AML and Statement No. 158 Adjustments	Pretax 2006 AML Adjustment	Pretax Effect of Adopting Statement No. 158	Post AML and Statement No. 158 Adjustments
Accrued employee related costs	$69,389	$—	$(69,389)	$—
Defined benefit obligations	—	2,516	81,092	83,608
Accumulated other comprehensive loss	(6,028)	(2,516)	(11,703)	(20,247)

Income tax benefits associated with the effect of adopting Statement No. 158 and the 2006 AML adjustment amounted to $4,799 and $1,032, respectively.

The amounts in accumulated other comprehensive loss that are expected to be recognized as components of net periodic benefit cost (credit) during the next fiscal year are as follows:

Total
Prior service cost recognition	$(108)
Actuarial loss	187
Transition asset recognition	(3)
Total	$76

The adoption of Statement No. 158 had no effect on the Company’s consolidated statement of operations for the year ended December 31, 2006, or for any prior period presented and does not have a material impact to any of the Company’s debt covenants under its various credit agreements.

Plan Descriptions

Qualified and Non-qualified Defined Benefit Plans

Cablevision Retirement Plans (collectively, the “Cablevision Qualified and Non-qualified Defined Benefit Plans”)

The Company sponsors a non-contributory qualified defined benefit Cash Balance Retirement Plan (the “Retirement Plan”) for the benefit of non-union employees other than those of the theater business.  Under the Retirement Plan, the Company credits a certain percentage of eligible base pay into an account established for each participant which is credited with a market based rate of return annually.

The Company also maintains an unfunded non-contributory non-qualified defined benefit excess cash balance plan covering certain Company employees who participate in the Retirement Plan and an unfunded supplemental defined benefit plan (the “CSC Supplemental Benefit Plan”) for the benefit of certain officers and employees of the Company.  As part of the CSC Supplemental Benefit Plan, the Company established a nonqualified defined benefit pension plan, which provides that, upon attaining normal retirement age, a participant will receive a benefit equal to a specified percentage of the participant’s average compensation, as defined.  All participants are 100% vested in the CSC Supplemental Benefit Plan.

Madison Square Garden Retirement Plans (collectively, the “Madison Square Garden Qualified and Non-qualified Defined Benefit Plans”)

Madison Square Garden sponsors a non-contributory qualified defined benefit pension plan (“MSG Plan”) covering its non-union employees hired prior to January 1, 2001.  Benefits payable to retirees under this plan are based upon years of service and participants’ compensation.

Madison Square Garden also maintains an unfunded, non-qualified defined benefit pension plan for the benefit of certain employees of Madison Square Garden who participate in the underlying qualified plan.  This plan provides that, upon retirement, a participant will receive a benefit based on a formula which reflects the participant’s compensation.  In addition, Madison Square Garden sponsors two non-contributory qualified defined benefit pension plans covering certain of its union employees (“MSG Union Plans”).  Benefits payable to retirees under these plans are based upon years of service and, for one plan, participants’ compensation, and are funded through trusts established under the plans.

Other Postretirement Benefit Plan

Madison Square Garden sponsors a contributory welfare plan (“Madison Square Garden Postretirement Benefit Plan”) which provides certain postretirement health care benefits to certain of its employees hired prior to January 1, 2001 and their dependents.

Defined Contribution Benefit Plans

The Company also maintains the Cablevision CHOICE 401(k) savings plan, a contributory qualified defined contribution plan for the benefit of non-union employees of the Company.  The Company also has five additional 401(k) plans covering various union employees, as well as employees of certain businesses.  Employees can contribute a percentage of eligible annual compensation and the Company will make a matching cash contribution or discretionary contribution, as defined in the respective plan.  In addition, the Company maintains an unfunded non-qualified excess savings plan that the Company provides a matching contribution to similar to the Cablevision CHOICE 401(k) plan.  The cost associated with these plans was $16,850, $13,511 and $13,203 for the years ended December 31, 2006, 2005 and 2004, respectively.

Multi-employer Plans

Madison Square Garden also contributes to various multiemployer pension plans.  Contributions made to these multiemployer plans for the years ended December 31, 2006, 2005 and 2004 amounted to $6,966, $5,846 and $5,516, respectively.

Plan Results for Defined Benefit Plans

Summarized below is the funded status and the amounts recorded on the Company’s consolidated balance sheets for all of the Company’s qualified and non-qualified defined benefit pension and other postretirement benefit plans at December 31, 2006 and 2005:

	Cablevision Qualified and Non-qualified Defined Benefit Plans		Madison Square Garden Qualified and Non-qualified Defined Benefit Plans		Madison Square Garden Postretirement Benefit Plan
	2006	2005	2006	2005	2006	2005
Change in benefit obligation:
Benefit obligation at beginning of year	$142,922	$117,668	$93,670	$77,921	$7,494	$6,237
Service cost	29,378	26,593	4,988	4,205	399	415
Interest cost	8,212	6,727	5,441	4,508	361	361
Actuarial loss (gain)	3,776	682	(2,718)	8,538	(1,086)	710
Benefits paid	(6,632)	(8,748)	(1,572)	(1,502)	(261)	(229)
Benefit obligation at end of year	177,656	142,922	99,809	93,670	6,907	7,494

Change in plan assets:
Fair value of plan assets at beginning of year	116,604	92,002	45,198	36,905	—	—
Actual return on plan assets	10,737	6,758	5,091	1,236	—	—
Employer contributions	25,511	26,592	5,827	8,559	—	—
Benefits paid	(6,632)	(8,748)	(1,572)	(1,502)	—	—
Fair value of plan assets at end of year	146,220	116,604	54,544	45,198	—	—

Unfunded status at end of year	(31,436)	(26,318)	(45,265)	(48,472)	(6,907)	(7,494)
Unrecognized actuarial loss	—	4,801	—	17,557	—	1,662
Unrecognized prior service cost (credit)	—	—	—	284	—	(1,315)
Unrecognized transition asset	—	—	—	(7)	—	—
Net amount recognized	$(31,436)	$(21,517)	$(45,265)	$(30,638)	$(6,907)	$(7,147)

The accumulated benefit obligations for the Cablevision Qualified and Non-qualified Defined Benefit Plans and Madison Square Garden Qualified and Non-qualified Defined Benefit Plans aggregated $252,952 and $215,189 for the years ended December 31, 2006 and 2005, respectively.

The Company’s net unfunded liability relating to its defined benefit and other postretirement benefit plans at December 31, 2006 is as follows:

Cablevision Qualified and Non-qualified Defined Benefit Plans	$(31,436)
Madison Square Garden Qualified and Non-qualified Defined Benefit Plans	(45,265)
Madison Square Garden Postretirement Benefit Plan	(6,907)
(83,608)
Less: Current portion	1,091
Long-term defined benefit plan and other postretirement plan obligations	$(82,517)

Components of the net periodic pension cost, recorded primarily in selling, general and administrative expenses, for the Company’s qualified and non-qualified defined benefit and other postretirement plans for the years ended December 31, 2006, 2005 and 2004, are as follows:

	Cablevision Qualified and Non-qualified Defined Benefit Plans			Madison Square Garden Qualified and Non qualified Defined Benefit Plans Plan			Madison Square Garden Postretirement Benefit
	2006	2005	2004	2006	2005	2004	2006	2005	2004

Service cost	$29,378	$26,593	$26,459	$4,988	$4,205	$4,231	$399	$415	$395
Interest cost	8,212	6,727	5,950	5,441	4,508	4,176	361	361	337
Amortization of prior service cost	—	—	—	—	—	—	—	—	—
Expected return on plan assets	(9,882)	(8,046)	(6,667)	(3,686)	(3,032)	(2,561)	—	—	—
Recognized prior service cost (credit)	11	62	62	25	29	40	(133)	(156)	(222)
Recognized actuarial (gain) loss	—	93	—	627	117	212	(4)	17	35
Recognized transition (asset) obligation	—	—	—	(3)	(3)	(4)	—	—	—
Net periodic benefit cost	$27,719	$25,429	$25,804	$7,392	$5,824	$6,094	$623	$637	$545

Plan Assumptions for Defined Benefit Plans

Weighted-average assumptions used to determine net periodic cost and benefit obligations for the Cablevision Qualified and Non-qualified Defined Benefit Plans are as follows:

	Weighted-Average Assumptions
	Net Periodic Benefit Cost for the Years Ended December 31,			Benefit Obligations at December 31,
	2006	2005	2004	2006	2005
Discount rate	5.80%	6.05%	6.30%	5.80%	5.80%
Rate of increase in future compensation levels	4.15%	4.12%	4.12%	4.40%	4.15%
Rate of return on plan assets (qualified plans only)	8.00%	8.00%	8.00%	N/A	N/A

Weighted-average assumptions used to determine net periodic benefit cost and benefit obligations for the Madison Square Garden Qualified and Non-qualified Defined Benefit Plans are as follows:

	Weighted-Average Assumptions
	Net Periodic Benefit Cost for the Years Ended December 31,			Benefit Obligations at December 31,
	2006	2005	2004	2006	2005
Discount rate	5.75%	6.00%	6.25%	6.14%	5.75%
Rate of increase in future compensation levels	4.00%	3.16%	3.17%	4.39%	4.00%
Rate of return on plan assets (qualified plans only)	8.00%	8.00%	8.00%	N/A	N/A

Prior to 2005, the discount rate used by the Company was based upon published yields for high quality fixed income investments from Moody’s and Merrill Lynch.  In 2006 and 2005, the discount rate was determined (based on the expected duration of the benefit payments for the pension plan) by referring to applicable bond yields (such as Moody’s Aaa Corporate Bonds) and the Buck Consultants’ Discount Rate Model (which is developed by examining the yields on selected highly rated corporate bonds), to select a rate at which the Company believed the pension benefits could be effectively settled.  The Company’s expected long-term return on plan assets is based on a periodic review and modeling of the plan’s asset allocation structure over a long-term horizon.  Expectations of returns for each asset class are the most important of the assumptions used in the review and modeling and are based on comprehensive reviews of historical data and economic/financial market theory.  The expected long-term rate of return was selected from within the reasonable range of rates determined by (a) historical real returns, net of inflation, for the asset classes covered by the investment policy, and (b) projections of inflation over the long-term period during which benefits are payable to plan participants.

Weighted-average assumptions used to determine net periodic benefit cost and benefit obligations for the Madison Square Garden Postretirement Plan are as follows:

	Weighted-Average Assumptions
	Net Periodic Benefit Cost for the Years Ended December 31,			Benefit Obligations at December 31,
	2006	2005	2004	2006	2005
Discount rate	5.75%	6.00%	6.25%	6.05%	5.75%
Health care trend rate assumed for next year	9.00%	8.00%	9.00%	9.00%	9.00%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	5.00%	5.00%	5.00%	5.00%	5.00%
Year that the rate reaches the ultimate trend rate	2012	2009	2009	2013	2012

Assumed healthcare cost trend rates have a significant effect on the amounts reported for the healthcare plans.  A one-percentage point change in the assumed health care cost trend rates would have the following effects:

	Increase (Decrease) in net Periodic Benefit Cost for the Years Ended December 31,			Increase (Decrease) in Benefit Obligations at December 31,
	2006	2005	2004	2006	2005
One percentage point increase	$129	$137	$131	$1,001	$1,148
One percentage point decrease	$(107)	$(114)	$(110)	$(840)	$(958)

Plan Assets and Investment Policy

The weighted average asset allocation of Cablevision’s qualified plan at December 31, 2006 and 2005 was as follows:

	Plan Assets at December 31,
	2006	2005
Asset Category:

Equity securities	57%	57%
Fixed income securities	34	34
Other	9	9
	100%	100%

The weighted average asset allocation of the MSG’s qualified plans at December 31, 2006 and 2005 was as follows:

	Plan Assets at December 31,
	2006	2005
Asset Category:

Equity securities	62%	61%
Fixed income securities	29	32
Other	9	7
	100%	100%

Generally, the plans’ investment objectives are to invest in portfolios that would obtain a market rate of return throughout economic cycles, commensurate with the investment risk and cash flow needs of the plans.  This requires the plans to subject a portion of their assets to increased risk to generate a greater rate of return.  The investments in each portfolio are readily marketable and can be sold to fund benefit payment obligations of the plans as they become payable.

Benefit Payments and Contributions for Defined Benefit Plans

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid relating to Cablevision’s Qualified and Non-qualified Defined Benefit Plans:

2007	$16,033
2008	22,066
2009	28,888
2010	25,435
2011	27,098
2012-2016	152,266

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid relating to the Madison Square Garden Qualified and Non-qualified Defined Benefit Plans:

2007	$2,088
2008	2,376
2009	2,767
2010	2,930
2011	3,063
2012-2016	19,822

Of the amounts expected to be paid in 2007, the Company has recorded $1,091 as a current liability in its consolidated balance sheet at December 31, 2006, since this amount represents the aggregate benefit payment obligation payable in the next twelve months that exceeds the fair value of aggregate plan assets at December 31, 2006.

The Company makes contributions to the Retirement Plan, the MSG Plan and MSG Union Plans, which are all qualified defined benefit plans.  The Company currently expects to contribute approximately $24,000 to the Retirement Plan and contribute to the MSG Plan and MSG Union Plans in 2007 approximately $4,800 and $320, respectively.

NOTE 16.              EQUITY AND LONG-TERM INCENTIVE PLANS

Equity Plans

Cablevision has employee stock plans under which it is authorized to grant incentive stock options, nonqualified stock options, restricted shares, stock appreciation rights, and bonus awards.  The exercise price of stock options can not be less than the fair market value per share of Cablevision’s Class A common stock on the date the option is granted and the options expire no later than ten years from date of grant (or up to one additional year in the case of the death of a holder of nonqualified options).  Stock appreciation rights provide for the employee to receive a cash payment in an amount equal to the difference between the fair market value of the stock as of the date the right is exercised, and the exercise price.  Options and stock appreciation rights granted in 2006, 2005 and 2004 typically vest in 33-1/3 annual increments beginning one year from the date of grant.  Restricted shares granted in 2006, 2005 and 2004 were typically subject to four year cliff vesting.  Performance based options granted in 2005 were typically subject to approximately three year or two year cliff vesting, with exercisability subject to performance criteria.

Cablevision adopted Statement No. 123R on January 1, 2006, using the modified prospective method.  The modified prospective method requires that share-based compensation expense be recorded for the unvested portion of the restricted shares, stock options and stock appreciation rights outstanding at December 31, 2005, over the remaining service periods related to such awards.  Cablevision will continue using the Black-Scholes valuation model in determining the fair value of share-based payments.  In accordance with the pro forma disclosure requirements of Statement No. 123, Cablevision recognized the majority of the share-based compensation costs using the accelerated recognition method.  Subsequent to January 1, 2006, Cablevision will continue to recognize the cost of previously granted share-based awards under the accelerated recognition method and will recognize the cost for new share-based awards on a straight-line basis over the requisite service period.  In connection with Cablevision’s adoption of Statement No. 123R, the Company recorded $862 as a cumulative change in accounting principle, net of taxes on the Company’s consolidated statement of operations.  Share-based compensation allocated to the Company by Cablevision for the years ended December 31, 2006, 2005 and 2004 was $80,587, $26,706 and $34,249, respectively, and has been recorded as a component of selling, general and administrative expense.

Long-Term Incentive Plans

In April 2006, Cablevision’s Board of Directors approved the Cablevision Systems Corporation 2006 Cash Incentive Plan, which was approved by Cablevision’s stockholders at its annual stockholders meeting in May 2006.

Pursuant to Cablevision’s Long-Term Incentive Plan, certain executives have been granted cash awards, some of which are performance based, that vest over varying required service periods and are typically payable at the end of the vesting period or on specified dates.  One form of award received by certain executives under the Plan was a performance retention award, vesting over 7 years.  The terms of the performance retention awards provide that the executive could have requested a loan from the Company in the amount of the award prior to its vesting, subject to certain limitations, provided that such loan was secured by a lien in favor of the Company on property owned by the executive.  Effective July 30, 2002, such requests for advances on amounts of awards are no longer permitted.  Imputed interest to those executives on these interest free loans amounted to $900, $911 and $1,293, respectively for the years ended December 31, 2006, 2005 and 2004.  As of December 31, 2006 and 2005, $23,850 was outstanding in respect of advances made pursuant to this plan.

In connection with long-term incentive awards granted under the two plans, the Company has recorded expense of $59,144, $41,857 and $31,508 for the years ended December 31, 2006, 2005 and 2004, respectively.  At December 31, 2006 and 2005, the Company had accrued $51,905 and $17,990 for performance-based awards for which the performance criteria had not been met as of December 31, 2006 as such awards are based on achievement of certain performance criteria through December 31, 2008.  The Company currently believes that it is probable that the performance criteria established for these performance-based awards will be met.  If the Company subsequently determines that the performance criteria for such awards is not probable of being achieved, the Company would reverse the accrual in respect of such award at that time.

In addition, in 2003, the Company granted certain management employees cash awards that vested in July 2005 when the Company reached certain performance goals.  Such awards were amortized ratably over the period in which the Company was expected to achieve these goals, and accordingly recorded expense of $2,380 and $18,868 in respect of these awards in 2005 and 2004, respectively.

NOTE 17.                                          CONTRACTUAL OBLIGATIONS

Future cash payments required under unconditional purchase obligations pursuant to contracts entered into by the Company in the normal course of business are as follows as of December 31, 2006:

	Payments Due by Period
	Total	Year 1	Years 2-3	Years 4-5	More than 5 years
Off balance sheet arrangements:
Programming obligations (1)	$2,902,599	$828,101	$1,175,374	$699,735	$199,389
Purchase obligations (2)	2,208,418	474,833	446,360	269,695	1,017,530
Guarantees (3)	2,221	2,221	—	—	—
Letters of credit (4)	54,295	2,300	1,722	—	50,273
Total	5,167,533	1,307,455	1,623,456	969,430	1,267,192

Contractual obligations reflected on the balance sheet:
Purchase obligations (5)	87,707	57,026	9,593	6,592	14,496
Total	$5,255,240	$1,364,481	$1,633,049	$976,022	$1,281,688

(1)                     Programming obligations represent contractual commitments with various programming vendors to provide video services to the Company’s subscribers.  Future fees under such contracts are based on numerous factors, including the number of subscribers receiving the programming.  Amounts reflected above are based on the number of subscribers receiving the programming as of December 2006 multiplied by the per subscriber rates contained in the executed agreements in effect as of December 31, 2006.

(2)                     Purchase obligation amounts not reflected on the balance sheet consist primarily of (i) long-term rights agreements which provide Madison Square Garden and other regional sports networks with exclusive broadcast rights to certain live sporting events in exchange for minimum contractual payments, (ii) payments under employment agreements that we have with our professional sports teams’ personnel that are generally guaranteed regardless of employee injury or termination, and (iii) minimum purchase requirements incurred in the normal course of the Company’s operations.

(3)                     Includes outstanding guarantees primarily by CSC Holdings in favor of certain financial institutions in respect of ongoing interest expense obligations and potential early termination events in connection with the monetization of the Company’s holdings of Charter Communications common stock.  Amounts payable under such monetization guarantees are estimated as of a particular point in time by the financial institution counterparty and are based upon the current price of the underlying common stock and various other assumptions, including stock market volatility and prevailing interest rates.  Such guaranteed amounts approximate the fair value of the monetization indebtedness less the sum of the fair values of the underlying stock and the equity collar as reflected in the Company’s accompanying consolidated balance sheet.

(4)                     Consist primarily of letters of credit obtained by CSC Holdings in favor of insurance providers and certain governmental authorities for the Telecommunications Services segment.

(5)                     Consist principally of amounts earned under employment agreements that we have with our professional sports teams’ personnel.  Other long-term obligations also include deferred carriage payments.

The future cash payments reflected above do not include the impact of potential insurance recoveries or amounts which may be due to the National Basketball Association (“NBA”) for luxury tax payments.

The future cash payments reflected above also do not include the payments required under the Company’s agreements with EchoStar relating to the launch and operation of the business of Rainbow HD Holdings, LLC, the Company’s VOOM HD Networks high-definition television programming service.  EchoStar was issued a 20% interest in Rainbow HD Holdings, the Company’s subsidiary owning the VOOM HD Networks programming service, and that 20% interest will not be diluted until $500,000 in cash has been invested in Rainbow HD Holdings by the Company.  Under the terms of the affiliation arrangements with EchoStar covering the VOOM HD Networks for a 15 year term, if Rainbow HD Holdings fails to spend $100,000 per year up to a maximum of $500,000 in the aggregate, on its service offerings, EchoStar may terminate the affiliation agreement.  The Company has the right to terminate the affiliation agreement if the VOOM HD Networks are discontinued in the future.  On the fifth or eighth anniversary of the effective date of the agreement, the termination of the affiliation agreement by EchoStar, or other specified events, EchoStar has a put right to require a wholly-owned subsidiary of Rainbow Media Holdings to purchase all of its equity interests in Rainbow HD Holdings at fair value.  On the seventh or tenth anniversary of the effective date of the agreement, or the second anniversary date of the termination of the Affiliation Agreement by EchoStar, a wholly-owned subsidiary of Rainbow Media Holdings has a call right to purchase all of EchoStar’s ownership in Rainbow HD Holdings at fair value.

Many of the Company’s franchise agreements and utility pole leases require the Company to remove its cable wires and other equipment upon termination of the respective agreements.  The Company has concluded that the fair value of these asset retirement obligations cannot be reasonably estimated since the range of potential settlement dates is not determinable.

NOTE 18.              LEGAL MATTERS

Tracking Stock Litigation

In August 2002, purported class actions naming as defendants Cablevision and each of its directors were filed in the Delaware Chancery Court.  The actions, which allege breach of fiduciary duties and breach of contract with respect to the exchange of the Rainbow Media Group tracking stock for Cablevision NY Group common stock, were purportedly brought on behalf of all holders of publicly traded shares of Rainbow Media Group tracking stock.  The actions sought to (i) enjoin the exchange of Rainbow Media Group tracking stock for Cablevision NY Group common stock, (ii) enjoin any sales of “Rainbow Media Group assets,” or, in the alternative, award rescissory damages, (iii) if the exchange is completed, rescind it or award rescissory damages, (iv) award compensatory damages, and (v) award costs and disbursements.  The actions were consolidated into one action on September 17, 2002, and on October 3, 2002, Cablevision filed a motion to dismiss the consolidated action.  The action was stayed by agreement of the parties pending resolution of a related action brought by one of the plaintiffs to compel the inspection of certain books and records of Cablevision.  On October 26, 2004, the parties entered into a stipulation dismissing the related action, and providing for Cablevision’s production of certain documents. On December 13, 2004, plaintiffs filed a consolidated amended complaint.  Cablevision filed a motion to dismiss the amended complaint.  On April 19, 2005, the court granted that motion in part, dismissing the breach of contract claim but declining to dismiss the breach of fiduciary duty claim on the pleadings.

In August 2003, a purported class action naming as defendants Cablevision, directors and officers of Cablevision and certain current and former officers and employees of the Company’s Rainbow Media Holdings and American Movie Classics subsidiaries was filed in New York Supreme Court by the Teachers Retirement System of Louisiana (“TRSL”).  The actions relate to the August 2002 Rainbow Media Group tracking stock exchange and allege, among other things, that the exchange ratio was based upon a price of the Rainbow Media Group tracking stock that was artificially deflated as a result of the improper recognition of certain expenses at the national services division of Rainbow Media Holdings.  The complaint alleges breaches by the individual defendants of fiduciary duties.  The complaint also alleges breaches of contract and unjust enrichment by Cablevision.  The complaint seeks monetary damages and such other relief as the court deems just and proper.  On October 31, 2003, Cablevision and other defendants moved to stay the action in favor of the previously filed actions pending in Delaware or, in the alternative, to dismiss for failure to state a claim.  On June 10, 2004, the court stayed the action on the basis of the previously filed action in Delaware.  TRSL subsequently filed a motion to vacate the stay in the New York action, and simultaneously filed a motion to intervene in the Delaware action and to stay that action.  Cablevision opposed both motions.  On April 19, 2005, the court in the Delaware action denied the motion to stay the Delaware action and granted TRSL’s motion to intervene in that action.  On June 22, 2005, the court in the New York action denied TRSL’s motion to vacate the stay in that action.

Cablevision believes the claims in both the Delaware action and the New York action are without merit and is contesting the lawsuits vigorously.

The Wiz Bankruptcy

TW, Inc. (“TW”), a former subsidiary of the Company and operator of The Wiz consumer retail electronics business, is the subject of a Chapter 11 bankruptcy proceeding in the U.S. Bankruptcy Court for the District of Delaware.  In February 2005, TW filed a complaint in the bankruptcy proceeding against Cablevision and certain of its affiliates seeking recovery of alleged preferential transfers in the aggregate amount of $193,457.  Also in February 2005, the Official Committee of Unsecured Creditors of TW (the “Committee”) filed a motion seeking authority to assume the prosecution of TW’s alleged preference claims and to prosecute certain other causes of action.  The bankruptcy court granted the Committee’s motion on or about March 10, 2005, thereby authorizing the Committee, on behalf of TW, to continue the preference suit and to assert other claims.  On March 12, 2005, the Committee filed a complaint in the bankruptcy court against Cablevision, certain of its affiliates, and certain present and former officers and directors of Cablevision and of its former subsidiary Cablevision Electronics Investments, Inc. (“CEI”).  The Committee’s complaint, as amended, asserts preferential transfer claims allegedly totaling $193,858, breach of contract, promissory estoppel, and misrepresentation claims allegedly totaling $310,000, and fraudulent conveyance, breach of fiduciary duty, and other claims seeking unspecified damages.  On June 30, 2005, the defendants filed a motion to dismiss several of the claims in the amended complaint.  On October 31, 2005, the bankruptcy court denied the motion to dismiss.  The bankruptcy court’s ruling on the motion to dismiss allowed the Committee to proceed with its claims against Cablevision and the other defendants.  Cablevision believes that the claims asserted by  the Committee are without merit and is contesting them vigorously.

Dolan Family Group 2005 Proposal and Special Dividend Litigation

In June and July 2005, a number of shareholder class action lawsuits were filed against Cablevision and its individual directors in the Delaware Chancery Court and the New York State Supreme Court for Nassau County relating to the Dolan Family Group proposal to acquire the outstanding, publicly held interests in Cablevision following a pro rata distribution of Rainbow Media Holdings.  On October 24, 2005, Cablevision received a letter from the Dolan Family Group withdrawing its June 19, 2005 proposal and recommending the consideration of a special dividend.  On November 17, 2005, the plaintiffs filed a consolidated amended complaint in the New York Supreme Court action to relate to the special dividend proposed by the Dolan Family Group.  On February 9, 2006, the plaintiffs filed a second amended complaint adding allegations related to the December 19, 2005 announcement that the Board had decided not to proceed with the proposed special dividend, and the January 31, 2006 announcement that the Board was expected to begin reconsideration of a possible special dividend at its regularly scheduled meeting in March 2006.  The amended complaint sought, among other things, to enjoin the payment of the special dividend proposed by the Dolan Family Group.  As set forth below, the Nassau County actions were subsequently dismissed following settlement by the parties.  The Delaware Chancery Court action is pending.

On December 28, 2005, a purported shareholder derivative complaint was filed in the U.S. District Court for the Eastern District of New York alleging that certain events during 2005, including those relating to the proposed special dividend, constitute breaches of fiduciary duty.  The action was brought derivatively on behalf of Cablevision and names as defendants each member of the Board of Directors.  The complaint sought unspecified damages and contribution and indemnification by the defendants for any claims asserted against Cablevision as a result of the alleged breaches.    The Eastern District of New York action was dismissed following settlement of the Nassau County actions, as set forth below.

On March 27, 2006, Cablevision entered into a memorandum of understanding with respect to the settlement of the actions pending in the New York Supreme Court for Nassau County relating to a proposed special dividend.  On April 7, 2006, Cablevision’s Board of Directors declared a special cash dividend of $10.00 per share which was paid on April 24, 2006 to holders of record at the close of business on April 18, 2006.  A hearing on the proposed settlement was held on September 25, 2006. On January 5, 2007, the court signed an order approving the settlement and terminating these actions.

Dolan Family Group 2006 Proposal

In October 2006, a number of shareholder class action lawsuits were filed against Cablevision and its individual directors in New York Supreme Court, Nassau County, relating to the October 8, 2006 offer by the Dolan Family Group to acquire all of the outstanding shares of Cablevision’s common stock, except for the shares held by the Dolan Family Group.  These lawsuits allege breaches of fiduciary duty and seek injunctive relief to prevent consummation of the proposed transaction and compensatory damages.  The trial court ordered expedited discovery, which began in November 2006. On January 12, 2007, the Special Transaction Committee of the Board received a revised proposal from the Dolan Family Group to acquire all of the outstanding shares of common stock of Cablevision, except for the shares held by the Dolan Family Group. On January 16, 2007, the Special Transaction Committee delivered a letter to Charles F. Dolan and James L. Dolan, rejecting as inadequate the revised proposal.  This litigation is pending.

Director Litigation

Cablevision was named as a nominal defendant in a purported shareholder derivative complaint filed in the Court of Chancery of the State of Delaware.  The action was brought derivatively on behalf of Cablevision and named as additional defendants Charles F. Dolan, the Chairman of Cablevision, and Rand Araskog, Frank Biondi, John Malone and Leonard Tow, each of whom was appointed as a director on March 2, 2005 by Mr. Dolan and certain other holders of the Company’s NY Group Class B common stock.  The complaint alleges that Charles F. Dolan, as the controlling Class B shareholder of Cablevision, by purporting to remove three Cablevision Board members (William J. Bell, Sheila Mahony and Steven Rattner) and replace them with the four new directors, wrongfully interfered with the Board’s role in managing the affairs of Cablevision and sought to substitute his judgment of how to proceed with the VOOM service of Cablevision’s Rainbow DBS subsidiary above that of the Board.  The action seeks, among other things, to preliminarily and permanently enjoin Charles F. Dolan from interfering with the managerial prerogatives of Cablevision’s Board; rescinding the purported appointment of the new directors; rescinding the removal of Mr. Bell, Ms. Mahony and Mr. Rattner as directors and restoring them to their positions as directors and directing Charles F. Dolan to account to Cablevision for its damages.  There have been no developments in the case since May 2005, when the parties agreed that defendants need not respond to the complaint until further notice from the plaintiff.

Patent Litigation

Cablevision is named as a defendant in certain lawsuits claiming infringement of various patents relating to various aspects of our businesses.  In certain of these cases other industry participants are also defendants.  In certain of these cases we expect that any potential liability would be the responsibility of our equipment vendors pursuant to applicable contractual indemnification provisions.  To the extent that the allegations in these lawsuits have been analyzed by us at the current stage of their proceedings, we believe that the claims are without merit and intend to defend the actions vigorously.  The final disposition of these actions is not expected to have a material adverse effect on our consolidated financial position.

Contract Dispute

In September 2005, Loral filed an action against Cablevision and Rainbow DBS for breach of contract based on a letter agreement dated March 23, 2001 (“the Letter Agreement”) between Loral and Rainbow DBS.  Loral alleges that the sale of the Rainbow-1 satellite and related assets to EchoStar constituted a sale of “substantially all of the assets of Rainbow DBS” triggering a “Make Whole Payment” under the Letter Agreement of $33,000 plus interest.  A trial in this matter took place in January 2007 in New York Supreme Court for New York County.  On January 24, 2007, the jury returned a verdict finding that the EchoStar sale had triggered a Make Whole Payment under the Letter Agreement, requiring a payment to Loral of $50,898, including interest, which has been accrued for as of December 31, 2006 and reflected as an expense in discontinued operations.  Cablevision and Rainbow DBS have filed a motion for judgment as a matter of law, or in the alternative for a new trial, which is pending.

Accounting Related Investigations

The improper expense recognition matter previously reported by the Company has been the subject of investigations by the SEC and the U.S. Attorney’s Office for the Eastern District of New York.  The SEC is continuing to investigate the improper expense recognition matter and the Company’s timing of recognition of launch support, marketing and other payments under affiliation agreements.  The Company continues to fully cooperate with such investigations.

Stock Option Related Matters

The Company announced on August 8, 2006 that, based on a voluntary review of its past practices in connection with grants of stock options and SARs, it has determined that the grant date and exercise price assigned to a number of its stock option and SAR grants during the 1997-2002 period did not correspond to the actual grant date and the fair market value of Cablevision’s common stock on the actual grant date.  The review was conducted with a law firm that was not previously involved with the Company’s stock option plans.  The Company has advised the SEC and the U.S. Attorney’s Office for the Eastern District of New York of these matters and each has commenced an investigation.  The Company received a grand jury subpoena from the U.S. Attorney’s Office for the Eastern District of New York seeking documents related to the stock options issues.  The Company received a document request from the SEC relating to its informal investigation into these matters.  The Company continues to fully cooperate with such investigations.

In addition, in August, September and October 2006, purported derivative lawsuits (including one purported combined derivative and class action lawsuit) relating to the Company’s past stock option and SAR grants were filed in New York State Supreme Court for Nassau County, the United States District

Court for the Eastern District of New York, and Delaware Chancery Court for New Castle County, by parties identifying themselves as shareholders of Cablevision purporting to act on behalf of Cablevision.  These lawsuits named as defendants certain present and former members of Cablevision’s Board of Directors and certain present and former executive officers, alleging breaches of fiduciary duty and unjust enrichment relating to practices with respect to the dating of stock options, recordation and accounting for stock options, financial statements and SEC filings, and alleged violation of IRC 162(m).  In addition, certain of these lawsuits asserted claims under Sections 10(b), 14(a), and 20(a) of the Securities Exchange Act of 1934 and Section 304 of the Sarbanes-Oxley Act.  The lawsuits sought damages from all defendants, disgorgement from the officer defendants, declaratory relief, and equitable relief, including rescission of the 2006 Employee Stock Plan and voiding of the election of the director defendants.  On October 27, 2006, the Board of Directors of Cablevision appointed Grover C. Brown and Zachary W. Carter as directors and, on the same date, appointed Messrs. Brown and Carter to a newly formed special litigation committee (“SLC”) of the Board.  The SLC was directed by the Board to review and analyze the facts and circumstances surrounding these claims, which purport to have been brought derivatively on behalf of the Company, and to consider and determine whether or not prosecution of such claims is in the best interests of the Company and its shareholders, and what actions the Company should take with respect to the cases.  The SLC, through its counsel, filed motions in all three courts to intervene and to stay all proceedings until completion of the SLC’s independent investigation of the claims raised in these actions.  The Delaware action subsequently was voluntarily dismissed without prejudice by the plaintiff.  The actions pending in Nassau County have been consolidated and a single amended complaint has been filed in that jurisdiction. Similarly, the actions pending in the Eastern District of New York have been consolidated and a single amended complaint has been filed in that jurisdiction.  Both the Nassau County action and the Eastern District of New York action assert derivative claims on behalf of the Company as well as direct claims on behalf of Cablevision shareholders relating to the Company’s past stock option and SAR grants.  On November 14, 2006, the trial court in the Nassau County action denied the SLC’s motion for a stay of proceedings and ordered expedited discovery.  The Appellate Division of the New York State Supreme Court subsequently stayed all proceedings in the Nassau County action (including all discovery) pending the SLC’s appeal of the denial of its stay motion.  The SLC’s appeal has been fully submitted but has not been scheduled for oral argument.  In the Eastern District of New York action, the trial court has issued a stay of all proceedings until May 1, 2007.

We have incurred substantial expenses in 2006 for legal, accounting, tax and other professional services in connection with the Company’s voluntary review of its past practices in connection with grants of stock options and SARs, the preparation of the restated financial statements, stock option related litigation, and the investigations by the SEC and the U.S. Attorney’s Office for the Eastern District of New York.

Other Matters

In addition to the matters discussed above, the Company is party to various lawsuits, some involving claims for substantial damages.  Although the outcome of these other matters cannot be predicted with certainty and the impact of the final resolution of these other matters on the Company’s results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these other lawsuits will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

NOTE 19.                                          DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash and Cash Equivalents, Restricted Cash, Accounts Receivable Trade, Notes and Other Receivables, Prepaid Expenses and Other Assets, Advances to Affiliates, Accounts Payable, Accounts Payable to Affiliates and Accrued Liabilities.

The carrying amount approximates fair value due to the short-term maturity of these instruments.

Derivative Contracts and Liabilities Under Derivative Contracts

Derivative contracts are carried on the accompanying consolidated balance sheets at fair value based on dealer quotes.

Investment Securities and Investment Securities Pledged as Collateral

Marketable securities are carried on the accompanying consolidated balance sheets at their fair value based upon quoted market prices.

Bank Debt, Collateralized Indebtedness, Notes Payable, Senior Notes and Debentures, and Senior Subordinated Notes and Debentures

The fair values of each of the Company’s debt instruments are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments of the same remaining maturities.

Interest Rate Swap Agreements

Interest rate swap agreements are carried on the accompanying consolidated balance sheets at fair value based on valuations provided by a derivative valuation system using current market interest rate data.  These values represent the estimated amount the Company would receive or pay to terminate agreements, taking into consideration current interest rates.

The fair value of the Company’s debt instruments are summarized as follows:

	December 31, 2006
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$4,992,500	$4,992,500
Collateralized indebtedness	921,574	901,035
Senior notes and debentures	4,493,956	4,545,089
Senior subordinated notes and debentures	497,011	551,682
Notes payable	18,843	19,165
	$10,923,884	$11,009,471

	December 31, 2005
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$1,851,500	$1,851,500
Collateralized indebtedness	1,170,126	1,171,731
Senior notes and debentures	4,492,760	4,453,636
Senior subordinated notes and debentures	746,621	819,982
Notes payable	15,905	15,778
	$8,276,912	$8,312,627

Fair value estimates related to our debt instruments and interest rate swap agreements discussed above are made at a specific point in time, based on relevant market information and information about the financial instrument.  These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

Minority Interest in Limited-Life Partnership

The Company consolidates a 60% majority-owned interest in a limited-life partnership.  The estimated liquidation value of the 40% minority interest is approximately $133,600 and $106,000 as of December 31, 2006 and 2005, respectively, compared to the carrying value of such minority interest of $48,430 and $53,820, respectively.  Such liquidation value estimate is made at a specific point in time based on relevant market information and consideration regarding current and expected future operating performance.  These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.  See Note 23 for a discussion regarding the sale of the Company’s 60% ownership interest in Fox Sports Net Bay Area in June 2007.

NOTE 20.                                          SEGMENT INFORMATION

The Company classifies its business interests into three segments: Telecommunications Services, consisting principally of its video, high-speed data, Voice over Internet Protocol and its commercial data and voice services operations; Rainbow, consisting principally of interests in national and regional cable television programming networks, including AMC, IFC, WE tv, fuse and the VOOM HD Networks; and Madison Square Garden, which owns and operates professional sports teams, regional cable television networks and an entertainment business.  Beginning in the first quarter of 2005, the VOOM HD Networks have been included in the Rainbow Segment.  Those channels were previously included in the Rainbow DBS segment which has been discontinued.  Prior period segment information has been reported on a comparable basis.

The Company’s reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization (including impairments), stock plan income or expense and restructuring charges or credits), a non-GAAP measure.  The Company has presented the components that reconcile adjusted operating cash flow to operating income (loss), an accepted GAAP measure.  Information as to the operations of the Company’s business segments is set forth below.

	Years Ended December 31,
	2006	2005	2004
Revenues, net from continuing operations
Telecommunications Services	$4,237,707	$3,606,765	$3,123,956
Rainbow	787,017	735,128	710,901
Madison Square Garden	854,040	804,395	778,754
All other (a)	84,391	85,385	86,765
Intersegment eliminations	(134,662)	(149,628)	(163,332)
	$5,828,493	$5,082,045	$4,537,044

Intersegment eliminations are primarily affiliate revenues recognized by our Rainbow and MSG segments from the sale of cable network programming to our Telecommunication Services segment.

	Years Ended December 31,
	2006	2005	2004
Intersegment revenues
Telecommunications Services	$1,529	$2,420	$7,123
Rainbow	38,438	48,547	62,650
Madison Square Garden	94,695	98,661	93,559
	$134,662	$149,628	$163,332

Reconciliation (by Segment and in Total) of Adjusted Operating Cash Flow to Operating Income (Loss) from Continuing Operations

	Years Ended December 31,
	2006	2005	2004
Adjusted operating cash flow from continuing operations
Telecommunications Services	$1,668,554	$1,412,199	$1,226,790
Rainbow	126,516	123,439	21,401
Madison Square Garden	72,396	120,440	170,057
All other (b)	(81,642)	(80,632)	(69,894)
	$1,785,824	$1,575,446	$1,348,354

	Years Ended December 31,
	2006	2005	2004
Depreciation and amortization (including impairments) included in continuing operations
Telecommunications Services	$(915,724)	$(843,177)	$(786,485)
Rainbow	(97,572)	(104,497)	(204,736)
Madison Square Garden	(60,160)	(62,834)	(45,445)
All other (c)	(46,373)	(64,203)	(92,849)
	$(1,119,829)	$(1,074,711)	$(1,129,515)

	Years Ended December 31,
	2006	2005	2004
Stock expense included in continuing operations
Telecommunications Services	$(39,485)	$(14,657)	$(16,318)
Rainbow	(25,138)	(6,424)	(7,460)
Madison Square Garden	(14,232)	(3,836)	(3,769)
All other (c)	(1,732)	(1,789)	(6,702)
	$(80,587)	$(26,706)	$(34,249)

	Years Ended December 31,
	2006	2005	2004
Restructuring credits (charges) included in continuing operations
Telecommunications Services	$17	$(295)	$(736)
Rainbow	(143)	—	77
Madison Square Garden	—	(366)	(4,146)
All other (c)	3,610	1,198	5,640
	$3,484	$537	$835

	Years Ended December 31,
	2006	2005	2004
Operating income (loss) from continuing operations
Telecommunications Services	$713,362	$554,070	$423,251
Rainbow	3,663	12,518	(190,718)
Madison Square Garden	(1,996)	53,404	116,697
All other (b)	(126,137)	(145,426)	(163,805)
	$588,892	$474,566	$185,425

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows:

	Years Ended December 31,
	2006	2005	2004
Operating income (loss) from continuing operations before income taxes
Total operating income for reportable segments	$715,029	$619,992	$349,230
Other operating loss(b)	(126,137)	(145,426)	(163,805)
Operating income	588,892	474,566	185,425

Items excluded from operating income (loss):
Interest expense	(795,418)	(640,041)	(635,960)
Interest income	32,570	15,785	8,180
Equity in net income (loss) of affiliates	6,698	3,219	(12,997)
Gain on sale of programming and affiliate interests, net	—	64,968	2,232
Gain (loss) on investments, net	290,052	(138,312)	134,598
Write-off of deferred financing costs	(14,083)	—	(18,961)
Gain (loss) on derivative contracts, net	(253,712)	119,180	(165,305)
Loss on extinguishment of debt	(13,125)	—	(78,571)
Minority interests	1,614	5,221	(38,546)
Miscellaneous, net	2,845	827	71
Loss from continuing operations before income taxes	$(153,667)	$(94,587)	$(619,834)

(a)                      Represents net revenues of Clearview Cinemas and PVI Virtual Media, which was consolidated in the second quarter of 2004 in accordance with FIN No. 46.  In May 2005, Cablevision exchanged its 60% interest in PVI Latin America for the 40% interest in the rest of PVI that it did not already own.

(b)                     Principally includes unallocated corporate general and administrative costs, in addition to the operating results of Clearview Cinemas and PVI Virtual Media.  It also includes costs allocated to Fox Sports Net Bay Area, Fox Sports Net Ohio, Fox Sports Net Florida, Fox Sports Net Chicago and Rainbow DBS (distribution operations) that were not or not expected to be eliminated as a result of the disposition or shut down of these businesses.

(c)                      Includes expenses and/or credits relating to Clearview Cinemas, PVI Virtual Media, certain corporate expenses/credits and certain costs allocated to Fox Sports Net Bay Area, Fox Sports Net Ohio, Fox Sports Net Florida, Fox Sports Net Chicago and Rainbow DBS (distribution operations) that were not or not expected to be eliminated as a result of the disposition or shut down of these businesses.

	December 31,
	2006	2005
Assets
Telecommunications Services	$6,636,723	$4,558,423
Rainbow (d)	2,249,534	2,432,538
Madison Square Garden	1,852,913	1,893,525
Corporate, other and intersegment eliminations	(894,243)	925,164
Assets held for sale	128,301	148,151
	$9,973,228	$9,957,801

(d)                     Rainbow assets include amounts due from the Rainbow DBS distribution business of $276,245 and $271,277 at December 31, 2006 and 2005, respectively, which are eliminated in consolidation.

	Years Ended December 31,
	2006	2005	2004
Capital Expenditures
Telecommunications Services	$819,747	$695,327	$621,480
Rainbow	20,598	28,423	44,072
Madison Square Garden	23,444	20,993	12,153
Corporate and other	22,044	23,909	19,568
	$885,833	$768,652	$697,273

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States and are primarily concentrated in the New York metropolitan area.

NOTE 21.              INTERIM FINANCIAL INFORMATION (Unaudited)

The following is a summary of selected quarterly financial data for the years ended December 31, 2006 and 2005:

2006:	March 31,	June 30,	September 30,	December 31,	Total
	2006	2006	2006	2006	2006
Revenues, net	$1,387,668	$1,396,789	$1,381,716	$1,662,320	$5,828,493
Operating expenses	(1,288,221)	(1,237,068)	(1,254,744)	(1,459,568)	(5,239,601)
Operating income	$99,447	$159,721	$126,972	$202,752	$588,892

Income (loss) from continuing operations	$(37,520)	$(10,586)	$(40,815)	$22,885	$(66,036)
Income (loss) from discontinued operations, net of taxes	(824)	43,113	2,578	(28,439)	16,428
Income (loss) before cumulative effect of a change in accounting principle	(38,344)	32,527	(38,237)	(5,554)	(49,608)
Cumulative effect of a change in accounting principle, net of taxes	(862)	—	—	—	(862)
Net income (loss)	$(39,206)	$32,527	$(38,237)	$(5,554)	$(50,470)

2005:	March 31,	June 30,	September 30,	December 31,	Total
	2005	2005	2005	2005	2005

Revenues, net	$1,193,139	$1,207,787	$1,217,037	$1,464,082	$5,082,045
Operating expenses	(1,130,266)	(1,120,104)	(1,116,711)	(1,240,398)	(4,607,479)
Operating income	$62,873	$87,683	$100,326	$223,684	$474,566

Income (loss) from continuing operations	$(80,069)	$(11,001)	$(48,090)	$75,799	$(63,361)
Income (loss) from discontinued operations, net of taxes	(28,727)	243,393	3,556	8,052	226,274
Net income (loss)	$(108,796)	$232,392	$(44,534)	$83,851	$162,913

NOTE 22.              OTHER MATTERS

Special Dividend Payment

On April 7, 2006, the Board of Directors of Cablevision declared a special cash dividend of $10.00 per share on each outstanding share of its Cablevision NY Group Class A common stock and Cablevision NY Group Class B common stock.  The dividend was paid on April 24, 2006 to holders of record at the close of business on April 18, 2006.  The dividend was paid from the proceeds of a distribution of approximately $3,000,000 held in cash and cash equivalents from CSC Holdings to Cablevision.  The CSC Holdings distribution was funded from the proceeds of its term B loan facility which closed on March 29, 2006 (See Note 9).  The dividend payment on all outstanding shares of Cablevision common stock and certain common stock equivalents amounted to $2,834,649.  In addition, up to $126,838 representing $10.00 for each outstanding restricted share and each stock appreciation right and stock option vested as of December 31, 2004, would be payable when, and if, the restrictions lapse on each restricted share and when, and if, such stock appreciation rights and stock options are exercised.

Settlement with Time Warner

On September 29, 2005, AMC and Time Warner Entertainment, L.P. settled existing litigation whereby the Company simultaneously entered into 11 separate affiliation agreements with Time Warner.  These agreements included amendments and enhancements to existing affiliation agreements for some of the Company’s programming services and new affiliation agreements and new distribution for other programming services of the Company.  The amendments included a long-term extension of Time Warner’s affiliation agreement with AMC with rate and positioning terms that are favorable to AMC.  Because of the long-term benefits to the Company from the extension and enhancement of the AMC agreement, substantially all of the required payments ($74,000 is payable to Time Warner over the 2005-2007 period) attributable to AMC have been capitalized as deferred carriage fees and will be amortized as a reduction to revenue over the remaining 13 year life of the extended AMC agreement.

New York Mets Agreement Termination

In the second quarter of 2004, Madison Square Garden received $54,052 in cash in connection with the New York Mets’ notice of termination of their broadcast rights agreement with Madison Square Garden.  The termination of the rights agreement was effective at the end of the 2005 baseball season.  As a result of the termination notice, the Company recorded a reversal of a purchase accounting liability of $41,788 related to this broadcast rights agreement.  These items have been reflected as other operating income in the Company’s 2004 consolidated statement of operations.

Resolutions of Contract Disputes

In June 2006, the Company collected $26,500 related to the resolution of a contractual programming dispute, $19,476 of which was due in periods prior to 2006 but not recognized as a reduction to programming costs because it was being disputed and was not being paid by the affiliate.  The underlying contract was terminated in June 2006 and no further payments will be received under the contract.

In connection with the resolution of another contract dispute, Fox Sports Net Chicago, which was shut down in June 2006, recorded $77,996 of affiliate revenue in June 2006 including $71,396, relating to periods prior to 2006, that had not been previously recognized due to the dispute.  Such affiliate revenue has been reported in discontinued operations.  The underlying contract was terminated in June 2006 and no further payments will be received under the contract.

NOTE 23.              SUBSEQUENT EVENT (as of August 10, 2007)

In June 2007, Rainbow Media Holdings completed its sale to Comcast of (i) its 60% interest in Fox Sports Net Bay Area, for a purchase price of $366,750 (the “Bay Area Sale”) and (ii) its 50% interest in Fox Sports Net New England, for a purchase price of $203,250 (the “New England Sale”), for an aggregate purchase price of $570,000, plus certain additional consideration to Rainbow Media Holdings, subject to customary working capital adjustments.

The Company recorded a pretax gain of $183,888 ($108,641, net of taxes) in connection with the New England sale and a pretax gain of $317,965 ($187,853, net of taxes), relating to the Bay Area Sale.

Contemporaneously with the execution of the agreement relating to the Bay Area Sale and the New England Sale, subsidiaries of the Company and Comcast entered into or extended affiliation agreements relating to (i) the carriage of the Versus and Golf Channel programming services on the Company’s cable television systems and (ii) the carriage of AMC, fuse, IFC, WE tv, Lifeskool, Sportskool, MSG and Fox Sports Net New York on Comcast’s cable television systems.

As a result of the sale of the Company’s ownership interest in Fox Sports Net Bay Area, the net operating results of Fox Sports Net Bay Area have been classified as discontinued operations in the consolidated statements of operations and cash flows for all periods presented.  The net assets and liabilities of Fox Sports Net Bay Area as of December 31, 2006 and 2005 have been classified as assets and liabilities held for sale in the consolidated balance sheets.  The net operating results of Fox Sports Net Bay Area were previously reported in the Rainbow segment.

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

Cablevision Systems Corporation

	Balance at Beginning of Period	Provision for Bad Debt	Deductions/ Write-Offs and Other Charges	Balance at End of Period
Year Ended December 31, 2006
Allowance for doubtful accounts	$18,689	$40,803	$(42,235)	$17,257

Year Ended December 31, 2005
Allowance for doubtful accounts	$16,228	$35,779	$(33,318)	$18,689

Year Ended December 31, 2004
Allowance for doubtful accounts	$24,441	$35,995	$(44,208)	$16,228

CSC Holdings, Inc.

	Balance at Beginning of Period	Provision for Bad Debt	Deductions/ Write-Offs and Other Charges	Balance at End of Period
Year Ended December 31, 2006
Allowance for doubtful accounts	$18,689	$40,803	$(42,235)	$17,257

Year Ended December 31, 2005
Allowance for doubtful accounts	$16,228	$35,779	$(33,318)	$18,689

Year Ended December 31, 2004
Allowance for doubtful accounts	$24,441	$35,995	$(44,208)	$16,228

Certain amounts in prior years have been reclassed to conform to the current year presentation.